As filed with the Securities and Exchange Commission on November 20, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FREESEAS INC.

(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands	4412	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 Eleftheriou Venizelou Street

(Panepistimiou Ave.)

10671 Athens, Greece

011-30-210-452-8770

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dimitris Papadopoulos, Chief Financial Officer

FreeSeas Inc.

10 Eleftheriou Venizelou Street

(Panepistimiou Ave.)

10671 Athens, Greece

011-30-210-452-8770

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Flr.

New York, New York 10006

(212) 930-9700

(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $.001 par value per share (3)	5,625,000	$0.31	$1,743,750	$224.60
Common Stock, $.001 par value per share (4)	31,875,000	$0.31	$9,881,250	$1,272.71
Common Stock, $.001 par value per share (5)	25,000,000	$0.31	$7,750,000	$998.20
Common Stock, $.001 par value per share (6)	12,500,000	$0.31	$3,875,000	$499.10
Preferred Share Purchase Rights (7)	—	$—	$—	$—
Total	75,000,000	$	$23,250,000	$2,994.61

(1)	Represents shares offered by the selling stockholders and includes an indeterminable number of additional shares of common stock, pursuant to Rule 416 under the Securities Act of 1933, as amended, that may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the shares to be offered by the selling stockholders.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on The NASDAQ Capital Market on November 14, 2013, which was $0.31 per share.

(3)	Represents shares of Common Stock issuable upon the exercise of Series B Convertible Preferred Stock offered by the selling stockholder.

(4)	Represents shares of Common Stock issuable upon the exercise of Series C Convertible Preferred Stock offered by the selling stockholder.

(5)	Represents shares of Common Stock issuable upon the exercise of Series A Warrants offered by the selling stockholder.

(6)	Represents shares of Common Stock issuable upon the exercise of Series B Warrants offered by the selling stockholder.

(7)	The preferred stock purchase rights are initially attached to and trade with the shares of our common stock registered hereby. Value attributed to such rights, if any, is reflected in the market price of the Registrant’s common stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities under this prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 20, 2013

PROSPECTUS

FreeSeas Inc.

Up to 75,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 75,000,000 shares of our common stock, $.001 par value (“Common Stock”), by the selling stockholder named herein.  These shares of Common Stock include 5,625,000 shares of Common Stock issuable upon conversion of Series B Convertible Preferred Stock, 31,875,000 shares of Common Stock issuable upon conversion of Series C Convertible Preferred Stock and 37,500,000 shares issuable upon exercise or exchange of warrants.  For information about the selling stockholder, see “Selling Stockholders” on page 47.

The selling stockholder may sell shares of Common Stock from time to time in the principal market on which our Common Stock is quoted at the prevailing market price or in negotiated transactions.  We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Common Stock by the selling stockholder except for funds received from the exercise of warrants held by the selling stockholder, if and when exercised for cash.  In addition, on the second trading day after the registration statement that this prospectus is a part of is declared effective by the Securities and Exchange Commission (the “SEC”), we will sell the Series C Convertible Preferred Stock to the selling stockholder. We will pay the expenses of registering these shares, including legal and accounting fees.  See “Plan of Distribution.”

The shares of Common Stock offered by the selling stockholder have been or may be issued pursuant to the Securities Purchase Agreement dated November 3, 2013.  See “Selling Stockholders.”

Our common stock is currently quoted on The NASDAQ Capital Market under the symbol “FREE.” On November 19, 2013, the closing price of our common stock was $0.34 per share. You are urged to obtain current market quotations for the common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock involves a high degree of risk. Before making any investment in our common stock, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page 10 of this prospectus.

To the best of our knowledge, no person has been engaged to facilitate the sale of shares of our stock in this offering. The Securities and Exchange Commission may take the view that, under certain circumstances, any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this registration statement. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2013.

If it is against the law in any state to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that state, and no offer or solicitation is made by this prospectus to any such person.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements. These forward-looking statements include information about possible or assumed future results of our operations and our performance. Our forward-looking statements include, but are not limited to, statements regarding us or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “forecasts,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

·	our future operating or financial results;

·	our financial condition and liquidity, including our ability to comply with our loan covenants, to repay our indebtedness and to continue as a going concern;

·	potential liability from future litigation and incidents involving our vessels, including seizures by pirates, and our expected recoveries of claims under our insurance policies;

·	our ability to comply with the continued listing standards on the exchange or trading market on which our common stock is listed for trading;

·	our ability to find employment for our vessels;

·	drybulk shipping industry trends, including charter rates and factors affecting vessel supply and demand;

·	business strategy, areas of possible expansion, and expected capital spending or operating expenses and general and administrative expenses;

·	the useful lives and value of our vessels;

·	our ability to receive in full or partially our accounts receivable and insurance claims;

·	greater than anticipated levels of drybulk vessel new building orders or lower than anticipated rates of drybulk vessel scrapping;

·	changes in the cost of other modes of bulk commodity transportation;

·	availability of crew, number of off-hire days, dry-docking requirements and insurance costs;

·	changes in condition of our vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated dry-docking costs);

·	competition in the seaborne transportation industry;

·	global and regional economic and political conditions;

·	fluctuations in currencies and interest rates;

·	our ability to leverage to our advantage the relationships and reputation Free Bulkers S.A., our Manager, has in the drybulk shipping industry;

·	the overall health and condition of the U.S. and global financial markets;

·	changes in seaborne and other transportation patterns;

·	changes in governmental rules and regulations or actions taken by regulatory authorities;

·	our ability to pay dividends in the future;

·	acts of terrorism and other hostilities; and

ii

·	other factors discussed in the section titled “Risk Factors” in this prospectus.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

ENFORCEABILITY OF CIVIL LIABILITIES

FreeSeas Inc. is a Marshall Islands company and our executive offices are located outside of the United States in Athens, Greece. Some of our directors, officers and experts named in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is substantial doubt that the courts of the Republic of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

ABOUT THIS PROSPECTUS

References in this prospectus to “FreeSeas,” “we,” “us,” “our” or “company” refer to FreeSeas Inc. and our subsidiaries, but, if the context otherwise requires, may refer only to FreeSeas Inc.

We use the term “deadweight tons,” or “dwt,” in describing the capacity of our drybulk carriers. Dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Drybulk carriers are generally categorized as Handysize, Handymax, Panamax and Capesize. The carrying capacity of a Handysize drybulk carrier typically ranges from 10,000 to 39,999 dwt and that of a Handymax drybulk carrier typically ranges from 40,000 to 59,999 dwt. By comparison, the carrying capacity of a Panamax drybulk carrier typically ranges from 60,000 to 79,999 dwt and the carrying capacity of a Capesize drybulk carrier typically is 80,000 dwt and above.

Unless otherwise indicated:

·	All references to “$” and “dollars” in this prospectus are to U.S. dollars;

·	Financial information presented in this prospectus is derived from financial statements for the nine months ended September 30, 2013 and the fiscal year ended December 31, 2012. Please see "Incorporation of Certain Information by Reference." These financial statements were prepared in accordance with the U.S. generally accepted accounting principles; and

·	potential liability from future litigation and incidents involving our vessels, including seizures by pirates, and our expected recoveries of claims under our insurance policies;

·	All references to dollar amounts in this prospectus are expressed in thousands of U.S. dollars, except for dollar amounts relating to this offering, the Investment Agreements with Dutchess Opportunity Fund, II, LP (“Dutchess”) and Granite State Capital, LLC (“Granite”) and the Standby Equity Distribution Agreement with YA Global Master SPV Ltd. (“YA Global”).

All share-related and per share information in this prospectus have been adjusted to give effect to the one share for five share reverse stock split that was effective on October 1, 2010 and the one share for ten share reverse stock split that was effective on February 14, 2013.

iii

COMPANY INFORMATION

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.

Our Company

We are an international drybulk shipping company incorporated under the laws of the Republic of the Marshall Islands with principal executive offices in Athens, Greece. Our fleet currently consists of six Handysize vessels and one Handymax vessel that carry a variety of drybulk commodities, including iron ore, grain and coal, which are referred to as “major bulks,” as well as bauxite, phosphate, fertilizers, steel products, cement, sugar and rice, or “minor bulks.” As of November 11, 2013, the aggregate dwt of our operational fleet is approximately 197,200 dwt and the average age of our fleet is 16.1 years.

Our investment and operational focus is in the Handysize sector, which is generally defined as less than 40,000 dwt of carrying capacity. Handysize vessels are, we believe, more versatile in the types of cargoes that they can carry and trade routes they can follow, and offer less volatile returns than larger vessel classes. We believe this segment also offers better demand and supply demographics than other drybulk asset classes.

We have contracted the management of our fleet to Free Bulkers S.A., referred to as our Manager, an entity controlled by Ion G. Varouxakis, our Chairman, President and Chief Executive Officer, and one of our principal shareholders. Our Manager provides technical management of our fleet, commercial management of our fleet, financial reporting and accounting services and office space. While the Manager is responsible for finding and arranging charters for our vessels, the final decision to charter our vessels remains with us.

In their report dated April 19, 2013, our independent registered public accounting firm expressed substantial doubt about our ability to continue as a going concern as we have incurred recurring operating losses, have a working capital deficiency, have failed to meet scheduled payment obligations under our loan facilities and have not complied with certain covenants included in our loan agreements with banks. For the fiscal years ended December 31, 2012, 2011 and 2010, we have incurred net losses of $30,888, $88,196 and $21,821, respectively. In addition, the Company has incurred a net loss of $29,947 during the nine months ended September 30, 2013. We have failed to service our debt and pay our swap payments with Credit Suisse and received notices of default from FBB and Credit Suisse. Furthermore, if we were forced to liquidate our assets, the amount realized could be substantially lower than the carrying value of these assets. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, obtaining loans from various financial institutions or lenders where possible and restructuring outstanding debt obligations that are currently in default. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Our Fleet

All of our vessels are currently being chartered in the spot market. The following table details the vessels in our fleet as of November 11, 2013:

Vessel Name	Type	Built	Dwt	Employment
M/V Free Jupiter	Handymax	2002	47,777	About 15-25 days time charter trip at $7,750 per day through November 2013
M/V Free Knight	Handysize	1998	24,111	Idle pending resolution in connection with dispute with creditors
M/V Free Maverick	Handysize	1998	23,994	Idle pending resolution in connection with dispute with creditors
M/V Free Impala	Handysize	1997	24,111	Laid-up
M/V Free Neptune	Handysize	1996	30,838	Pending completion of repairs after collision incident
M/V Free Hero	Handysize	1995	24,318	About 25-30 days time charter trip at $6,650 per day through November 2013
M/V Free Goddess	Handysize	1995	22,051	Under repairs after pirate seizure

1

On October 11, 2012, we announced that all 21 crew members of the M/V Free Goddess are reported safe and well after the vessel’s release by her hijackers. The M/V Free Goddess had been hijacked by Somali pirates on February 7, 2012 while transiting the Indian Ocean eastbound. The vessel was on a time charter trip at the time she was hijacked. Under the charterparty agreement, the BIMCO Piracy clause was applied, which provided among other things, for the charterers to have the vessel covered with kidnap and ransom insurance and loss of hire insurance. The vessel was also covered by the war risk underwriters, who confirmed cover. We commenced arbitration proceedings with the charterer due to the charterer not fulfilling its obligations under the charterparty agreement. The proceedings were concluded and the award was in our favor. Thereafter, we reached a settlement with the charterer pursuant to which the charterer agreed to pay $800. Further claims have risen against the charterer following the vessel's release by the pirates for unpaid hire and other amounts under the charterparty. The vessel is currently in the port of Shalala in Oman.  Funding agreements with cargo interests and vessel’s War Underwriters have been signed and funding commenced. Agents have been paid in full the sum of about $320 and some of the spares have been ordered. The works are in progress.

On November 5, 2012, the M/V Free Maverick was arrested in Morocco in relation to claims against the M/V Free Maverick and “sister ships”. Since then, the M/V Free Maverick is idle pending resolution in connection with creditors. The owners’ legal counsels were involved and instructed to dispute the arrest orders that had been issued based on invoices for other vessels under the Manager’s management on the basis that were owned by different entities. The appeal was heard in December 2012. The ruling issued in February 2013 was against us and the arrest orders were deemed to be standing. We have reached an agreement with the largest creditor and the arrest was subsequently lifted for this specific amount. We are also in discussions with the remaining creditors to settle the outstanding balance. As far as the operational readiness of the vessel is concerned, we estimate that the vessel will be released the last month of 2013 when all claim matters will be settled, but the vessel will be subject to drydocking at that time.

On June 5, 2013, the M/V Free Neptune, while at anchorage off Port Nouakchott, Mauritania, was stricken by the general cargo vessel Dazi Yun. Severe collision damage incurred at the contact side shell point in way of cargo hold No. 2 starboard side and the cargo hold No. 2 flooded. No pollution or crew injuries were reported. Nominated salvage team delivered the vessel to a shipyard in Turkey for repairs on September 2, 2013. The costs incurred are claimable from hull and machinery underwriters.

On July 3, 2013, the M/V Free Knight completed her discharging of bagged rice in Abidjan and on July 10, 2013 she was arrested for alleged cargo damage in the amount of $186.  The Owners are seeking cover from their P&I Club.

Securities Purchase Agreement with Crede

On November 3, 2013, we entered into a securities purchase agreement (the “Purchase Agreement”) with Crede CG III, Ltd. (“Crede”), for an aggregate investment of $10,000,000 into our company through the private placement of two series of zero-dividend convertible preferred stock (collectively, the “Preferred Stock”) and Series A Warrants and Series B Warrants (collectively, the “Warrants”), subject to certain terms and conditions.

At the first closing (the “Initial Closing”), which occurred on November 5, 2013, for $1.5 million, we sold to Crede 15,000 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), together with the Warrants. The Series B Preferred Stock will be convertible into shares of Common Stock at the lower of (i) $0.40 and (ii) the closing bid price of our Common Stock on the first (1st) trading day immediately following the effective date of the Registration Statement described below.

The Series A Warrants will be initially exercisable for 25,000,000 shares of our Common Stock at an initial exercise price of $0.52 per share and will have a 5-year term. The Series B Warrants will be initially exercisable for 12,500,000 shares of our Common Stock at an initial exercise price of $0.52 per share and will expire on the earlier to occur of (1) 90 days after the effective date of the Registration Statement and (2) the one year anniversary of the Initial Closing.

Two trading days after the Registration Statement is declared effective by the SEC, and subject to the satisfaction of other customary closing conditions, we will sell to Crede 85,000 shares of our Series C Convertible Preferred Stock (the “Series C Preferred Stock”) for $8.5 million. The Series C Preferred Stock to be issued will be convertible into our Common Stock at the same price at which the Series B Preferred Stock is convertible.

Crede may exercise the Warrants by paying cash or electing to receive a cash payment from us equal to the Black Scholes value of the number of shares Crede elects to exercise. We may elect to treat such request for a cash payment as a cashless exercise of the Warrants so long as (i) we are in compliance in all material respects with our obligations under the transaction documents, (ii) the Registration Statement is effective and (iii) our Common Stock is listed or designated for quotation on an eligible market. In the event that our Common Stock trades at or above $0.65 for a period of 20 consecutive trading days, the average daily dollar volume of our Common Stock equals at least $1 million during such period and various equity conditions are also satisfied during such period, we may, at our election, require Crede to exercise the Warrants for cash.

The convertibility of the Preferred Stock and the exercisability of the Warrants each may be limited if, upon conversion or exercise (as the case may be), the holder thereof or any of its affiliates would beneficially own more than 9.9% of our Common Stock. The Preferred Stock and the Warrants contain customary weighted-average anti-dilution protection.

The Preferred Stock will not accrue dividends, except to the extent dividends are paid on our Common Stock.  Our Common Stock will be junior in rank to the Preferred Stock upon the liquidation, dissolution and winding up of our company.  The Preferred Stock will generally have no voting rights except as required by law.

2

Simultaneously with the Initial Closing, we entered into a Registration Rights Agreement with Crede, pursuant to which we are required to file a registration statement (the “Registration Statement”) with the SEC, within 20 days of the Initial Closing, to register for resale by Crede the Common Stock underlying the Preferred Stock and the Warrants issued and to be issued to Crede and to use our commercially reasonable efforts to have the Registration Statement declared effective within 90 days of the Initial Closing. We will also agree to prepare and file amendments and supplements to the Registration Statement to the extent necessary to keep the Registration Statement effective for the period of time required under the Registration Rights Agreement.  We will pay customary partial damages amounts in the event the Registration Statement is not timely filed, is not declared effective within 90 days after the Initial Closing or does not remain effective during the period required under the Registration Rights Agreement. However, such partial damages are not payable at any time Crede is eligible to sell under Rule 144 without restriction the shares of Common Stock required to be registered.

In addition, we reimbursed Crede for all costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by the transaction documents in a non-accountable amount equal to $75,000. In addition, we paid Crede an additional non-refundable amount equal to $75,000 upon occurrence of the Initial Closing and will pay Crede $425,000 upon occurrence of the second closing, in each case, as an unallocated expense reimbursement.

Crede has the right to participate on the same terms as other investors, up to 25% of the amount of any subsequent financing we enter into, for a period of (i) one year from the second closing or (ii) if parties’ obligations to consummate the second closing are terminated pursuant to Section 8 of the Purchase Agreement, then (A) one year from the Initial Closing if we are not in material breach of our obligations under the transaction documents at the time of such termination or (B) two years from the Initial Closing if we are in material breach of our obligations under the transaction documents at the time of such termination.

Further, we are prohibited from issuing additional shares of our Common Stock or securities convertible into or exercisable for our Common Stock until 150 days after the later to occur of (x) November 3, 2013, and (y) the second closing, provided that if parties’ obligations to consummate the second closing are terminated pursuant to Section 8 of the Purchase Agreement, then (I) 150 days after November 3, 2013, if we are not in material breach of our obligations under the transaction documents at the time of such termination or (II) November 3, 2014, if we are in material breach of our obligations under the transaction documents at the time of such termination. Such prohibition will not apply to issuances (i) to employees, consultants, directors and officers approved by the Board or pursuant to a plan approved by the Board, not to exceed 4,099,342 shares, (ii) shares issued upon exercise or conversion of securities outstanding as of the Initial Closing, (iii) shares issued to the manager of our fleet, in lieu of cash compensation, (iv) shares issuable pursuant to an exchange agreement previously entered into between us and Crede and (v) shares issued solely in exchange for an acquisition of a nautical vessel, provided that such shares do not exceed the greater of 7.5 million shares of $3 million of shares.

Until one year after the second closing (provided, that, if parties’ obligations to consummate the second closing are terminated pursuant to Section 8 of the Purchase Agreement, the restricted period shall be (i) one year from the Initial Closing if we are not in material breach of our obligations under the transaction documents at the time of such termination or (ii) two years from the Initial Closing if we are in material breach of our obligations under the transaction documents at the time of such termination), we are prohibited from entering into any transaction to (i) sell any convertible securities at a conversion rate or other price that is generally based on and/or varies with the trading prices of our Common Stock at any time after the initial issuance of such convertible securities or (ii) sell securities at a future determined price, including, without limitation, an “equity line of credit” or an “at the market offering.”

Recent Developments

·	As of January 9, 2013, the Company sold the remaining 142,362 shares of its common stock to Dutchess, under the investment agreement entered into with Dutchess on October 11, 2012, for aggregate proceeds of $106.

·	On January 15, 2013, we issued 137,500 shares of our common stock (the “Settlement Shares”) to Hanover Holdings I, LLC (“Hanover”) in connection with a stipulation of settlement (the “Settlement Agreement”) of an outstanding litigation claim. The Settlement Agreement provides that the Settlement Shares will be subject to adjustment on the 36th trading day following the date on which the Settlement Shares were initially issued to reflect the intention of the parties that the total number of shares of Common Stock to be issued to Hanover pursuant to the Settlement Agreement be based upon a specified discount to the trading volume weighted average price (the “VWAP”) of the Common Stock for a specified period of time. Specifically, the total number of shares of Common Stock to be issued to Hanover pursuant to the Settlement Agreement shall be equal to the quotient obtained by dividing (i) $305,485.59 by (ii) 70% of the VWAP of the Common Stock over the 35-trading day period following the date of issuance of the Settlement Shares (the “True-Up Period”), rounded up to the nearest whole share (the “VWAP Shares”). The Settlement Agreement further provides that if, at any time and from time to time during the True-Up Period, Hanover reasonably believes that the total number of Settlement Shares previously issued to Hanover shall be less than the total number of VWAP Shares to be issued to Hanover or its designee in connection with the Settlement Agreement, Hanover may, in its sole discretion, deliver one or more written notices to the Company, at any time and from time to time during the True-Up Period, requesting that a specified number of additional shares of Common Stock promptly be issued and delivered to Hanover or its designee (subject to the limitations described below), and the Company will upon such request reserve and issue the number of additional shares of Common Stock requested to be so issued and delivered in the notice (all of which additional shares shall be considered “Settlement Shares” for purposes of the Settlement Agreement).

3

On January 18, 2013, we delivered an additional 40,000 shares to Hanover and on January 29, 2013, we delivered an additional 8,285 shares to Hanover. At the end of the True-Up Period, (i) if the number of VWAP Shares exceeds the number of Settlement Shares issued, then the Company will issue to Hanover or its designee additional shares of Common Stock equal to the difference between the number of VWAP Shares and the number of Settlement Shares, and (ii) if the number of VWAP Shares is less than the number of Settlement Shares, then Hanover or its designee will return to the Company for cancellation that number of shares of Common Stock equal to the difference between the number of VWAP Shares and the number of Settlement Shares.

On January 31, 2013, an amendment to the Settlement Agreement reduced the True-Up Period from 35 trading days following the date the Initial Settlement Shares were issued to four trading days following the date the Initial Settlement Shares were issued. As a result, the True-Up Period expired on January 22, 2013. Accordingly, the total number of shares of Common Stock issuable to Hanover pursuant to the Settlement Agreement, as amended, was 185,785, which number is equal to the quotient obtained by dividing (i) $305,485.59 by (ii) 70% of the VWAP of the Common Stock over the four-trading day period following the date of issuance of the Initial Settlement Shares, rounded up to the nearest whole share. All of such 185,785 shares of Common Stock had been issued to Hanover prior to the amendment of the Settlement Agreement. Accordingly, no further shares of Common Stock are issuable to Hanover pursuant to the Settlement Agreement, as amended, and Hanover is not required to return any shares of Common Stock to the Company for cancellation pursuant thereto.

The Settlement Agreement provided that in no event shall the number of shares of Common Stock issued to Hanover or its designee in connection with the Settlement Agreement, when aggregated with all other shares of Common Stock then beneficially owned by Hanover and its affiliates (as calculated pursuant to Section 13(d) of the Exchange, and the rules and regulations thereunder, result in the beneficial ownership by Hanover and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder) at any time of more than 9.99% of the Common Stock.

·	On January 24, 2013, the Company entered into an Investment Agreement with Granite (the “Granite Agreement”), pursuant to which, for a 36-month period, the Company has the right to sell up to 395,791 shares of its common stock to Granite. The Granite Agreement entitles the Company to sell and obligates Granite to purchase, from time to time over a period of 36 months (the “Open Period”), 395,791 shares of the Company’s common stock, subject to conditions the Company must satisfy as set forth in the Granite Agreement. For each share of common stock purchased under the Granite Agreement, Granite will pay 98% of the lowest daily volume weighted average price during the pricing period, which is the five consecutive trading days commencing on the day the Company delivers a put notice to Granite. Each such put may be for an amount not to exceed the greater of $500 or 200% of the average daily trading volume of our common stock for the three consecutive trading days prior to the put notice date, multiplied by the average of the three daily closing prices immediately preceding the put notice date. In no event, however, shall the number of shares of common stock issuable to Granite pursuant to a put cause the aggregate number of shares of common stock beneficially owned by Granite and its affiliates to exceed 9.99% of the outstanding common stock at the time.

·	On January 24, 2013 the Company received a notice from FBB – First Business Bank S.A. (“FBB”), according to which failure to (i) pay the $4,188 repayment installment due in December 2012, (ii) pay accrued interest and (iii) failure to pay default interest constitute an event of default. The Company is in discussions to permanently amend the amortization schedule and reach an agreement on the unpaid principal and interest.

On May 11, 2013 FBB announced that after the tender process launched by the Bank of Greece and the Hellenic Financial Stability Fund, the National Bank of Greece will absorb the healthy assets and liabilities of FBB. Effective May 13, 2013, the network of the 19 branches of FBB began operating under the umbrella and the responsibility of the National Bank of Greece. All deposits and loans other than the loans in definite delay are transferred to the National Bank of Greece. The license of FBB has been revoked and the bank has been placed under special liquidation. We believe that our loan has been transferred to the National Bank of Greece and have contacted FBB and National Bank of Greece to confirm, however, we have not received any written response yet.

·	On January 31, 2013, the Company entered into a convertible promissory note of $153.5 with Asher Enterprises, Inc. (“Asher”) at the rate of eight percent per annum and with maturity date November 1, 2013. One hundred eighty days following the date of this note, the holder has the right to convert all or any part of the outstanding and unpaid principal amount of the note into Company’s common shares at a 35% discount rate.

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·	On February 13, 2013, we issued 185,000 shares of our common stock (the “Second Settlement Shares”) to Hanover in connection with a second stipulation of settlement (the “Second Settlement Agreement”) of an outstanding litigation claim. The Second Settlement Agreement provides that the Second Settlement Shares will be subject to adjustment on the 36th trading day following the date on which the Second Settlement Shares were initially issued to reflect the intention of the parties that the total number of shares of Common Stock to be issued to Hanover pursuant to the Second Settlement Agreement be based upon a specified discount to the VWAP of the Common Stock for a specified period of time. Specifically, the total number of shares of Common Stock to be issued to Hanover pursuant to the Second Settlement Agreement shall be equal to the quotient obtained by dividing (i) $740,651.57 by (ii) 75% of the VWAP of the Common Stock over the 35-trading day period following the date of issuance of the Second Settlement Shares (the “Second True-Up Period”), rounded up to the nearest whole share (the “Second VWAP Shares”). The Second Settlement Agreement further provides that if, at any time and from time to time during the Second True-Up Period, Hanover reasonably believes that the total number of Second Settlement Shares previously issued to Hanover shall be less than the total number of Second VWAP Shares to be issued to Hanover or its designee in connection with the Second Settlement Agreement, Hanover may, in its sole discretion, deliver one or more written notices to the Company, at any time and from time to time during the Second True-Up Period, requesting that a specified number of additional shares of Common Stock promptly be issued and delivered to Hanover or its designee, and the Company will upon such request reserve and issue the number of additional shares of Common Stock requested to be so issued and delivered in the notice (all of which additional shares shall be considered “Second Settlement Shares” for purposes of the Second Settlement Agreement). On February 19, 2013, the Company issued and delivered to Hanover 90,000 additional Second Settlement Shares, on February 25, 2013, the Company issued and delivered to Hanover another 90,000 additional Second Settlement Shares, on February 26, 2013 the Company issued and delivered to Hanover another 90,000 additional Second Settlement Shares, on February 27, 2013, the Company issued and delivered to Hanover another 100,000 additional Second Settlement Shares, on February 28, 2013, the Company issued and delivered to Hanover another 100,000 additional Second Settlement Shares and on March 4, 2013, the Company issued and delivered to Hanover another 100,000 additional Second Settlement Shares. At the end of the Second True-Up Period, the Company issued and delivered 31,755 additional Second Settlement Shares to Hanover on March 6, 2013.

·	Effective February 14, 2013, the Company effectuated a reverse stock split at a ratio of 1 for 10. The reverse stock split consolidated 10 shares of common stock into one share of common stock at a par value of $0.001 per share. As a result of the reverse stock split, the number of outstanding common shares reduced at that time from 18,759,778 to 1,875,978 subject to adjustment for fractional shares. The reverse stock split did not affect any shareholder’s ownership percentage of the Company’s common shares, except to the limited extent that the reverse stock split resulted in any shareholder owning a fractional share. Fractional shares of common stock were rounded up to the nearest whole share.

·	On February 15, 2013, the Company entered into a termination agreement of the Standby Equity Distribution Agreement, or SEDA with YA Global. As a result, the outstanding fees of $10 owed to YA Global under the SEDA were written off.

·	On February 19, 2013, the Company issued the press release announcing the approval of the transfer of the listing of the Company’s common stock to The NASDAQ Capital Market, the granting of the additional extension to comply with the minimum bid price requirement and the cancellation of the NASDAQ appeal hearing.

·	On February 28, 2013, pursuant to the approval of the Company’s Board of Directors at its January 18, 2013 meeting, the Company issued 641,639 shares of its common stock to the Manager in payment of $809 in unpaid fees due to the Manager for November and December 2012 and January 2013 and 41,909 shares of its common stock to its non-executive directors in payment of $48 in unpaid Board fees for the fourth quarter of 2012.

·	In January, February, March and April, 2013, the Company did not pay the monthly repayments of $20 for each of Facility A and Facility B with Deutsche Bank, totaling $160 along with accrued interest due. As well, in May 2013, the Company did not pay the monthly repayments of $11.5 for each of Facility A and Facility B with Deutsche Bank, totaling $23 along with accrued interest due. The Company has reached an agreement with Deutsche Bank, as discussed below.

·	On January 31, 2013 the Company did not pay the interest due of $124 and the interest rate swap amounts of $52 and $28 due on March 5, 2013 and April 2, 2013, respectively, with the Credit Suisse facility. On April 26, 2013, the Company paid the interest of $124 due on January 31, 2013. On April 30 and July 31, 2013 the Company did not pay the interest due of $117 and $119, respectively. In addition, the Company did not pay the interest rate swap amounts of $48 and $25 due on June 5, 2013 and July 2, 2013, respectively. The Company received a reservation of right letter on August 9, 2013 stating that Credit Suisse may take any actions and may exercise all of their rights and remedies referred in the security documents. The Company is in discussions with the bank to arrange a settlement of the outstanding payments.

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·	On March 20, 2013, we issued 350,000 shares of our common stock (the “Third Settlement Shares”) to Hanover in connection with a third stipulation of settlement (the Third Settlement Agreement of an outstanding litigation claim. The Third Settlement Agreement provides that the Third Settlement Shares will be subject to adjustment on the 36th trading day following the date on which the Third Settlement Shares were initially issued to reflect the intention of the parties that the total number of shares of Common Stock to be issued to Hanover pursuant to the Third Settlement Agreement be based upon a specified discount to the VWAP of the Common Stock for a specified period of time. Specifically, the total number of shares of Common Stock to be issued to Hanover pursuant to the Third Settlement Agreement shall be equal to the quotient obtained by dividing (i) $1,264,656.12 by (ii) 70% of the VWAP of the Common Stock over the 35-trading day period following the date of issuance of the Third Settlement Shares (the “Third True-Up Period”), rounded up to the nearest whole share (the “Third VWAP Shares”). The Third Settlement Agreement further provides that if, at any time and from time to time during the Third True-Up Period, Hanover reasonably believes that the total number of Third Settlement Shares previously issued to Hanover shall be less than the total number of Third VWAP Shares to be issued to Hanover or its designee in connection with the Third Settlement Agreement, Hanover may, in its sole discretion, deliver one or more written notices to the Company, at any time and from time to time during the Third True-Up Period, requesting that a specified number of additional shares of Common Stock promptly be issued and delivered to Hanover or its designee, and the Company will upon such request reserve and issue the number of additional shares of Common Stock requested to be so issued and delivered in the notice (all of which additional shares shall be considered “Third Settlement Shares” for purposes of the Third Settlement Agreement). On March 21, 2013, the Company issued and delivered to Hanover 390,000 additional Settlement Shares, on March 22, 2013, the Company issued and delivered to Hanover another 420,000 additional Settlement Shares and on March 26, 2013 the Company issued and delivered to Hanover another 300,000 additional Settlement Shares. At the end of the Third True-Up Period, the Company issued and delivered 12,894 additional Settlement Shares to Hanover on March 26, 2013.

·	As of April 2, 2013, the Company has sold all the 395,791 shares of its common stock to Granite under the Granite Agreement for aggregate proceeds of $458.

·	On April 3, 2013 the Company received a notice from FBB, according to which failure to (i) pay the $5,025 repayment installment due in March 2013, (ii) pay accrued interest and (iii) failure to pay default interest constitute an event of default. The Company is in discussions to permanently amend the amortization schedule and reach an agreement on the unpaid principal and interest.

·	On April 4, 2013, the Company received notification from NASDAQ that it has regained compliance with the NASDAQ Listing Rule 5450(a)(1) (the "Minimum Bid Price Rule") requirement for continued listing on NASDAQ, as the bid price of the Company’s common stock closed at or above $1.00 per share for a minimum of 10 consecutive business days.

·	On April 8, 2013, the Company entered into a convertible promissory note of $103.5 with Asher at the rate of eight percent per annum and with maturity date nine months after issuance. One hundred eighty days following the date of this note, the holder has the right to convert all or any part of the outstanding and unpaid principal amount of the note into Company’s common shares at a 35% discount rate.

·	On April 17, 2013, we issued 560,000 shares of our common stock (the “Fourth Settlement Shares”) to Hanover in connection with a fourth stipulation of settlement (the “Fourth Settlement Agreement”) of an outstanding litigation claim. The Fourth Settlement Agreement provides that the Fourth Settlement Shares will be subject to adjustment on the 36th trading day following the date on which the Fourth Settlement Shares were initially issued to reflect the intention of the parties that the total number of shares of Common Stock to be issued to Hanover pursuant to the Fourth Settlement Agreement be based upon a specified discount to the trading VWAP of the Common Stock for a specified period of time. Specifically, the total number of shares of Common Stock to be issued to Hanover pursuant to the Fourth Settlement Agreement shall be equal to the quotient obtained by dividing (i) $1,792,416.92 by (ii) 75% of the VWAP of the Common Stock over the 35-trading day period following the date of issuance of the Fourth Settlement Shares (the “Fourth True-Up Period”), rounded up to the nearest whole share (the “Fourth VWAP Shares”). The Fourth Settlement Agreement further provides that if, at any time and from time to time during the Fourth True-Up Period, Hanover reasonably believes that the total number of Fourth Settlement Shares previously issued to Hanover shall be less than the total number of Fourth VWAP Shares to be issued to Hanover or its designee in connection with the Fourth Settlement Agreement, Hanover may, in its sole discretion, deliver one or more written notices to the Company, at any time and from time to time during the Fourth True-Up Period, requesting that a specified number of additional shares of Common Stock promptly be issued and delivered to Hanover or its designee (subject to the limitations described below), and the Company will upon such request reserve and issue the number of additional shares of Common Stock requested to be so issued and delivered in the notice (all of which additional shares shall be considered “Fourth Settlement Shares” for purposes of the Fourth Settlement Agreement). On April 22, 2013, the Company issued and delivered to Hanover 300,000 additional Settlement Shares, on April 29, 2013, the Company issued and delivered to Hanover another 325,000 additional Settlement Shares, on May 6, 2013, the Company issued and delivered to Hanover another 335,000 additional Settlement Shares, on May 10, 2013, the Company issued and delivered to Hanover another 350,000 additional Settlement Shares, on May 16, 2013 the Company issued and delivered to Hanover another 750,000 additional Settlement Shares and on May 22, 2013, the Company issued and delivered to Hanover another 200,000 additional Settlement Shares. At the end of the Fourth True-Up Period, the Company issued and delivered 594 additional Settlement Shares to Hanover on May 24, 2013.

·	On May 13, 2013, the Company entered into a convertible promissory note of $103.5 with Asher at the rate of eight percent per annum and with maturity date nine months after issuance. One hundred eighty days following the date of this note, the holder has the right to convert all or any part of the outstanding and unpaid principal amount of the note into Company’s common shares at a 35% discount rate.

·	On May 22, 2013, the Company entered into a debt settlement agreement with Navar pursuant to which the Company issued Navar 136,925 shares of common stock in exchange for the extinguishment of $94 of outstanding debt related to shipbrokerage services provided to the Company by Navar.

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·	On May 28, 2013, we issued 136,925 shares of common stock issued to Navar for settlement of $94 of outstanding debt.

·	On May 29, 2013, we entered into an Investment Agreement with Dutchess (the “Dutchess Agreement”), a fund managed by Dutchess Capital Management, II, LLC, pursuant to which, for a 36-month period, we have the right to sell up to 2,304,662 shares of our common stock, which equaled approximately 28.6% of our 8,058,282 shares outstanding as of May 29, 2013. As of November 11, 2013, we have sold 2,291,716 shares of our common stock to Dutchess under the Dutchess Agreement for aggregate gross proceeds of $485.

·	On June 17, 2013, we received a letter from NASDAQ , notifying us that for the last 30 consecutive business days, the closing bid price of the Company’s common stock has been below $1.00 per share, the minimum closing bid price required by the continued listing requirements of NASDAQ set forth in Listing Rule 5450(a)(1). We have 180 calendar days, or until December 16, 2013, to regain compliance with Rule 5450(a)(1) (the "Compliance Period"). To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days during the Compliance Period. The NASDAQ notification has no effect at this time on the listing of the Company's common stock on The NASDAQ Capital Market. If the Company does not regain compliance by December 16, 2013, NASDAQ will provide written notification to the Company that its common stock may be delisted.

·	On June 21, 2013, the M/V Free Jupiter was arrested in Manila, Philippines in relation to a claim from the port terminal against the vessel. We reached a settlement agreement with the port terminal and the vessel was delivered to her new charterers.

·	On June 26, 2013, we issued 890,000 shares of our common stock (the “Fifth Settlement Shares”) to Hanover in connection with a fifth stipulation of settlement (the “Fifth Settlement Agreement”) of an outstanding litigation claim. The Fifth Settlement Agreement provides that the Fifth Settlement Shares will be subject to adjustment on the 121st trading day following the date on which the Fifth Settlement Shares were initially issued to reflect the intention of the parties that the total number of shares of Common Stock to be issued to Hanover pursuant to the Fifth Settlement Agreement be based upon a specified discount to the trading VWAP of the Common Stock for a specified period of time. Specifically, the total number of shares of Common Stock to be issued to Hanover pursuant to the Fifth Settlement Agreement shall be equal to the quotient obtained by dividing (i) $5,331,011.90 by (ii) 75% of the VWAP of the Common Stock over the 120 consecutive trading day period following the date of issuance of the Fifth Settlement Shares (the “Fifth True-Up Period”), rounded up to the nearest whole share (the “Fifth VWAP Shares”). The Fifth Settlement Agreement further provides that if, at any time and from time to time during the Fifth True-Up Period, Hanover reasonably believes that the total number of Fifth Settlement Shares previously issued to Hanover shall be less than the total number of Fifth VWAP Shares to be issued to Hanover or its designee in connection with the Fifth Settlement Agreement, Hanover may, in its sole discretion, deliver one or more written notices to the Company, at any time and from time to time during the Fifth True-Up Period, requesting that a specified number of additional shares of Common Stock promptly be issued and delivered to Hanover or its designee (subject to the limitations described below), and the Company will upon such request reserve and issue the number of additional shares of Common Stock requested to be so issued and delivered in the notice (all of which additional shares shall be considered “Fifth Settlement Shares” for purposes of the Fifth Settlement Agreement). Between July 2, 2013 and September 9, 2013, the Company issued and delivered to Hanover an aggregate of 27,508,000 additional Settlement Shares. At the end of the Fifth True-Up Period, the Company issued and delivered 2,134,714 additional Settlement Shares to Hanover on September 10, 2013.

·	On July 5, 2013, the Company entered into a Debt Purchase and Settlement Agreement (the “Settlement Agreement”) with Deutsche Bank Nederland N.V. (“Deutsche Bank”), Hanover and the Company’s wholly-owned subsidiaries: Adventure Two S.A., Adventure Three S.A., Adventure Seven S.A. and Adventure Eleven S.A. Pursuant to the terms of the Settlement Agreement, Hanover has agreed to purchase $10,500,000 of outstanding indebtedness owed by the Company to Deutsche Bank, out of a total outstanding amount owed of $29,958,205.28, subject to the satisfaction of a number of conditions set forth in the Settlement Agreement. Upon payment in full of the $10,500,000 purchase price for such purchased indebtedness by Hanover to Deutsche Bank in accordance with the terms and conditions of the Settlement Agreement, the remaining outstanding indebtedness of the Company and its subsidiaries to Deutsche Bank shall be forgiven, and the mortgages of two security vessels will be discharged.

The Settlement Agreement does not become effective until Hanover deposits in escrow an amount of $2,500,000 plus all reasonably incurred legal fees and expenses and the parties enter into an escrow agreement (the “Settlement Conditions”). If the Settlement Conditions are not met by August 2, 2013 (20 trading days after execution of the Settlement Agreement), the Settlement Agreement will automatically dissolve without any further action of the parties. In addition, the Settlement Agreement will automatically terminate upon the occurrence of certain events set forth in the Settlement Agreement. In addition, Deutsche Bank has the right to terminate the Settlement Agreement upon the failure of Hanover to make certain installment payments of the purchase price for the purchased debt within certain time frames set forth in the Settlement Agreement.

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·	On July 10, 2013, pursuant to the approval of the Company’s Compensation Committee, the Company issued an aggregate of 2,469,551 shares of its common stock to officers, directors and employees as a bonus for their commitment and hard work during adverse market conditions.

·	On July 29, 2013, the Company entered into a convertible promissory note of $128.5 with Asher at the rate of eight percent per annum and with maturity date nine months after issuance. One hundred eighty days following the date of this note, the holder has the right to convert all or any part of the outstanding and unpaid principal amount of the note into Company’s common shares at a 35% discount rate.

·	On August 2, 2013, the Company entered into an Addendum to Debt Purchase and Settlement Agreement (the “Addendum”) with Deutsche Bank, Hanover and the Company’s wholly-owned subsidiaries: Adventure Two S.A., Adventure Three S.A., Adventure Seven S.A. and Adventure Eleven S.A. As previously reported, the Settlement Agreement was not to become effective until Hanover deposits in escrow an amount of $2,500,000 plus all reasonably incurred legal fees and expenses and the parties enter into an escrow agreement (the “Settlement Conditions”). On August 2, 2013, the Settlement Conditions were fulfilled and the Settlement Agreement became effective. The Addendum extended the date upon which the parties had to achieve one of the conditions to fulfilling the terms of the Settlement Agreement.

·	On August 2, 2013, the Company issued 1,164,736 shares of common stock to Asher upon conversion of $153.5 convertible promissory note dated January 31, 2013.

·	On August 16, 2013, the Company issued to 500,000 shares of common stock to its legal counsel in exchange for the extinguishment of $105 of outstanding debt related to services provided to the Company.

·	On September 20, 2013, pursuant to the approval of the Company’s Compensation Committee, the Company issued an aggregate of 5,985,168 shares of its common stock to officers, directors and employees as a bonus for their commitment and hard work during adverse market conditions.

·	On September 25, 2013, the Company entered into an Assignment and Amendment Agreement (the “Amendment”) with Deutsche Bank, Hanover, Crede and the Company’s wholly-owned subsidiaries: Adventure Two S.A., Adventure Three S.A., Adventure Seven S.A. and Adventure Eleven S.A.

Pursuant to the Amendment, Hanover assigned all of its rights and obligations under the Settlement Agreement and the Escrow Agreement to Crede on the terms set forth therein. Crede agreed to pay Hanover $3,624,345.40 in the aggregate, $2,624,345.40 of which represented the amount deposited in escrow by Hanover and fees and other expenses incurred by Hanover. In addition, the Escrow Agreement was amended to provide that Crede would deposit an additional $8,002,800 into escrow, following which the entire aggregate amount being held in escrow pursuant to the Escrow Agreement was $10,542,057, which represents the entire purchase price of the purchased indebtedness plus fees and expenses incurred by Deutsche Bank. Such entire amount will be released from escrow to Deutsche Bank upon the receipt of the court approval described in the Settlement Agreement, and the debt forgiveness, mortgage discharge, and owning the two vessels free and clear of all liens granted to Deutsche Bank would occur concurrently with such release. The Company and Crede are in the process of negotiating an agreement to dispose of the claims acquired by Crede. In addition to the foregoing, the Company, in partial consideration for Hanover’s cancellation of certain covenants, issued to Hanover 2,000,000 shares of common stock and granted customary piggy-back registration rights for such shares, together with a demand registration right commencing 120 days after September 25, 2013.

·	On September 26, 2013, Crede and the Company entered into an Exchange Agreement (the “Exchange Agreement”), in order to settle the complaint filed against the Company by Crede seeking to recover an aggregate of $10,500, representing all amounts due under the Settlement Agreement, as amended. The total number of shares of Common Stock to be issued to Crede pursuant to the Exchange Agreement will equal the quotient of (i) $11,850 divided by (ii) 78% of the volume weighted average price of the Company’s Common Stock, over the 75-consecutive trading day period immediately following the first trading day after the Court approved the Order (or such shorter trading-day period as may be determined by Crede in its sole discretion by delivery of written notice to the Company) (the “Calculation Period”), rounded up to the nearest whole share (the “Crede Settlement Shares”). 5,059,717 of the Crede Settlement Shares were issued and delivered to Crede on October 10, 2013 and an aggregate of 30,758,540 Crede Settlement Shares were issued and delivered to Crede between October 11, 2013 and November 7, 2013.

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The Exchange Agreement further provides that if, at any time and from time to time during the Calculation Period (as defined below), the total number of Crede Settlement Shares (as defined below) previously issued to Crede is less than the total number of Crede Settlement Shares to be issued to Crede or its designee in connection with the Exchange Agreement, Crede may, in its sole discretion, deliver one or more written notices to the Company requesting that a specified number of additional shares of Common Stock promptly be issued and delivered to Crede or its designee (subject to the limitations described below), and the Company will upon such request issue the number of additional shares of Common Stock requested to be so issued and delivered in the notice (all of which additional shares shall be considered “Crede Settlement Shares” for purposes of the Exchange Agreement. At the end of the Calculation Period, (i) if the total number of Crede Settlement Shares required to be issued exceeds the number of Crede Settlement Shares previously issued to Crede, then the Company will issue to Crede or its designee additional shares of Common Stock equal to the difference between the total number of Crede Settlement Shares required to be issued and the number of Crede Settlement Shares previously issued to Crede, and (ii) if the total number of Crede Settlement Shares required to be issued is less than the number of Crede Settlement Shares previously issued to Crede, then Crede or its designee will return to the Company for cancellation that number of shares of Common Stock equal to the difference between the number of total number of Crede Settlement Shares required to be issued and the number of Crede Settlement Shares previously issued to Crede. Crede may sell the shares of Common Stock issued to it or its designee in connection with the Exchange Agreement at any time without restriction, even during the Calculation Period.

On October 9, 2013, the Company received approval by the Supreme Court of the State of New York of the terms and conditions of the Exchange Agreement between the Company and Crede. As a result of the court approval, Crede released $10,500 to Deutsche Bank, presently held in escrow, and Deutsche Bank, upon receipt of the funds, has, in accordance with the Settlement Agreement, forgiven the remaining outstanding indebtedness and overdue interest owed by the Company approximately $19,500 in total as well as released all collateral associated with the loan, including the lifting of the mortgages over the M/V Free Maverick and the M/V Free Knight. The other $10,500 of outstanding indebtedness has been eliminated upon consummation of the transactions contemplated by the Exchange Agreement.

·	On October 10, 2013, the Company issued 268,089 shares of common stock to Asher upon conversion of the $103.5 convertible promissory note dated April 8, 2013.

·	On October 14, 2013, the Company issued 4,958,286 shares of its common stock to the Manager in payment of $2,168 in unpaid fees due to the Manager for the months of February – September 2013 under the management and services agreements with the Company. The number of shares issued to the Manager was based on the closing prices of the Company's common stock on the first day of each month, which is the date the management and services fees were due and payable. In addition, the Company also issued an aggregate of 171,637 shares of the Company’s common stock to its non-executive members of its Board of Directors in payment of $120 in unpaid Board fees for the first, second and third quarters of 2013.

·	On November 3, 2013, the Company entered into the Purchase Agreement with Crede, for an aggregate investment of $10,000 into the Company through the private placement of two series of Preferred Stock and Warrants. A complete description of the transaction can be found above under “Company Information – Securities Purchase Agreement with Crede.”

Our Corporate History

We were incorporated on April 23, 2004 under the name “Adventure Holdings S.A.” pursuant to the laws of the Republic of the Marshall Islands to serve as the parent holding company of our ship-owning entities. On April 27, 2005, we changed our name to “FreeSeas Inc.”

We became a public reporting company on December 15, 2005, when we completed a merger with Trinity Partners Acquisition Company Inc., or Trinity, a blank check company formed to serve as a vehicle to complete a business combination with an operating business, in which we were the surviving corporation. At the time of the merger we owned three drybulk carriers. We currently own seven vessels, each of which is owned through a separate wholly owned subsidiary.

In January 2007, Ion G. Varouxakis purchased all of the common stock owned by our two other co-founding shareholders. He simultaneously sold a portion of the common stock owned by him to FS Holdings Limited, an entity controlled by the Restis family, and to certain other investors. Immediately following these transactions, our Board of Directors appointed Ion G. Varouxakis Chairman of the Board and President, our two other co-founding shareholders and one other director resigned from the Board of Directors, and two new directors were appointed to fill the vacancies.

On September 30, 2010, our shareholders approved a one-for-five reverse split of our outstanding common stock effective October 1, 2010. On January 22, 2013, the Company’s Board of Directors authorized a reverse stock split at a ratio of 1 for 10, which was effective on February 14, 2013.

As of November 15, 2013, we had outstanding 94,324,530 shares of our common stock.

Our common stock currently trades on The NASDAQ Capital Market under the trading symbol “FREE.”

Our Executive Offices

Our principal executive offices are located at 10, Eleftheriou Venizelou Street (Panepistimiou Ave.), 10671, Athens, Greece and our telephone number is 011-30-210-452-8770.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. In addition to those risks described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2012 filed with the SEC, you should consider carefully the risks described below, together with the other information contained in this prospectus before making a decision to invest in our common stock.

Risk Factors Relating to FreeSeas

At September 30, 2013, FreeSeas’ current liabilities exceeded its current assets, which could impair its ability to successfully operate its business and could have material adverse effects on its revenues, cash flows and profitability and its ability to comply with its debt covenants and pay its debt service and other obligations.

As a result of the historically low charter rates for drybulk vessels which have been affecting the Company for over three years, and the resulting material adverse impact on the Company’s results from operations, the accompanying unaudited interim condensed consolidated financial statements have been prepared on a going concern basis. The Company as of September 30, 2013 has cash and cash equivalents of $13 and based on its cash flow projections for 2014, the Company will not be able to make scheduled debt repayments as of September 30, 2013, interest payments as well as cover operating expenses and capital expenditure requirements for at least twelve months from the balance sheet date.

The Company has incurred net losses of $29,947 and $24,250 during the nine months ended September 30, 2013 and 2012, respectively. As of September 30, 2013 and December 31, 2012, the Company had working capital deficits of $73,403 and $70,973, respectively. All of the above raises substantial doubt regarding the Company’s ability to continue as a going concern. Management plans to continue to provide for its capital requirements by issuing additional equity securities and debt in addition to executing their business plan. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal course of business operations when they come due and to generate profitable operations in the future.

In January and April 2013, the Company received notifications from FBB that the Company is in default under its loan agreements as a result of the breach of certain covenants and the failure to pay principal and interest due under the loan agreements. Effective May 13, 2013, the bank’s deposits and loans other than the loans in definite delay and the bank’s network of nineteen branches were transferred to the National Bank of Greece (“NBG”). The license of FBB was revoked and the bank was placed under special liquidation. The Company’s loan facility and deposits have been transferred to NBG. In October 2013, the Company received notification from NBG that the Company has not paid the aggregate amount of $8,311 constituting repayment installments due in September 2013 and accrued interest due in June 2013. The Company is seeking and will continue to seek restructured loan terms from NBG.

Also the Company did not pay the monthly repayments of $20 for each of Facility A and Facility B with Deutsche Bank along with accrued interest due in January, February, March and April 2013. In May 2013, the Company did not pay the monthly repayments of $11.5 for each of Facility A and Facility B with Deutsche Bank, totaling $23 along with accrued interest due. As well, the Company did not pay the interest due in June 2013 (for developments on the Deutsche Bank loan facilities, please see “Recent Developments” above).

On January 31, 2013 the Company did not pay the interest due of $124 and the interest rate swap amounts of $52 and $28 due on March 5, 2013 and April 2, 2013, respectively, with the Credit Suisse facility. On April 26, 2013, the Company paid the interest of $124 due on January 31, 2013. On April 30 and July 31, 2013 the Company did not pay the interest due of $117 and $119, respectively. Also, the Company did not pay the interest rate swap amounts of $48, $25, $43 and $22 due on June 5, 2013, July 2, 2013, September 5, 2013 and October 2, 2013, respectively, with the Credit Suisse facility. In addition, on October 31, 2013, the Company did not pay the interest due of $118 with the Credit Suisse facility. The Company received reservation of right letters on August 9, 2013, October 4, 2013 and November 1, 2013 stating that Credit Suisse may take any actions and may exercise all of their rights and remedies referred in the security documents. The Company is in discussions with Credit Suisse to arrange a settlement of the outstanding payments.

If the Company is not able to reach agreement with NBG as to restructured loan terms and with Credit Suisse as to the settlement of the outstanding payments, or if the Company is unable to comply with its restructured loan terms, this could lead to the acceleration of the outstanding debt under its debt agreements. The Company’s failure to satisfy its covenants under its debt agreements, and any consequent acceleration and cross acceleration of its outstanding indebtedness would have a material adverse effect on the Company’s business operations, financial condition and liquidity.

Generally accepted accounting principles require that long-term debt be classified as a current liability when a covenant violation gives the lender the right to call the debt at the balance sheet date, absent a waiver. As a result of the actual breaches existing under the Company’s credit facilities with NBG and Credit Suisse, acceleration of such debt by its lenders could result. Accordingly, as of September 30, 2013, the Company is required to reclassify its long term debt and derivative financial instrument liability (interest rate swaps) as current liabilities on its consolidated balance sheet since the Company has not received waivers in respect of the breaches discussed above.

Management is currently seeking and will continue to seek to restructure the Company’s indebtedness and obtain waivers on covenant violations. If the Company is not able to obtain the necessary waivers and/or restructure its debt, this could lead to the acceleration of the outstanding debt under its debt agreements. The Company’s failure to satisfy its covenants and payment obligations under its debt agreements, and any consequent acceleration and cross acceleration of its outstanding indebtedness would have a material adverse effect on the Company’s business operations, financial condition and liquidity.

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The Company is currently exploring several alternatives aiming to manage its working capital requirements and other commitments, including completion of the negotiations for the restructuring of its loan with NBG, offerings of securities through structured financing agreements (please see “Recent Developments” above), disposition of certain vessels in its current fleet and additional reductions in operating and other costs.

The unaudited interim condensed consolidated financial statements as of September 30, 2013, were prepared assuming that the Company would continue as a going concern. Accordingly, the financial statements did not include any adjustments relating to the recoverability and classification of recorded asset amounts, the amounts and classification of liabilities, or any other adjustments that might result in the event the Company is unable to continue as a going concern, except for the current classification of debt and derivative financial instrument liability.

We received a report from our independent registered public accounting firm with an explanatory paragraph for the year ended December 31, 2012 with respect to our ability to continue as a going concern.  The existence of such a report may adversely affect our stock price and our ability to raise capital.  There is no assurance that we will not receive a similar report for our year ended December 31, 2013.

In their report dated April 19, 2013, our independent registered public accounting firm expressed substantial doubt about our ability to continue as a going concern as we have incurred recurring operating losses, have a working capital deficiency, have failed to meet scheduled payment obligations under our loan facilities and have not complied with certain covenants included in our loan agreements with banks. We had failed to make required payments to Deutsche Bank as agreed to in our September 7, 2012 amended and restated facility agreement, failed to service our debt and pay our swap payments with Credit Suisse and received notices of default from FBB and Credit Suisse. Furthermore, if we were forced to liquidate our assets, the amount realized could be substantially lower than the carrying value of these assets. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, obtaining loans from various financial institutions or lenders where possible and restructuring outstanding debt obligations that are currently in default. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

We have been in breach of certain loan covenants contained in our loan agreements. Although we have entered into amendments to two of our loan facilities, if we are not successful in obtaining a waiver and amendment from our lenders with respect to covenants breached, our lenders may declare an event of default and accelerate our outstanding indebtedness under the relevant agreement, which would impair our ability to continue to conduct our business, which raises substantial doubt about our ability to continue as a going concern.

Our loan agreements require that we comply with certain financial and other covenants. As a result of the drop in our drybulk asset values we were not in compliance with the NBG facility covenants relating to vessel values as of September 30, 2013. In addition, we were in breach of interest cover ratios, leverage and minimum liquidity covenants with the NBG facility not previously waived. As well, we were in breach of the interest coverage ratio for our loan agreement with Credit Suisse. A violation of these covenants constitutes an event of default under our credit facilities, which would, unless waived by our lenders, provide our lenders with the right to require us to post additional collateral, increase our interest payments and/or pay down our indebtedness to a level where we are in compliance with our loan covenants. Furthermore, our lenders may accelerate our indebtedness and foreclose their liens on our vessels, in which case our vessels may be auctioned or otherwise transferred which would impair our ability to continue to conduct our business. As a result of these breaches, our total indebtedness is presented within current liabilities in the September 30, 2013 consolidated balance sheet.

In January and April 2013, the Company received notifications from FBB that the Company is in default under its loan agreements as a result of the breach of certain covenants and the failure to pay principal and interest due under the loan agreements. Effective May 13, 2013, the bank’s deposits and loans other than the loans in definite delay and the bank’s network of nineteen branches were transferred to NBG. The license of FBB was revoked and the bank was placed under special liquidation. The Company’s loan facility and deposits have been transferred to NBG. In October 2013, the Company received notification from NBG that the Company has not paid the aggregate amount of $8,311, constituting repayment installments due in September 2013 and accrued interest due in June 2013. The Company is seeking and will continue to seek restructured loan terms from NBG.

On January 31, 2013 the Company did not pay the interest due of $124 and the interest rate swap amounts of $52 and $28 due on March 5, 2013 and April 2, 2013, respectively, with the Credit Suisse facility. On April 26, 2013, the Company paid the interest of $124 due on January 31, 2013. On April 30 and July 31, 2013 the Company did not pay the interest due of $117 and $119, respectively. Also, the Company did not pay the interest rate swap amounts of $48, $25, $43 and $22 due on June 5, 2013, July 2, 2013, September 5, 2013 and October 2, 2013, respectively, with the Credit Suisse facility. In addition, on October 31, 2013, the Company did not pay the interest due of $118 with the Credit Suisse facility. The Company received reservation of right letters on August 9, 2013, October 4, 2013 and November 1, 2013 stating that Credit Suisse may take any actions and may exercise all of their rights and remedies referred in the security documents. The Company is in discussions with Credit Suisse to arrange a settlement of the outstanding payments.

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If the Company is not able to reach agreement with NBG as to restructured loan terms and with Credit Suisse as to the settlement of the outstanding payments, or if the Company is unable to comply with its restructured loan terms, this could lead to the acceleration of the outstanding debt under its debt agreements. The Company’s failure to satisfy its covenants under its debt agreements, and any consequent acceleration and cross acceleration of its outstanding indebtedness would have a material adverse effect on the Company’s business operations, financial condition and liquidity.

Our loan agreements contain covenants that may limit our liquidity and corporate activities.

If the drybulk market remains depressed or further declines, we may require further waivers and/or covenant amendments to our loan agreements relating to our compliance with certain covenants for certain periods of time. The waivers and/or covenant amendments may impose additional operating and financial restrictions on us and modify the terms of our existing loan agreements. Any such waivers or amendments, if needed, could contain such additional restrictions and might not be granted at all.

Our loan agreements require that we maintain certain financial and other covenants. The low drybulk charter rates and drybulk vessel values have previously affected, and may in the future affect, our ability to comply with these covenants. A violation of these covenants constitutes an event of default under our credit facilities and would provide our lenders with various remedies, including the right to require us to post additional collateral, enhance our equity and liquidity, withhold payment of dividends, increase our interest payments, pay down our indebtedness to a level where we are in compliance with our loan covenants, sell vessels in our fleet, or reclassify our indebtedness as current liabilities. Our lenders could also accelerate our indebtedness and foreclose their liens on our vessels. The exercise of any of these remedies could materially adversely impair our ability to continue to conduct our business. Moreover, our lenders may require the payment of additional fees, require prepayment of a portion of our indebtedness to them, accelerate the amortization schedule for our indebtedness and increase the interest rates they charge us on our outstanding indebtedness.

As a result of our loan covenants, our lenders have imposed operating and financial restrictions on us. These restrictions may limit our ability to:

·	incur additional indebtedness;

·	create liens on our assets;

·	sell capital stock of our subsidiaries;

·	make investments;

·	engage in mergers or acquisitions;

·	pay dividends;

·	make capital expenditures;

·	change the management of our vessels or terminate or materially amend our management agreements; and

·	sell our vessels.

The amended and restated credit agreement dated September 7, 2012 with Deutsche Bank does not allow us to pay dividends without their prior written approval, such approval not to be unreasonably withheld. In addition, the Sixth Supplemental agreement dated May 31, 2012 with Credit Suisse does allow us to pay dividends after March 31, 2014 provided: i) that at the time of such payment no default has occurred or would occur as a result of such payment; ii) at the time of such payment the market value of the aggregate fair market value of the financed vessels is not less than 135% of the outstanding loan balance at such time plus the swap exposure minus the aggregate amount, if any, standing to the credit of the operating accounts, the retention account and any bank accounts of the Company opened with the bank; iii) between May 31, 2012 and the date of such payment of dividend or distribution, a part of the loan which is not less than $11,300 has been prepaid and a part of the commitment which is not less than $11,300 has been permanently reduced; and iv) the amount of such dividends in respect of a financial year does not exceed 50% of the consolidated net profit of the Company for that financial year. If we need covenant waivers, our lenders may impose additional restrictions and may require the payment of additional fees, require prepayment of a portion of our indebtedness to them, accelerate the amortization schedule for our indebtedness, and increase the interest rates they charge us on our outstanding indebtedness. We may be required to use a significant portion of the net proceeds from any future capital raising to repay a portion of our outstanding indebtedness. We agreed with Credit Suisse and Deutsche Bank to raise no less than $25.0 million by March 31, 2014, one third of which amount will be used to repay our existing debt. This provision does not apply to the proceeds from sales of our common stock under equity line facilities. These potential restrictions and requirements may limit our ability to pay dividends to you, finance our future operations, make acquisitions or pursue business opportunities.

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Once the payment holidays agreed to by one of our two lenders expire, we will again be obligated to make significant payments to service our debt.

As a result of amendments to our loan facility agreed in 2012 with Credit Suisse, we have substantially reduced our current debt repayment obligations. These amendments provide for deferred principal repayments until June 30, 2014. Following this deferral period, however, our payment obligations increase significantly and we will have a balloon payment due in December 2015 under the Credit Suisse facility. This required payment will limit funds otherwise available for working capital, capital expenditures and other purposes. Our inability to service our debt could lead to acceleration of our debt and foreclosures of our fleet. We may not be able to generate cash flow in amounts that are sufficient for these purposes.

We depend upon a few significant customers for a large part of our revenues. The loss of one or more of these customers could adversely affect our financial performance.

We have historically derived a significant part of our revenue from a small number of charterers. During the nine months ended September 30, 2013, we derived approximately 44% of our gross revenue from two charterers, and during the same period in 2012, we derived approximately 40% of our gross revenues from two charterers. If we do remain dependent, in large part, on a small number of charterers, if one or more of our charterers is unable to perform under one or more charters with us, if we are not able to find appropriate replacement charterers, or if a charterer exercises certain rights to terminate its charter, we could suffer a loss of revenues that could materially adversely affect our business, financial condition and results of operations.

The international drybulk shipping industry is highly competitive, and we may not be able to compete successfully for charters with new entrants or established companies with greater resources.

We employ our vessels in a highly competitive market that is capital intensive and highly fragmented. Competition arises primarily from other vessel owners, some of which have substantially greater resources than we do. Competition for the transportation of drybulk cargo by sea is intense and depends on price, customer relationships, operating expertise, professional reputation and size, age, location and condition of the vessel. Due in part to the highly fragmented market, additional competitors with greater resources could enter the drybulk shipping industry and operate larger fleets through consolidations or acquisitions and may be able to offer lower charter rates than we are able to offer, which could have a material adverse effect on our fleet utilization and, accordingly, our profitability.

We currently rely on our Manager to manage and charter our fleet.

We currently have no employees and contract all of our financial, accounting, including our financial reporting and internal controls, and other back-office services, and the management of our fleet, including crewing, maintenance and repair, through Free Bulkers, S.A., our Manager. We rely on our Manager to provide the technical management of our fleet and to attract charterers and charter brokers. The loss of its services or failure to perform its obligations could reduce our revenues and net income and adversely affect our operations and business if we are not able to contract with other companies to provide these services or take over these aspects of our business directly. FreeSeas has no control over our Manager. Our Manager is not liable to us for any losses or damages, if any, that may result from its management of our fleet unless the same shall have resulted from willful misconduct or gross negligence of our Manager or any person to whom performance of the management services has been delegated by our Manager. Pursuant to its agreement with us, our Manager’s liability for such acts, except in certain limited circumstances, may not exceed ten times the annual management fee payable by the applicable subsidiary to our Manager. Although we may have rights against our Manager, if our Manager defaults on its obligations to us, we may have no recourse against our Manager. Further, we will need approval from our lenders if we intend to replace our Manager as our fleet manager.

We and one of our executive officers have affiliations with our Manager that could create conflicts of interest detrimental to us.

Our Chairman, Chief Executive Officer and President, Ion G. Varouxakis, is also the controlling shareholder and officer of our Manager. These dual responsibilities of our officer and the relationships between the two companies could create conflicts of interest between our Manager and us. Each of our operating subsidiaries has a nonexclusive management agreement with our Manager. Although our Manager currently serves as manager for vessels owned by us, our Manager is not restricted from entering into management agreements with other competing shipping companies. Our Manager could also allocate charter and/or vessel purchase and sale opportunities to others. There can be no assurance that our Manager would resolve any conflicts of interest in a manner beneficial to us.

Management and service fees are payable to our Manager, regardless of our profitability, which could have a material adverse effect on our business, financial condition and results of operations.

The management and service fees due from us to our Manager are payable whether or not our vessels are employed, and regardless of our profitability. We have no ability to require our Manager to reduce the management fees and service fees if our profitability decreases, which could have a material adverse effect on our business, financial condition and results of operations.

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Our Manager is a privately held company, and there is little or no publicly available information about it.

The ability of our Manager to continue providing services for our benefit will depend in part on its own financial strength. Circumstances beyond our control could impair our Manager’s financial strength. Because our Manager is privately held, it is unlikely that information about its financial strength would become public or available to us prior to any default by our Manager under the management agreement. As a result, an investor in us might have little advance warning of problems that affect our Manager, even though those problems could have a material adverse effect on us.

As part of its services to us, our Manager must continue to upgrade its operational, accounting and financial systems, and add more staff. If our Manager cannot upgrade these systems or recruit suitable additional employees, its services to us and, therefore, our performance may suffer.

Our current operating, internal control, accounting and financial systems are provided by our Manager and may not be adequate if our Manager’s efforts to improve those systems may be ineffective. If our Manager cannot continue to upgrade its operational and financial systems effectively or recruit suitable employees, its services to us and, therefore, our performance may suffer and our ability to expand our business further will be restricted.

We and our Manager may be unable to attract and retain key executive officers with experience in the shipping industry, which may reduce the effectiveness of our management and lower our results of operations.

Our success depends to a significant extent upon the abilities and efforts of our and our Manager’s executive officers. The loss of any of these individuals could adversely affect our business prospects and financial condition. Our success will depend on retaining these key members of our and our Manager’s management team. Difficulty in retaining our executive officers, and difficulty in our Manager retaining its executive officers, could adversely affect our results of operations and ability to pay dividends. We do not maintain “key man” life insurance on any of our officers.

We intend to continue to charter most of our vessels in the spot market, and as a result, we will be exposed to the cyclicality and volatility of the spot charter market.

Since we intend to continue to charter our vessels in the spot market, we will be exposed to the cyclicality and volatility of the spot charter market, and we may not have long term, fixed time charter rates to mitigate the adverse effects of downturns in the spot market. Handysize and Handymax vessels, which we currently operate, have been less volatile compared to larger vessels such as Panamax and Capesize vessels but this may discontinue in the future. We cannot assure you that we will be able to successfully charter our vessels in the future at rates sufficient to allow us to meet our obligations. The supply of and demand for shipping capacity strongly influences freight rates. Because the factors affecting the supply and demand for vessels are outside of our control and are unpredictable, the nature, timing, direction and degree of changes in industry conditions are also unpredictable.

Factors that influence demand for drybulk vessel capacity include:

•	demand for and production of drybulk products;

•	global and regional economic and political conditions including developments in international trade, fluctuations in industrial and agricultural production and armed conflicts;

•	the distance drybulk cargo is to be moved by sea;

•	environmental and other regulatory developments; and

•	changes in seaborne and other transportation patterns.

•	The factors that influence the supply of drybulk vessel capacity include:

•	the number of newbuilding deliveries;

•	port and canal congestion;

•	the scrapping rate of older vessels;

•	vessel casualties; and

•	the number of vessels that are out of service, i.e., laid-up, drydocked, awaiting repairs or otherwise not available for hire.

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In addition to the prevailing and anticipated freight rates, factors that affect the rate of newbuilding, scrapping and laying-up include newbuilding prices, secondhand vessel values in relation to scrap prices, costs of bunkers and other operating costs, costs associated with classification society surveys, normal maintenance and insurance coverage, the efficiency and age profile of the existing fleet in the market and government and industry regulation of maritime transportation practices, particularly environmental protection laws and regulations. These factors influencing the supply of and demand for shipping capacity are outside of our control, and we may not be able to correctly assess the nature, timing and degree of changes in industry conditions.

We anticipate that the future demand for our drybulk carriers will be dependent upon economic growth in the world’s economies, including China, Japan and India, seasonal and regional changes in demand, changes in the capacity of the global drybulk carrier fleet and the sources and supply of drybulk cargo to be transported by sea. The capacity of the global drybulk carrier fleet seems likely to increase, and we can provide no assurance as to the timing or extent of future economic growth. Adverse economic, political, social or other developments could have a material adverse effect on our business, results of operations, cash flows and financial condition. Should the drybulk market strengthen significantly in the future, we may enter into medium to long term employment contracts for some or all of our vessels.

With the exception of the M/V Free Goddess, M/V Free Knight, M/V Free Impala, M/V Free Neptune and the M/V Free Maverick we currently employ our vessels in the spot market, all with charters scheduled to expire within one to two months, by which time we will have to negotiate new employment for these vessels. If the rates in the charter market fall significantly for the remaining of 2013 and during 2014, it will affect the charter revenue we will receive from our vessels, which would have an adverse effect on our revenues, cash flows and profitability, as well as our ability to comply with our debt covenants.

When our charters in the spot market end, we may not be able to replace them promptly, and any replacement charters could be at lower charter rates, which may materially, adversely affect our earnings and results of operations.

We will generally attempt to recharter our vessels at favorable rates with reputable charterers. All of our vessels currently operate in the spot market. If the drybulk shipping market is in a period of depression when our vessels’ charters expire, it is likely that we may be forced to re-charter them at reduced rates, if such charters are available at all. In the event charter rates fall below our costs to operate a vessel or for any other strategic or operational matter, we may determine not to recharter a vessel until such time as the charter rates increase or such strategic or operational matter ceases to exist. We cannot assure you that we will be able to obtain new charters at comparable or higher rates or with comparable charterers, that we will be able to obtain new charters at all or that we may decide not to charter a vessel at all. The charterers under our charters have no obligation to renew or extend the charters. We will generally attempt to recharter our vessels at favorable rates with reputable charterers as our charters expire. Failure to obtain replacement charters at rates comparable to our existing charters and our decision not to charter vessels will reduce or eliminate our revenue and will adversely affect our ability to service our debt. Further, we may have to incur lay-up expenses or reposition our vessels without cargo or compensation to deliver them to future charterers or to move vessels to areas where we believe that future employment may be more likely or advantageous. Laying up expenses and reactivating expenses would increase our vessel operating expenses. Repositioning our vessels would increase our vessel operating costs. If any of the foregoing events were to occur, our revenues, net income and earnings may be materially adversely affected.

Further declines in charter rates and other market deterioration could cause us to incur impairment charges.

We evaluate the recoverable amounts of our vessels to determine if events have occurred that would require an impairment of their carrying amounts. The recoverable amount of vessels is reviewed based on events and changes in circumstances that would indicate that the carrying amount of the assets might not be recovered. The review for potential impairment indicators and future undiscounted net operating cash flows related to the vessels is complex and requires us to make various estimates including future charter rates and earnings from the vessels which have been historically volatile.

When our estimate of future undiscounted net operating cash flows for any vessel is lower than the vessel’s carrying value, the carrying value is written down, by recording a charge to operations, to the vessel’s fair market value if the fair market value is lower than the vessel’s carrying value. The carrying values of our vessels may not represent their fair market value because the market prices of secondhand vessels tend to fluctuate with changes in charter rates and the cost of newbuildings. Any impairment charges incurred as a result of declines in charter rates could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Our charterers may terminate or default on their charters, which could adversely affect our results of operations and cash flow.

The ability of each of our charterers to perform its obligations under a charter will depend on a number of factors that are beyond our control. These factors may include general economic conditions, the condition of the drybulk shipping industry, the charter rates received for specific types of vessels, hedging arrangements, the ability of charterers to obtain letters of credit from its customers, cash reserves, cash flow considerations and various operating expenses. Many of these factors impact the financial viability of our charterers. Charterers may not pay or may attempt to renegotiate charter rates. Should a charterer fail to honor its obligations under its agreement with us, it may be difficult for us to secure substitute employment for the affected vessel, and any new charter arrangements we secure in the spot market or on a time charter may be at lower rates.

We lose a charterer or the benefits of a charter if a charterer fails to make charter payments because of its financial inability, disagreements with us or otherwise, terminates the charter because we fail to deliver the vessel within the time specified in the charter, the vessel is lost or damaged beyond repair, there are serious deficiencies in the vessel or prolonged periods of off-hire, default under the charter or the vessel has been subject to seizure for more than a specified number of days.

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Pursuant to a charterparty dated November 8, 2012, the Company chartered the M/V Free Neptune to Tramp Maritime Enterprises Ltd. ("TME"). TME failed to pay outstanding hire in the amount of US$356. On April 2, 2013, the Company therefore commenced arbitration proceedings against TME under the charterparty.

On December 14, 2012, while the M/V Free Neptune was at Singapore, bunkers were supplied to the vessel through O.W. Bunker Malta Limited. The bunkers were ordered by TME but were not paid for. OW Bunker is now pursuing the Company for their claim amount which currently stands at $542 inclusive of interest as per their terms & conditions. The Company intends to vigorously defend this claim on the basis that it did not contract with O.W. Bunker Malta Limited (TME did) and is therefore not responsible for this amount. TME were responsible for bunkers as time charterers pursuant to the terms of the charterparty.  The Company will claim an indemnity from TME with regard to any exposure which it may face with regard to this claim.

If our charterers fail to meet their obligations to us, we would experience material adverse effects on our revenues, cash flows and profitability and our ability to comply with our debt covenants and pay our debt service and other obligations. The actual or perceived credit quality of our charterers, and any defaults by them, may materially affect our ability to obtain the additional debt financing that we will require to acquire additional vessels or may significantly increase our costs of obtaining such financing. Our inability to obtain additional financing at all, or at a higher than anticipated cost, may materially impair our ability to implement our business strategy.

Charter rates are subject to seasonal fluctuations, which may adversely affect our operating results.

Our fleet consists of Handysize and Handymax drybulk carriers that operate in markets that have historically exhibited seasonal variations in demand and, as a result, in charter rates. This seasonality may result in quarter-to-quarter volatility in our operating results. The energy markets primarily affect the demand for coal, with increases during hot summer periods when air conditioning and refrigeration require more electricity and towards the end of the calendar year in anticipation of the forthcoming winter period. Grain shipments are driven by the harvest within a climate zone. Because three of the five largest grain producers (the United States, Canada and the European Union) are located in the northern hemisphere and the other two (Argentina and Australia) are located in the southern hemisphere, harvests occur throughout the year and grains require drybulk shipping accordingly. As a result of these and other factors, the drybulk shipping industry is typically stronger in the fall and winter months. Therefore, we expect our revenues from our drybulk carriers to be typically weaker during the fiscal quarters ending June 30 and September 30 and, conversely, we expect our revenues from our drybulk carriers to be typically stronger in fiscal quarters ending December 31 and March 31. Seasonality in the drybulk industry could materially affect our operating results.

The aging of our fleet may result in increased operating costs in the future, which could adversely affect our ability to operate our vessels profitably.

The majority of our vessels were acquired second-hand, and we estimate their useful lives to be 28 years from their date of delivery from the yard, depending on various market factors and management’s ability to comply with government and industry regulatory requirements. As of September 30, 2013, the average age of the vessels in our current fleet was 16 years. Part of our business strategy includes the continued acquisition of second hand vessels when we find attractive opportunities.

In general, expenditures necessary for maintaining a vessel in good operating condition increase as a vessel ages. Second hand vessels may also develop unexpected mechanical and operational problems despite adherence to regular survey schedules and proper maintenance. Cargo insurance rates also tend to increase with a vessel’s age, and older vessels tend to be less fuel-efficient than newer vessels. While the difference in fuel consumption is factored into the freight rates that our older vessels earn, if the cost of bunker fuels were to increase significantly, it could disproportionately affect our vessels and significantly lower our profits. In addition, changes in governmental regulations, safety or other equipment standards may require:

•	expenditures for alterations to existing equipment;

•	the addition of new equipment; or

•	restrictions on the type of cargo a vessel may transport.

We cannot give assurances that future market conditions will justify such expenditures or enable us to operate our vessels profitably during the remainder of their economic lives.

Although we inspect the secondhand vessels that we acquire prior to purchase, this inspection does not provide us with the same knowledge about a vessel’s condition and the cost of any required (or anticipated) repairs that we would have had if this vessel had been built for and operated exclusively by us. Generally, we do not receive the benefit of warranties on secondhand vessels.

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Unless we set aside reserves or are able to borrow funds for vessel replacement, at the end of a vessel’s useful life our revenue will decline, which would adversely affect our business, results of operations and financial condition.

Unless we maintain reserves or are able to borrow or raise funds for vessel replacement, we may be unable to replace the vessels in our fleet upon the expiration of their useful lives, which we expect to be 28 years from their date of delivery from the yard. Our cash flows and income are dependent on the revenues earned by the chartering of our vessels to customers. If we are unable to replace the vessels in our fleet upon the expiration of their useful lives, our business, results of operations, financial condition and ability to pay dividends will be materially and adversely affected. Any reserves set aside for vessel replacement may not be available for dividends.

If any of our vessels fail to maintain their class certification and/or fail any annual survey, intermediate survey, dry-docking or special survey, that vessel would be unable to carry cargo, thereby reducing our revenues and profitability and violating certain loan covenants of our third-party indebtedness.

The hull and machinery of every commercial vessel must be classed by a classification society authorized by its country of registry. The classification society certifies that a vessel is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the vessel and the Safety of Life at Sea Convention, or SOLAS.

A vessel must undergo annual surveys, intermediate surveys, dry-dockings and special surveys. In lieu of a special survey, a vessel’s machinery may be on a continuous survey cycle, under which the machinery would be surveyed periodically over a five-year period. Our vessels are on special survey cycles for hull inspection and continuous survey cycles for machinery inspection. Every vessel is also required to be dry-docked every two to three years for inspection of the underwater parts of such vessel.

If any vessel does not maintain its class and/or fails any annual survey, intermediate survey, dry-docking or special survey, the vessel will be unable to carry cargo between ports and will be unemployable and uninsurable, thereby reducing our revenues and profitability. That could also cause us to be in violation of certain covenants in our loan agreements. In addition, the cost of maintaining our vessels’ classifications may be substantial at times and could result in reduced revenues.

Our vessels may suffer damage and we may face unexpected dry-docking costs, which could affect our cash flow and financial condition.

If our vessels suffer damage, they may need to be repaired at a dry-docking facility, resulting in vessel downtime and vessel off-hire. The costs of dry-dock repairs are unpredictable and can be substantial. We may have to pay dry-docking costs that our insurance does not cover. The inactivity of these vessels while they are being repaired and repositioned, as well as the actual cost of these repairs, would decrease our earnings. In addition, space at dry-docking facilities is sometimes limited and not all dry-docking facilities are conveniently located. We may be unable to find space at a suitable dry-docking facility or we may be forced to move to a dry-docking facility that is not conveniently located to our vessels’ positions. The loss of earnings while our vessels are forced to wait for space or to relocate to dry-docking facilities that are farther away from the routes on which our vessels trade would also decrease our earnings.

Our growth depends on the growth in demand for and the shipping of drybulk cargoes.

Our growth strategy focuses on the drybulk shipping sector. Accordingly, our growth depends on growth in world and regional demand for and the shipping of drybulk cargoes, which could be negatively affected by a number of factors, such as declines in prices for drybulk cargoes or general political and economic conditions.

Reduced demand for and the shipping of drybulk cargoes would have a material adverse effect on our future growth and could harm our business, results of operations and financial condition. In particular, Asian Pacific economies and India have been the main driving force behind the past increase in seaborne drybulk trade and the demand for drybulk carriers. The negative change in economic conditions in any Asian Pacific country, but particularly in China or Japan, as well as India, may have a material adverse effect on our business, financial condition and results of operations, as well as our future prospects, by further reducing demand and resultant charter rates.

If we fail to manage our growth properly, we may not be able to successfully expand our market share.

We will continue exploring expansion opportunities as our financial resources permit. Our growth will depend on:

•	locating and acquiring suitable vessels;

•	placing newbuilding orders and taking delivery of vessels;

•	identifying and consummating acquisitions or joint ventures;

•	integrating any acquired vessel successfully with our existing operations;

•	enhancing our customer base;

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•	managing our expansion; and

•	obtaining the required financing.

If our financial resources permit, we could face risks in connection with growth by acquisition, such as undisclosed liabilities and obligations and difficulty experienced in obtaining additional qualified personnel, managing relationships with customers and suppliers, and integrating newly acquired operations into existing infrastructures.

We cannot give any assurance that we will be successful in executing our growth plans or that we will not incur significant expenses and losses in connection with the execution of those growth plans.

Our ability to successfully implement our business plan depends on our ability to obtain additional financing, which may affect the value of your investment in us.

We plan to continue to explore expansion opportunities. We will require substantial additional financing to fund any acquisitions of additional vessels and to implement our business plan. We cannot be certain that sufficient financing will be available on terms that are acceptable to us or at all. If we cannot raise the financing we need in a timely manner and on acceptable terms, we may not be able to acquire the vessels necessary to implement our business plans and consequently you may lose some or all of your investment in us.

While we expect that a significant portion of the financing resources needed to acquire vessels, if any, will be through long-term debt financing, we may raise additional funds through additional equity offerings. New equity investors may dilute the percentage of the ownership interest of our existing shareholders. Sales or the possibility of sales of substantial amounts of shares of our common stock in the public markets could adversely affect the market price of our common stock.

The market values of our vessels have declined and may further decrease, and we may incur losses when we sell vessels or we may be required to write down their carrying value, which may adversely affect our earnings and our ability to implement our fleet renewal program.

The market values of our vessels will fluctuate depending on general economic and market conditions affecting the shipping industry and prevailing charter hire rates, competition from other shipping companies and other modes of transportation, the types, sizes and ages of our vessels, applicable governmental regulations and the cost of newbuildings.

If a determination is made that a vessel’s future useful life is limited or its future earnings capacity is reduced, it could result in an impairment of its carrying amount on our financial statements that would result in a charge against our earnings and the reduction of our shareholders’ equity. If for any reason we sell our vessels at a time when prices have fallen, the sale price may be less than the vessels’ carrying amount on our financial statements, and we would incur a loss and a reduction in earnings. During the nine months ended September 30, 2013, we incurred an impairment loss of $3,477 due to expected sales of certain vessels.

We have incurred secured debt under loan agreements for all of our vessels. The market value of our vessels is based, in part, on charter rates and the stability of charter rates over a period of time. As a result of global economic conditions, volatility in charter rates, generally declining charter rates, and other factors, we have recently experienced a decrease in the market value of our vessels. Due to the decline of the market value of our fleet, we were not in compliance with certain covenants of our existing loan agreements that relate to maintenance of asset values and, as a result, we may not be able to refinance our debt or obtain additional financing. There can be no assurances that charter rates will stabilize or increase, that the market value of our vessels will stabilize or increase or that we will regain compliance with the financial covenants in our loan agreements or that our lenders will agree to waivers or forbearances.

If we fail to sell our vessels currently held for sale (the M/V Free Hero, the M/V Free Jupiter , the M/V Free Impala , and the M/V Free Neptune), or fail to sell them at prices acceptable to us, it could have a material adverse effect on our competitiveness and business operations.

Maritime claimants could arrest our vessels, which could interrupt our cash flow.

Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages. In many jurisdictions, a maritime lien holder, such as our lenders, may enforce its lien by arresting a vessel through foreclosure proceedings. The arresting or attachment of one or more of our vessels could interrupt our cash flow and require us to pay large sums of funds to have the arrest lifted.

In addition, in some jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest both the vessel which is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner or managed by the same manager. Claimants could try to assert “sister ship” liability against one of our vessels for claims relating to another of our vessels or a vessel managed by our Manager.

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On November 5, 2012, the M/V Free Maverick was arrested in Morocco in relation to claims against the M/V Free Maverick and “sister ships”. Since then, the M/V Free Maverick is idle pending resolution in connection with creditors. The owners’ legal counsels were involved and instructed to dispute the arrest orders that had been issued based on invoices for other vessels under the Manager’s management on the basis that were owned by different entities. The appeal was heard in December 2012. The ruling issued in February 2013 was against us and the arrest orders were deemed to be standing. The Company has reached an agreement with the largest creditor and the arrest was subsequently lifted for this specific amount. The Company is also in discussions with the remaining creditors to settle the outstanding balance. As far as the operational readiness of the vessel is concerned, we estimate that the vessel will be released the last month of 2013 when all claim matters will be settled, but the vessel will be subject to drydocking at that time.

On July 3, 2013, the M/V Free Knight completed her discharging of bagged rice in Abidjan and on July 10, 2013 she was arrested for alleged cargo damage in the amount of $186.  The Owners are seeking cover from their P&I Club.

Economic conditions and regulatory pressures impacting banks in Greece may cause disruptions to one of our lenders, which may cause an increase in the cost of our borrowings from that lender.

One of our lenders is FBB, located in Greece. As a result of the recent financial crisis in Greece, Greek banks have been under significant pressure from the applicable banking regulators to increase capital, increase earnings or merge with other banks. There can be no assurances that our banking relationship with FBB would continue if FBB were to merge with another bank or that FBB might not attempt to invoke provisions in our loan agreement that permits it to pass along increases in its cost of regulations. In either event, our financial condition and results of operations could be materially adversely affected.

On May 11, 2013 FBB announced that after the tender process launched by the Bank of Greece and the Hellenic Financial Stability Fund, the National Bank of Greece will absorb the healthy assets and liabilities of FBB. Effective May 13, 2013, the bank’s deposits and loans other than the loans in definite delay and the bank’s network of nineteen branches were transferred to NBG. The license of FBB was revoked and the bank was placed under special liquidation. The Company’s loan facility and deposits have been transferred to NBG. We cannot estimate how this situation will affect our relationship with the bank and how cooperative it will be with regards to our non-compliance with financial and other covenants and our non-payment of overdue interest and principal.

The smuggling of drugs or other contraband onto our vessels may lead to governmental claims against us.

We expect that our vessels will call in ports in South America and other areas where smugglers are known to attempt to hide drugs and other contraband on vessels, with or without the knowledge of crew members. To the extent our vessels are found with contraband, whether inside or attached to the hull of our vessel and whether with or without the knowledge of any of our crew, we may face governmental or other regulatory claims which could have an adverse effect on our business, results of operations, cash flows and financial condition.

Rising fuel prices may adversely affect our profits.

Upon redelivery of vessels at the end of a period time or trip time charter, we may be obligated to repurchase bunkers on board at prevailing market prices, which could be materially higher than fuel prices at the inception of the charter period. In addition, although we rarely deploy our vessels on voyage charters, fuel is a significant, if not the largest, expense that we would incur with respect to vessels operating on voyage charter. As a result, an increase in the price of fuel may adversely affect our profitability. The price and supply of fuel is volatile and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by OPEC and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns and regulations.

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We are subject to regulation and liability under environmental laws and the failure to comply with these regulations may subject us to increased liability, may adversely affect our insurance coverage and may result in a denial of access to, or detention in, certain ports. This could require significant expenditures and reduce our cash flows and net income.

Our business and the operation of our vessels are materially affected by government regulation in the form of international conventions and national, state and local laws and regulations in force in the jurisdictions in which the vessels operate, as well as in the country or countries of their registration, including those governing the management and disposal of hazardous substances and wastes, the cleanup of oil spills and other contamination, air emissions, and water discharges and ballast water management. We are also required by various governmental and quasi-governmental agencies to obtain certain permits, licenses and certificates with respect to our operations. Because such conventions, laws, regulations and permit requirements are often revised, or the required additional measures for compliance are still under development, we cannot predict the ultimate cost of complying with such conventions, laws, regulations or permit requirements, or the impact thereof on the resale prices or useful lives of our vessels. Additional conventions, laws and regulations may be adopted which could limit our ability to do business or increase the cost of our doing business and which may materially adversely affect our business, financial condition and results of operations.

Environmental requirements can also affect the resale prices or useful lives of our vessels or require reductions in cargo capacity, ship modifications or operational changes or restrictions. Failure to comply with these requirements could lead to decreased availability of or more costly insurance coverage for environmental matters or result in the denial of access to certain jurisdictional waters or ports, or detention in certain ports. Under local, national and foreign laws, as well as international treaties and conventions, we could incur material liabilities, including cleanup obligations and claims for natural resource, personal injury and property damages in the event that there is a release of petroleum or other hazardous materials from our vessels or otherwise in connection with our operations. The 2010 explosion of the Deepwater Horizon and the subsequent release of oil into the Gulf of Mexico or similar events may result in further regulation of the shipping industry, including modifications to statutory liability schemes.

The operation of our vessels is affected by the requirements set forth in the International Safety Management, or ISM Code. The failure of a shipowner or bareboat charterer to comply with the ISM Code may subject such party to increased liability, may decrease available insurance coverage for the affected vessels, and/or may result in a denial of access to, or detention in, certain ports.

The European Union is currently considering proposals to further regulate vessel operations. Individual countries in the European Union may also have additional environmental and safety requirements. It is difficult to predict what legislation or regulation, if any, may be adopted by the European Union or any other country or authority.

The International Maritime Organization or other regulatory bodies may adopt additional regulations in the future that could adversely affect the useful lives of our vessels as well as our ability to generate income from them or resell them at attractive prices.

The United States Oil Pollution Act of 1990, or OPA, established an extensive regulatory and liability regime for the protection and clean-up of the environment from oil spills. Under OPA, vessel owners, operators and bareboat charterers are “responsible parties” and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges or threatened discharges of oil from their vessels, including bunkers (fuel).

Violations of, or liabilities under, environmental or other applicable laws and regulations can result in substantial penalties, fines and other sanctions, including, in certain instances, seizure or detention of our vessels. Events of this nature could have a material adverse effect on our business, financial condition and results of operations.

Technological innovation related to existing or new vessels could reduce the competitiveness of our older vessels and therefore the value of such vessels in the chartering and secondhand resale markets.

The charter hire rates and the value and operational life of a vessel are determined by a number of factors, including the vessel’s efficiency, operational flexibility and physical life. Efficiency includes speed, fuel economy and the ability to load and discharge cargo quickly. Flexibility includes the ability to enter harbors, utilize related docking facilities and pass through canals and straits. The length of a vessel’s physical life is related to its original design and construction, its maintenance and the impact of the stress of operations. If new drybulk carriers are built that are more efficient or more flexible or have longer physical lives than our older vessels, competition from these more technologically advanced vessels could adversely affect the competitiveness of our older vessels, and, in turn, the amount of charter hire payments we receive for our older vessels once their initial charters expire, and the resale value of our older vessels could significantly decrease.

Our vessels are exposed to inherent operational risks that may not be adequately covered by our insurance.

The operation of any vessel includes risks such as mechanical failure, collision, fire, contact with floating objects, cargo or property loss or damage and business interruption due to political circumstances in foreign countries, piracy, terrorist attacks, armed hostilities and labor strikes. With a drybulk carrier, the cargo itself and its interaction with the ship can be a risk factor. By their nature, drybulk cargoes are often heavy, dense, easily shifted, and react badly to water exposure. In addition, drybulk carriers are often subjected to battering treatment during unloading operations with grabs, jackhammers (to pry encrusted cargoes out of the hold), and small bulldozers. This treatment may cause damage to the vessel. Vessels damaged due to treatment during unloading procedures may be more susceptible to breach to the sea. Hull breaches in drybulk carriers may lead to the flooding of the vessels’ holds. If a drybulk carrier suffers flooding in its forward holds, the bulk cargo may become so dense and waterlogged that its pressure may buckle the vessel’s bulkheads leading to the loss of a vessel. If we are unable to adequately maintain our vessels we may be unable to prevent these events. Any of these circumstances or events could negatively impact our business, financial condition and results of operations.

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Further, such occurrences could result in death or injury to persons, loss of property or environmental damage, delays in the delivery of cargo, loss of revenues from or termination of charter contracts, governmental fines, penalties or restrictions on conducting business, higher insurance rates and damage to our reputation and customer relationships generally. In the past, political conflicts have also resulted in attacks on vessels, mining of waterways and other efforts to disrupt international shipping, particularly in the Arabian Gulf region. Acts of terrorism and piracy have also affected vessels trading in regions such as the South China Sea and the Gulf of Aden and Indian Ocean off the coast of Somalia and Kenya. If these attacks and other disruptions result in areas where our vessels are deployed being characterized by insurers as “war risk” zones or Joint War Committee “war, strikes, terrorism and related perils” listed areas, as the Gulf of Aden currently is, premiums payable for such coverage could increase significantly and such insurance coverage may be more difficult or impossible to obtain. In addition, there is always the possibility of a marine disaster, including oil spills and other environmental damage. Although our vessels carry a relatively small amount of the oil used for fuel (“bunkers”), a spill of oil from one of our vessels or losses as a result of fire or explosion could be catastrophic under certain circumstances.

We may not be adequately insured against all risks, and our insurers may not pay particular claims. With respect to war risks insurance, which we usually obtain for certain of our vessels making port calls in designated war zone areas, such insurance may not be obtained prior to one of our vessels entering into an actual war zone, which could result in that vessel not being insured. Even if our insurance coverage is adequate to cover our losses, we may not be able to timely obtain a replacement vessel in the event of a loss. Under the terms of our credit facilities, we will be subject to restrictions on the use of any proceeds we may receive from claims under our insurance policies. Furthermore, in the future, we may not be able to maintain or obtain adequate insurance coverage at reasonable rates for our fleet. We may also be subject to calls, or premiums, in amounts based not only on our own claim records but also the claim records of all other members of the protection and indemnity associations through which we receive indemnity insurance coverage for tort liability. Our insurance policies also contain deductibles, limitations and exclusions which, although we believe are standard in the shipping industry, may nevertheless increase our costs in the event of a claim or decrease any recovery in the event of a loss. If the damages from a catastrophic oil spill or other marine disaster exceeded our insurance coverage, the payment of those damages could have a material adverse effect on our business and could possibly result in our insolvency.

In addition, we may not carry loss of hire insurance. Loss of hire insurance covers the loss of revenue during extended vessel off-hire periods, such as those that occur during an unscheduled drydocking due to damage to the vessel from accidents. Accordingly, any loss of a vessel or any extended period of vessel off-hire, due to an accident or otherwise, could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to increased premium payments because we obtain some of our insurance through protection and indemnity associations.

We may be subject to increased premium payments, or calls, in amounts based not only on our and our Manager’s claim records but also the claim records of other members of the protection and indemnity associations through which we receive insurance coverage for tort liability, including pollution-related liability. Our protection and indemnity associations may not have enough resources to cover claims made against them. Our payment of these calls could result in significant expense to us, which could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Our operations expose us to global political risks, such as wars and political instability that may interfere with the operation of our vessels causing a decrease in revenues from such vessels.

We are an international company and primarily conduct our operations outside the United States. Changing economic, political and governmental conditions in the countries where we are engaged in business or where our vessels are registered will affect us. In the past, political conflicts, particularly in the Middle East, resulted in attacks on vessels, mining of waterways and other efforts to disrupt shipping in the area. For example, recent political and governmental instability in Egypt, Syria and Libya may affect vessels trading in such regions. In addition, future political and governmental instability, revolutions and wars in regions where our vessels trade could affect our trade patterns and adversely affect our operations by causing delays in shipping on certain routes or making shipping impossible on such routes, thereby causing a decrease in revenues.

During a period of war or emergency, a government could requisition for title or seize our vessels. Requisition for title occurs when a government takes control of a vessel and becomes the owner. A government could also requisition our vessels for hire, when a government takes control of a vessel and effectively becomes the charterer at dictated charter rates. Government requisition of one or more of our vessels could reduce our revenues and net income.

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Because our seafaring employees are covered by collective bargaining agreements, failure of industry groups to renew those agreements may disrupt our operations and adversely affect our earnings.

All of the seafarers employed on the vessels in our fleet are covered by collective bargaining agreements that set basic standards. We cannot assure you that these agreements will prevent labor interruptions. Any labor interruptions could disrupt our operations and harm our financial performance.

Crew costs are a significant expense for us under our charters. Recently, the limited supply of and increased demand for well-qualified crew, due to the increase in the size of the global shipping fleet, has created upward pressure on crewing costs, which we generally bear under our period time and spot charters. Increases in crew costs may adversely affect our profitability.

Increases in interest rates would reduce funds available to purchase vessels and service debt.

We have purchased, and may purchase in the future, vessels with loans that provide for periodic interest payments based on indices that fluctuate with changes in market interest rates. If interest rates increase significantly, it would increase our costs of financing our acquisition of vessels, which could decrease the number of additional vessels that we could acquire and adversely affect our financial condition and results of operations and may adversely affect our ability to service debt.

The derivative contracts we have entered into to hedge our exposure to fluctuations in interest rates could result in higher than market interest rates and charges against our income.

We have entered into two interest rate swaps for purposes of managing our exposure to fluctuations in interest rates applicable to indebtedness under two of our credit facilities with Credit Suisse, which provide for a floating interest rate based on LIBOR. Our hedging strategies, however, may not be effective and we may incur substantial losses if interest rates move materially differently from the fixed rates agreed to in our derivative contracts. Since our existing interest rate swaps do not, and future derivative contracts may not, qualify for treatment as hedges for accounting purposes, we recognize fluctuations in the fair value of such contracts in our income statement. In addition, our financial condition could be materially adversely affected to the extent we do not hedge our exposure to interest rate fluctuations under our financing arrangements. Any hedging activities we engage in may not effectively manage our interest rate exposure or have the desired impact on our financial conditions or results of operations.

From time to time in the future, we may take positions in derivative instruments including freight forward agreements, or FFAs. FFAs and other derivative instruments may be used to hedge a vessel owner’s exposure to the charter market by providing for the sale of a contracted charter rate along a specified route and period of time. Upon settlement, if the contracted charter rate is less than the average of the rates, as reported by an identified index, for the specified route and time period, the seller of the FFAs is required to pay the buyer an amount equal to the difference between the contracted rate and the settlement rate, multiplied by the number of days in the specified period. Conversely, if the contracted rate is greater than the settlement rate, the buyer is required to pay the seller the settlement sum. If we take positions in FFAs or other derivative instruments and do not correctly anticipate charter rate movements over the specified route and time period, we could suffer losses in the settling or termination of the FFA. This could adversely affect our results of operation and cash flow. As of the date of this prospectus, we had no FFAs outstanding.

Because we generate all of our revenues in U.S. dollars but will incur a portion of our expenses in other currencies, exchange rate fluctuations could have an adverse impact on our results of operations.

We generate all of our revenues in U.S. dollars, but we expect that portions of our future expenses will be incurred in currencies other than the U.S. dollar. This difference could lead to fluctuations in our net income due to changes in the value of the dollar relative to the other currencies, in particular the Euro. Expenses incurred in foreign currencies against which the dollar falls in value can increase, decreasing net income. For the nine months ended September 30, 2013 and 2012, the fluctuation in the value of the dollar against foreign currencies did not have a material impact on us.

We may have to pay tax on United States source income, which would reduce our earnings.

Under the laws of the countries of our and our subsidiaries incorporation and/or vessels’ registration, we are not subject to tax on international shipping income; however, we are subject to registration and tonnage taxes, which have been included in “Vessel operating expenses” in our consolidated statement of operations. Pursuant to the Internal Revenue Code of the United States, or the Code, U.S. source income from the international operations of ships is generally exempt from U.S. tax if the company operating the ships meets both of the following requirements, (1) more than 50% of the value of our stock is owned, directly or indirectly, by “qualified shareholders,” which includes persons (i) who are “residents” of our country of organization or of another foreign country that grants an “equivalent exemption” to corporations organized in the United States, and (ii) who comply with certain documentation requirements, which we refer to as the “Qualified Shareholder Ownership Test,” or (2) our stock is primarily and regularly traded on one or more established securities markets in our country of organization, in another country that grants an “equivalent exemption” to United States corporations, or in the United States, which we refer to as the “Publicly-Traded Test;” and we are not considered “closely held,” which we refer to as the “Closely-Held Test;”

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To complete the exemption process, our shipowning subsidiaries must file a U.S. tax return, state the basis of their exemption and obtain and retain documentation attesting to the basis of their exemptions. Our subsidiaries will complete the filing process for 2012 on or prior to the applicable tax filing deadline.

All of our ship-operating subsidiaries currently satisfy the Publicly-Traded Test based on the trading volume and the widely-held ownership of our common stock, but no assurance can be given that this will remain so in the future, since continued compliance with this rule is subject to factors outside our control. Based on our U.S. source Shipping Income for 2010, 2011 and 2012, we would be subject to U.S. federal income tax of approximately $34, $93 and $25, respectively, in the absence of an exemption under Section 883.

U.S. tax authorities could treat us as a “passive foreign investment company,” which could have adverse U.S. federal income tax consequences to U.S. holders.

A foreign corporation will be treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of “passive income” or (2) at least 50% of the average value of the corporation’s assets produce or are held for the production of those types of “passive income.” For purposes of these tests, “passive income” includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute “passive income.” U.S. shareholders of a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

Based on our currently anticipated operations, we do not believe that we will be a PFIC with respect to any taxable year. In this regard, we intend to treat the gross income we derive or are deemed to derive from our time chartering activities as services income, rather than rental income. Accordingly, we believe that our time chartering activities does not constitute “passive income,” and the assets that we own and operate in connection with the production of that income do not constitute passive assets.

There is, however, no direct legal authority under the PFIC rules addressing our proposed method of operation, and a federal court decision has characterized income received from vessel time charters as rental rather than services income for U.S. tax purposes. Accordingly, no assurance can be given that the U.S. Internal Revenue Service, or IRS, or a court of law will accept our position, and there is a risk that the IRS or a court of law could determine that we are a PFIC. Moreover, no assurance can be given that we would not constitute a PFIC for any future taxable year if there were to be changes in the nature and extent of our operations.

If the IRS were to find that we are or have been a PFIC for any taxable year, our U.S. shareholders will face adverse U.S. tax consequences. Under the PFIC rules, unless those shareholders make an election available under the Code (which election could itself have adverse consequences for such shareholders), such shareholders would be liable to pay United States federal income tax at the then prevailing income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of our common stock, as if the excess distribution or gain had been recognized ratably over the shareholder’s holding period of our common stock.

Risk Factors Relating to the Drybulk Shipping Industry

The international drybulk shipping industry is cyclical and volatile and charter rates have decreased significantly and may further decrease in the future, which may adversely affect our earnings, vessel values and results of operations.

The drybulk shipping industry is cyclical with volatility in charter hire rates and profitability. The degree of charter hire rate volatility among different types of drybulk vessels has varied widely. Since the middle of the third quarter of 2008, charter hire rates for drybulk vessels have decreased substantially, they may remain volatile for the foreseeable future and could continue to decline further. Additionally, charter rates have been particularly volatile during 2012 and have substantially decreased. As a result, our charter rates could further decline significantly, resulting in a loss and a reduction in earnings.

We anticipate that the future demand for our drybulk vessels will be dependent upon existing conditions in the world’s economies, seasonal and regional changes in demand, changes in the number of drybulk vessels being ordered and constructed, particularly if there is an oversupply of vessels, changes in the capacity of the global drybulk fleet and the sources and supply of drybulk cargo to be transported by sea. Adverse economic, political, social or other developments could have a further material adverse effect on drybulk shipping in general and on our business and operating results in particular.

Our ability to re-charter our drybulk vessels upon the expiration or termination of their current time charters, the charter rates payable under any renewal or replacement charters will depend upon, among other things, the current state of the drybulk shipping market. If the drybulk shipping market is in a period of depression when our vessels’ charters expire, it is likely that we may be forced to re-charter them at reduced rates, including rates whereby we incur a loss, which may reduce our earnings or make our earnings volatile.

In addition, because the market value of our vessels may fluctuate significantly, we may incur losses when we sell vessels, which may adversely affect our earnings. If we sell vessels at a time when vessel prices have fallen and before we have recorded an impairment adjustment to our financial statements, the sale may be at less than the vessel’s carrying amount on our financial statements, resulting in a loss and a reduction in earnings.

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The drybulk carrier charter market remains significantly below its high in the middle of 2008 and the average rates achieved in the four prior years, which has and may continue to adversely affect our revenues, earnings and profitability and our ability to comply with our loan covenants and repay our indebtedness.

The drybulk shipping industry is cyclical with attendant volatility in charter hire rates and profitability. The degree of charter hire rate volatility among different types of dry bulk vessels has varied widely; however, the continued downturn in the drybulk charter market has severely affected the entire dry bulk shipping industry and charter hire rates for drybulk vessels have declined significantly from historically high levels. The Baltic Dry Index (the “BDI”), which is published daily by the Baltic Exchange Limited, a London-based membership organization that provides daily shipping market information to the global investing community, is a daily average of charter rates in selected shipping routes measured on a time charter and voyage basis covering Handysize, Supramax, Panamax and Capesize drybulk carriers. The BDI has long been viewed as the main benchmark to monitor the movements of the dry bulk vessel charter market and the performance of the entire drybulk shipping market. The BDI declined 94% in 2008 from a peak of 11,793 in May 2008 to a low of 663 in December 2008 and remained volatile during 2009, ranging from a low of 772 in January 2009 to a high of 4,661 in November 2009. The BDI continued its volatility in 2012 and 2013, reaching a high of 1,738 in January 2012 and a low of approximately 647 in February 2012 and a high of 2,146 in October 2013 and a low of 698 in January 2013.

As of November 11, 2013, the BDI was 1,564. The decline and volatility in charter rates has been due to various factors, including the lack of trade financing for purchases of commodities carried by sea, which had resulted in a significant decline in cargo shipments. The decline and volatility in charter rates in the drybulk market also affects the value of our drybulk vessels, which follows the trends of drybulk charter rates, and earnings on our charters, and similarly, affects our cash flows, our ability to repay our indebtedness and compliance with the covenants contained in our loan agreements.

Economic recession and disruptions in world financial markets and the resulting governmental action in the United States and in other parts of the world could have a further material adverse impact on our results of operations, financial condition and cash flows.

We face risks resulting from changes in economic environments, changes in interest rates and instability in the banking, energy, commodities and securities markets around the world, among other factors. Major market disruptions, the adverse changes in market conditions and the regulatory climate in the United States and worldwide may adversely affect our business, impair our ability to borrow amounts under our existing credit facility or any credit facilities we enter into. In addition, the economic environment in Greece, which is where our operations are based, may have adverse impacts on us. We cannot predict how long the current market conditions will last. However, these economic and governmental factors, together with the concurrent decline in charter rates, could have a significant effect on our results of operations and could affect the price of our common stock.

An economic slowdown in the Asia Pacific region could exacerbate the effect of recent slowdowns in the economies of the European Union and may have a material adverse effect on our business, financial condition and results of operations.

We anticipate a significant number of the port calls made by our vessels will continue to involve the loading or discharging of drybulk commodities in ports in the Asia Pacific region. As a result, any negative changes in economic conditions in any Asia Pacific country, particularly in China, may exacerbate the effect of recent slowdowns in the economies of the European Union and may have a material adverse effect on our business, financial condition and results of operations, as well as our future prospects. Before the global economic financial crisis that began in 2008, China had one of the world’s fastest growing economies in terms of gross domestic product (“GDP”) which had a significant impact on shipping demand. The growth rate of China’s GDP decreased to approximately 7.8% for the year ended December 31, 2012, as compared to 9.3% and 10.4% for the years ended December 31, 2011 and 2010, respectively, and continues to remain below pre-2008 levels. It is possible that China and other countries in the Asia Pacific region will continue to experience slowed or even negative economic growth in the near future. Moreover, the current economic slowdown in the economies of the European Union and other Asian countries may further adversely affect economic growth in China and elsewhere. Our business, financial condition and results of operations, as well as our future prospects, will likely be materially and adversely affected by a further economic downturn in any of these countries.

Changes in the economic and political environment in China and policies adopted by the government to regulate its economy may have a material adverse effect on our business, financial condition and results of operations.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in such respects as structure, government involvement, level of development, growth rate, capital reinvestment, allocation of resources, rate of inflation and balance of payments position. Since 1978, increasing emphasis has been placed on the utilization of market forces in the development of the Chinese economy. There is an increasing level of freedom and autonomy in areas such as allocation of resources, production, pricing and management and a gradual shift in emphasis to a “market economy” and enterprise reform. Although limited price reforms were undertaken, with the result that prices for certain commodities are principally determined by market forces, many of the reforms are experimental and may be subject to change or abolition. We cannot assure you that the Chinese government will continue to pursue a policy of economic reform. The level of imports to and exports from China could be adversely affected by changes to these economic reforms, as well as by changes in political, economic and social conditions or other relevant policies of the Chinese government, such as changes in laws, regulations or export and import restrictions, all of which could, adversely affect our business, financial condition and operating results.

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Risks involved with operating ocean-going vessels could affect our business and reputation, which may reduce our revenues.

The operation of an ocean-going vessel has inherent risks. These risks include the possibility of:

•	crew strikes and/or boycotts;

•	marine disaster;

•	piracy;

•	environmental accidents;

•	cargo and property losses or damage; and

•	business interruptions caused by mechanical failure, human error, war, terrorism, political action in various countries, labor strikes or adverse weather conditions.

The involvement of any of our vessels in an environmental disaster may harm our reputation as a safe and reliable vessel operator. Any of these circumstances or events could increase our costs or lower our revenues.

On October 11, 2012, we announced that all 21 crew members of the M/V Free Goddess are reported safe and well after the vessel’s release by her hijackers. The M/V Free Goddess had been hijacked by Somali pirates on February 7, 2012 while transiting the Indian Ocean eastbound. The vessel was on a time charter trip at the time she was hijacked. Under the charterparty agreement, the BIMCO Piracy clause was applied, which provided among other things, for the charterers to have the vessel covered with kidnap and ransom insurance and loss of hire insurance. The vessel was also covered by the war risk underwriters, who confirmed cover. We commenced arbitration proceedings with the charterer due to the charterer not fulfilling its obligations under the charterparty agreement. The proceedings were concluded and the award was in our favor. Thereafter, we reached a settlement with the charterer pursuant to which the charterer agreed to pay $800. Further claims have risen against the charterer following the vessel's release by the pirates for unpaid hire and other amounts under the charterparty. The vessel is currently in the port of Shalala in Oman.  Funding agreements with cargo interests and vessel’s War Underwriters have been signed and funding commenced. Agents have been paid in full the sum of about $320 and some of the spares have been ordered. The works are in progress.

An oversupply of drybulk vessel capacity may lead to reductions in charter rates and profitability.

As of December 31, 2012, newbuilding orders had been placed for an aggregate of approximately 18% of the total DWT of the then-existing global drybulk fleet, with deliveries expected mainly during the succeeding 36 months, although available data with regard to cancellations of existing newbuilding orders or delays of new build deliveries are not always accurate. As of December 31, 2011, newbuilding orders had been placed for an aggregate of approximately 32% of the total DWT of the then-existing global drybulk fleet, with deliveries expected mainly during the succeeding 36 months, although available data with regard to cancellations of existing new build orders or delays of new build deliveries are not always accurate. An over-supply of drybulk carrier capacity may result in a reduction of charter hire rates. Because the factors affecting the supply and demand for vessels are outside of our control and are unpredictable, the nature, timing, direction and degree of changes in industry conditions are also unpredictable.

Factors that influence demand for vessel capacity include:

•	supply and demand for energy resources, commodities, semi-finished and finished consumer and industrial products;

•	changes in the exploration or production of energy resources, commodities, semi-finished and finished consumer and industrial products;

•	the location of regional and global exploration, production and manufacturing facilities;

•	the location of consuming regions for energy resources, commodities, semi-finished and finished consumer and industrial products;

•	the globalization of production and manufacturing; global and regional economic and political conditions, including armed conflicts, terrorist activities, embargoes and strikes;

•	developments in international trade;

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•	changes in seaborne and other transportation patterns, including the distance cargo is transported by sea;

•	environmental and other regulatory developments;

•	currency exchange rates; and weather.

The factors that influence the supply of vessel capacity include:

•	the number of newbuilding deliveries;

•	port and canal congestion;

•	the scrapping rate of older vessels;

•	vessel casualties; and

•	the number of vessels that are out of service.

We anticipate that the future demand for our drybulk carriers will be dependent upon continued economic growth in the world’s economies, including China and India, seasonal and regional changes in demand, changes in the capacity of the global drybulk carrier fleet and the sources and supply of drybulk cargoes to be transported by sea. The capacity of the global drybulk carrier fleet seems likely to increase and economic growth may not continue. Adverse economic, political, social or other developments could have a material adverse effect on our business and operating results.

Increased inspection procedures and tighter import and export controls could increase costs and disrupt our business.

International shipping is subject to various security and customs inspection and related procedures in countries of origin and destination. Inspection procedures can result in the seizure of the contents of our vessels, delays in the loading, offloading or delivery and the levying of customs duties, fines or other penalties against us.

Since the terrorist attacks of September 11, 2001, there has been a variety of limitations intended to enhance vessel security.

Regulations by the U.S. Coast Guard and rules pursuant to the International Convention for the Safety of Life at Sea have imposed increased compliance costs on vessel owners and charterers. These costs include certification costs imposed by relevant agencies and bonding costs under U.S. Customs and Border Protection, as well as potential delays in transit due to increased security procedures regulating the entry into harbors or the discharge of cargo.

It is possible that changes to inspection procedures could impose additional financial and legal obligations on us. Furthermore, changes to inspection procedures could also impose additional costs and obligations on our customers and may, in certain cases, render the shipment of certain types of cargo uneconomical or impractical. Any such changes or developments may have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends.

Risks Related to Our Common Stock

If we are unable to achieve compliance with NASDAQ’s listing requirements, our common stock could be delisted from the NASDAQ Capital Market, which would negatively impact our liquidity, our stockholders’ ability to sell shares and our ability to raise capital.

Our listing on the NASDAQ Capital Market is conditioned upon our continued compliance with the NASDAQ Marketplace Rules, including a rule that requires that we continue to meet the minimum bid price requirement as well as certain equity or market standards including maintenance of a minimum stockholders’ equity level, having a minimum number of publicly held shares, and a minimum number of registered and active market makers. We received a letter dated June 17, 2013 from NASDAQ stating that for the previous 30 consecutive business days, the bid price of our common stock closed below the minimum $1.00 per share. This is a requirement for continued listing on the NASDAQ Capital Market pursuant to NASDAQ Marketplace Rules 5450(a)(1), the Minimum Bid Price Rule. This letter has no immediate effect on the listing of the Company’s common stock. We have been provided a grace period of 180 calendar days to regain compliance by maintaining a closing bid price of at least $1.00 per share (which grace period ends December 16, 2013). If at any time before that date, the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ will notify us that we have achieved compliance with the Minimum Bid Price Rule.

If we fail to comply with NASDAQ’s continued listing requirements, our common stock could be delisted from the NASDAQ Capital Market. The delisting of our common stock would significantly affect the ability of investors to trade our securities and would significantly negatively affect the value and liquidity of our common stock. In addition, the delisting of our common stock could materially adversely affect our ability to raise capital on terms acceptable to us or at all. Delisting from the NASDAQ Capital Market could also have other negative results, including the potential loss of confidence by suppliers and employees, the loss of institutional investor interest and fewer business development opportunities.

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The market price of our common stock has been and may in the future be subject to significant fluctuations.

The market price of our common stock has been and may in the future be subject to significant fluctuations as a result of many factors, some of which are beyond our control. Among the factors that have in the past and could in the future affect our stock price are:

·	quarterly variations in our results of operations;

·	our lenders’ willingness to extend our loan covenant waivers, if necessary;

·	changes in market valuations of similar companies and stock market price and volume fluctuations generally;

·	changes in earnings estimates or publication of research reports by analysts;

·	speculation in the press or investment community about our business or the shipping industry generally;

·	strategic actions by us or our competitors such as acquisitions or restructurings;

·	the thin trading market for our common stock, which makes it somewhat illiquid;

·	the current ineligibility of our common stock to be the subject of margin loans because of its low current market price;

·	regulatory developments;

·	additions or departures of key personnel;

·	general market conditions; and

·	domestic and international economic, market and currency factors unrelated to our performance.

The stock markets in general, and the markets for drybulk shipping and shipping stocks in particular, have experienced extreme volatility that has sometimes been unrelated to the operating performance of individual companies. These broad market fluctuations may adversely affect the trading price of our common stock.

As long as our stock price remains below $5.00 per share, our shareholders will face restrictions in using our shares as collateral for margin accounts.

The closing price of our common stock on the NASDAQ Capital Market on November 15, 2013 was $0.36 per share. If the market price of our shares of common stock remains below $5.00 per share, under Federal Reserve regulations and account maintenance rules of many brokerages, our shareholders will face restrictions in using such shares as collateral for borrowing in margin accounts. These restrictions on the use of our common stock as collateral may lead to sales of such shares creating downward pressure on and increased volatility in, the market price of our shares of common stock. In addition, many institutional investors will not invest in stocks whose prices are below $5.00 per share.

If our common stock is delisted from The NASDAQ Stock Market, we would be subject to the risks relating to penny stocks.

If our common stock were to be delisted from trading on The NASDAQ Stock Market and the trading price of the common stock were below $5.00 per share on the date the common stock were delisted, trading in our common stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally institutions. These additional requirements may discourage broker-dealers from effecting transactions in securities that are classified as penny stocks, which could severely limit the market price and liquidity of such securities and the ability of purchasers to sell such securities in the secondary market. A penny stock is defined generally as any non-exchange listed equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

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As a foreign private issuer whose shares are listed on the NASDAQ Capital Market, we may follow certain home country corporate governance practices instead of certain NASDAQ requirements and are not required to obtain shareholder approval for the sale of shares under the Investment Agreement.

As a foreign private issuer whose shares are listed on the NASDAQ Capital Market, we are permitted to follow certain home country corporate governance practices instead of certain requirements of the NASDAQ Marketplace Rules. For example, we may follow home country practice with regard to, among other things, the composition of the board of directors, compensation of officers, director nomination process and quorum at shareholders’ meetings. In addition, we may follow home country practice instead of the NASDAQ requirement to obtain shareholder approval for certain dilutive events, such as for the establishment or amendment of certain equity-based compensation plans, a stock issuance that will result in a change of control of the company, certain transactions other than a public offering involving issuances of a 20% or more interest in the company and certain acquisitions of the stock or assets of another company. In particular, we are not required to obtain shareholder approval for our sale of shares pursuant to the Investment Agreement, which may result in the issuance of shares totaling more than 20% of our outstanding shares. Accordingly, our shareholders may not be afforded the same protections as provided under NASDAQ’s corporate governance rules.

Future sales or issuances of our stock could cause the market price of our common stock to decline.

Issuance of a substantial number of shares of our common stock in public or private offerings, including pursuant to the Investment Agreement, or in payment of obligations due, or the perception that these issuances could occur, may depress the market price for our common stock. These issuances could also impair our ability to raise additional capital through the sale of our equity securities in the future. We may issue additional shares of our common stock in the future and our shareholders may elect to sell large numbers of shares held by them from time to time. Also, we may need to raise additional capital to achieve our business plans.

Because the Republic of the Marshall Islands, where we are incorporated, does not have a well-developed body of corporate law, shareholders may have fewer rights and protections than under typical United States law, such as Delaware, and shareholders may have difficulty in protecting their interest with regard to actions taken by our Board of Directors.

Our corporate affairs are governed by amended and restated articles of incorporation and by-laws and by the Marshall Islands Business Corporations Act, or BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain U.S. jurisdictions. Shareholder rights may differ as well. For example, under Marshall Islands law, a copy of the notice of any meeting of the shareholders must be given not less than 15 days before the meeting, whereas in Delaware such notice must be given not less than 10 days before the meeting. Therefore, if immediate shareholder action is required, a meeting may not be able to be convened as quickly as it can be convened under Delaware law. Also, under Marshall Islands law, any action required to be taken by a meeting of shareholders may only be taken without a meeting if consent is in writing and is signed by all of the shareholders entitled to vote, whereas under Delaware law action may be taken by consent if approved by the number of shareholders that would be required to approve such action at a meeting. Therefore, under Marshall Islands law, it may be more difficult for a company to take certain actions without a meeting even if a majority of the shareholders approve of such action. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, public shareholders may have more difficulty in protecting their interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction.

It may not be possible for investors to enforce U.S. judgments against us.

We, and all our subsidiaries, are or will be incorporated in jurisdictions outside the U.S. and substantially all of our assets and those of our subsidiaries and will be located outside the U.S. In addition, most of our directors and officers are or will be non-residents of the U.S., and all or a substantial portion of the assets of these non-residents are or will be located outside the U.S. As a result, it may be difficult or impossible for U.S. investors to serve process within the U.S. upon us, our subsidiaries, or our directors and officers, or to enforce a judgment against us for civil liabilities in U.S. courts. In addition, you should not assume that courts in the countries in which we or our subsidiaries are incorporated or where our or the assets of our subsidiaries are located would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries based upon the civil liability provisions of applicable U.S. federal and state securities laws or would enforce, in original actions, liabilities against us or our subsidiaries based on those laws.

We can issue shares of preferred stock without shareholder approval, which could adversely affect the rights of common shareholders.

Our articles of incorporation permit us to establish the rights, privileges, preferences and restrictions, including voting rights, of future series of our preferred stock and to issue such stock without approval from our stockholders. The rights of holders of our common stock may suffer as a result of the rights granted to holders of preferred stock that we may issue in the future. In addition, we could issue preferred stock to prevent a change in control of our company, depriving common shareholders of an opportunity to sell their stock at a price in excess of the prevailing market price.

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Our stockholder rights plan may discourage a takeover.

In January 2009, our Board of Directors authorized shares of Series A Participating Preferred Stock in connection with its adoption of a stockholder rights plan, under which we issued rights to purchase Series A Preferred Stock to holders of our common stock. Upon certain triggering events, each Right entitles the registered holder to purchase from us one one-thousandth of a share of Preferred Stock at an exercise price of $90.00, subject to adjustment. Our stockholder rights plan may generally discourage a merger or tender offer involving our securities that is not approved by our Board of Directors by increasing the cost of effecting any such transaction and, accordingly, could have an adverse impact on stockholders who might want to vote in favor of such merger or participate in such tender offer. Our stockholder rights plan expires in January 2019.

Provisions in our organizational documents, our management agreement and under Marshall Islands corporate law could make it difficult for our shareholders to replace or remove our current Board of Directors or have the effect of discouraging, delaying or preventing a merger or acquisition, which could adversely affect the market price of our common stock.

Several provisions of our amended and restated articles of incorporation and by-laws, and certain provisions of the Marshall Islands corporate law, could make it difficult for our shareholders to change the composition of our Board of Directors in any one year, preventing them from changing the composition of management. In addition, these provisions may discourage, delay or prevent a merger or acquisition that shareholders may consider favorable. These provisions include:

·	authorizing our Board of Directors to issue “blank check” preferred stock without shareholder approval;

·	providing for a classified Board of Directors with staggered, three year terms;

·	prohibiting cumulative voting in the election of directors;

·	authorizing the removal of directors only for cause and only upon the affirmative vote of the holders of a two-thirds majority of the outstanding shares of our common shares, voting as a single class, entitled to vote for the directors;

·	limiting the persons who may call special meetings of shareholders;

·	establishing advance notice requirements for election to our Board of Directors or proposing matters that can be acted on by shareholders at shareholder meetings; and

·	limiting our ability to enter into business combination transactions with certain shareholders.

Pursuant to the terms of our management agreement, our Manager is entitled to a termination fee if such agreement is terminated upon a “change of control,” which term includes, but is not limited to, the election of a director not recommended by the then-current Board of Directors, any person or entity or group of affiliated persons or entities that becomes a beneficial owner of 15% or more of our voting securities, a merger of FreeSeas where less than a majority of the shares of the resulting entity are held by the FreeSeas shareholders or the sale of all or substantially all of FreeSeas’ assets. The termination fee as of September 30, 2013 would have been approximately $90 million. In addition, we have implemented a shareholder rights plan pursuant to which the holders of our common stock receive one right to purchase one one-thousandth of a share of our Series A Participating Preferred Stock at an exercise price of $90.00 per share, subject to adjustment. The rights become exercisable upon the occurrence of certain change in control events. These provisions and our shareholder rights plan could substantially impede the ability of public shareholders to benefit from a change in control and, as a result, may adversely affect the market price of our common shares and your ability to realize any potential change of control premium.

There are a large number of shares underlying our court approved Exchange Agreement that may be available for future sale and the sale of these shares may depress the market price of our common stock.

We have entered into the Exchange Agreement with Crede relating to the settlement of an outstanding litigation claim. We have issued an aggregate of 35,818,257 Crede Settlement Shares, which will be subject to adjustment on the 76th trading day following the date on which the Crede Settlement Shares were initially issued to reflect the intention of the parties that the total number of shares of Common Stock to be issued to Crede pursuant to the Exchange Agreement be based upon a specified discount to the trading VWAP of the Common Stock for a specified period of time. Specifically, the total number of shares of Common Stock to be issued to Crede pursuant to the Exchange Agreement shall be equal to the Crede Settlement Shares. As of November 15, 2013, we have issued 35,818,257 shares of common stock pursuant to the Exchange Agreement. Based on the closing sales price on November 15, 2013, the total number of shares issuable pursuant to the Exchange Agreement would be approximately 40,954,416. In addition, the number of shares of common stock issuable pursuant to the Exchange Agreement will increase if the VWAP of our stock declines during the calculation Period.

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All of the shares issuable pursuant to the Exchange Agreement may be sold without restriction pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended. The sale of these shares may adversely affect the market price of our common stock.

The issuance of shares pursuant to the Exchange Agreement may cause immediate and substantial dilution to our existing stockholders.

The issuance of shares pursuant to the Exchange Agreement may result in substantial dilution to the interests of other stockholders since Crede may ultimately sell the full amount issuable. Although the Exchange Agreement provides that Crede may not receive additional shares if such issuance would cause them to own more than 9.99% of our outstanding common stock, this restriction does not prevent Crede from receiving additional shares, selling such shares and then receiving additional shares. In this way, Crede could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

Risks Related to This Offering

There are a large number of shares underlying the Preferred Stock and Warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As of November 15, 2013, we had 94,324,530 shares of common stock issued and outstanding, the Series B Preferred Stock outstanding that may be currently converted into an estimated 3,750,000 shares of common stock at the fixed conversion price and the outstanding Warrants that may be exercised into 37,500,000 shares of common stock. In addition, on the second trading day after the Registration Statement is declared effective by the SEC, we will sell the Series C Preferred Stock to the selling stockholder, which Series C Preferred Stock may be converted into an estimated 21,250,000 shares of common stock at the fixed conversion price. Further, the number of shares of common stock issuable upon conversion of the Preferred Stock will increase if the closing bid price of our stock is less than $0.40 on the first (1st) trading day immediately following the effective date of the Registration Statement. The sale of these shares may adversely affect the market price of our common stock.

The conversion of Preferred Stock and exercise of the Warrants may encourage investors to make short sales in our common stock, which could have a depressive effective on the price of our common stock, and make it more difficult for us to raise additional funds.

The downward pressure on the price of the common stock as Crede converts the Preferred Stock and/or exercises the Warrants and sells material amounts of common stock could encourage short sales by investors. Short sales by investors could place further downward pressure on the price of the common stock. Crede could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion of the Preferred Stock and exercise of Warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock. A lower price of our stock would make it more difficult for us to raise additional funds.

The issuance of shares upon conversion of the Preferred Stock and exercise of Warrants may cause immediate and substantial dilution to our existing stockholders.

The issuance of shares upon conversion of the Preferred Stock and exercise of Warrants may result in substantial dilution to the interests of other stockholders since the investors may ultimately convert and sell the full amount issuable on conversion. Although the investors may not convert their Preferred Stock and/or exercise their Warrants if such conversion or exercise would cause them to own more than 9.9% of our outstanding common stock, this restriction does not prevent the investors from converting and/or exercising some of their holdings and then converting additional holdings. In this way, Crede could sell more than this limit while never holding more than this limit.

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PRICE RANGE OF OUR PUBLICLY TRADED SECURITIES

Our common stock began trading on the NASDAQ Capital Market on February 19, 2013 under the trading symbol “FREE.” Prior to that time, our common stock was traded on the NASDAQ Global Market under the symbol “FREE.”

 The high and low sales prices of our common stock as reported by the NASDAQ Stock Market, for the years, quarters and months indicated, are as follows (adjusted to give effect of our one share for five share reverse stock split that was effective on October 1, 2010 and our one share for ten share reverse split that was effective on February 14, 2013):

	Common Stock
For the Years Ended:	High	Low
December 31, 2008	$398.50	45.00
December 31, 2009	174.50	58.50
December 31, 2010	79.50	36.10
December 31, 2011	38.90	4.00
December 31, 2012	18.50	0.70

	Common Stock
For the Quarters Ended:	High	Low
December 31, 2011	$11.30	$4.00
March 31, 2012	9.30	8.00
June 30, 2012	18.50	6.30
September 30, 2012	6.60	2.10
December 31, 2012	2.40	0.70
March 31, 2013	5.80	0.62
June 30, 2013	1.44	0.34
September 30, 2013	0.93	0.17

	Common Stock
For the Months Ended:	High	Low
May 31, 2013	$1.11	$0.601
June 30, 2013	0.79	0.34
July 31, 2013	0.64	0.21
August 31, 2013	0.26	0.17
September 30, 2013	0.93	0.17
October 31, 2013	0.84	0.36

DIVIDEND POLICY

In light of a lower freight environment and a highly challenging financing environment, which has adversely affected our results of operations and our compliance with our debt obligations, our Board of Directors, beginning in February 2009, suspended the cash dividend on our common stock. Our dividend policy will be assessed by our Board of Directors from time to time; however, it is not likely that we will reinstate the payment of dividends until market conditions significantly improve. In addition, our loan agreements do not allow us to pay dividends without the prior written approval of our lenders. Therefore, there can be no assurance that, if we were to determine to resume paying cash dividends, our lenders would provide any required consent.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders. We may receive funds from the exercise of warrants held by the selling stockholder, if and when exercised for cash, although the warrants may be exercised on a cashless basis.  In addition, on the second trading day after the registration statement that this prospectus is a part of is declared effective by the SEC, we will sell sale of the Series C Convertible Preferred Stock to the selling stockholder. All net proceeds from the sale of the common stock covered by this prospectus will go to the selling stockholder.

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CAPITALIZATION

The following table sets forth our consolidated capitalization as of September 30, 2013. You should read the following table in conjunction with other disclosures included elsewhere in this prospectus relating to changes in capitalization since September 30, 2013.

(U.S. dollars in thousands, except share amounts)
Debt:
Long-term debt, current portion	$88,946
Long-term debt, net of current portion	-

Total debt	$88,946

Shareholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued	$-
Common stock, $0.001 par value; 250,000,000 shares authorized, 53,108,261 shares issued and outstanding(1)	53
Additional paid-in capital	154,139
Accumulated deficit	(153,481)

Total shareholders’ equity	$711

Total capitalization	$89,657

(1)	Does not include:

(i)	268,089 shares of common stock issued by the Company to Asher upon conversion of a $103.5 convertible promissory note dated April 8, 2013.
(ii)	The aggregate of 35,818,257 shares of common stock issued and delivered to Crede between October 10, 2013 and November 7, 2013 in connection with the Exchange Agreement the Company entered into with Crede on September 26, 2013.
(iii)	4,958,286 shares of common stock issued on October 14, 2013 by the Company to the Manager, in payment of $2,168 in unpaid fees due to the Manager for the months of February – September 2013 and 171,637 shares of its common stock to its non-executive members of its Board of Directors in payment of $120 in unpaid Board fees for the first, second and third quarters of 2013.

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SELECTED HISTORICAL FINANCIAL INFORMATION AND OTHER DATA

The following summary financial information and data were derived from our unaudited condensed consolidated financial statements for the nine months ended September 30, 2013 and 2012 and our audited consolidated financial statements for the years ended December 31, 2012, 2011, 2010, 2009 and 2008. The information is only a summary and should be read in conjunction with our historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” incorporated herein by reference. The historical data included below and elsewhere in this prospectus are not necessarily indicative of our future performance.

All amounts in the tables below are in thousands of U.S. dollars, except for share data, per share data and per diem amounts.

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Statement of Operations Data:
Operating revenues	$4,001	$12,136	$14,260	$29,538	$57,650	$57,533	$66,689
Voyage expenses	(2,641)	(1,991)	(2,835)	(807)	(1,887)	(1,394)	(527)
Commissions	(390)	(720)	(874)	(1,777)	(3,357)	(3,089)	(3,383)
Vessel operating expenses	(8,511)	(7,904)	(10,868)	(14,563)	(18,607)	(17,813)	(16,354)
Depreciation expense	(4,284)	(4,285)	(5,729)	(8,664)	(15,365)	(16,006)	(13,349)
Amortization of deferred charges	(199)	(691)	(988)	(915)	(1,888)	(1,742)	(788)
Management fees to a related party	(1,074)	(2,165)	(2,404)	(1,900)	(1,978)	(1,874)	(2,634)
General and administrative expenses	(2,494)	(3,675)	(4,443)	(4,734)	(4,494)	(4,156)	(2,863)
Provision and write-offs of insurance claims and bad debts	(451)	(340)	(1,675)	(133)	(1,250)	—	(221)
Gain on sale of vessel	—	—	—	1,561	807	—	—
Vessel impairment loss	(3,477)	(12,480)	(12,480)	(69,998)	(26,631)	—	—
Impairment of advances for vessels under construction	—	—	—	(11,717)	—	—	—
Income / (loss) from operations	$(19,520)	$(22,115)	$(28,036)	$(84,109)	$(17,000)	$11,459	$26,570
Interest and finance costs	(2,360)	(1,906)	(2,717)	(4,003)	(4,375)	(4,323)	(6,453)
Loss on derivative instruments	(37)	(117)	(85)	(178)	(465)	(111)	(1,456)
Interest income	—	—	—	4	37	24	580
Gain on settlement of payable	1,106	—	—	—	—	—	—
Loss on settlement of liability through stock issuance	(3,914)	—	—	—	—	—	—
Other income/(expense)	(5,222)	22	(50)	90	(18)	(190)	(49)
Loss on debt extinguishment	—	(134)	—	—	—	—	—
Net income / (loss)	$(29,947)	$(24,250)	$(30,888)	$(88,196)	$(21,821)	$6,859	$19,192
Basic earnings / (loss) per share	$(2.22)	$(34.79)	$(36.90)	$(136)	$(34.56)	$13.47	$45.68
Diluted earnings / (loss) per share	$(2.22)	$(34.79)	$(36.90)	$(136)	$(34.56)	$13.47	$45.58
Basic weighted average number of shares	13,462,231	697,032	837,173	648,507	631,360	509,277	420,129
Diluted weighted average number of shares	13,462,231	697,032	837,173	648,507	631,360	509,277	421,039
Dividends per share	$—	$—	$—	$—	$—	$—	$22.5

	As of September 30,				As of December 31,
	2013		2012		2012		2011		2010		2009	2008
Balance Sheet Data:
Current assets, including cash	$33,236	(E)	$35,583	(G)	$35,583	(G)	$52,675	(A)	$27,691	(B)	$22,125	$27,184
Vessels, net	71,406		75,690		75,690		81,419		213,691		270,701	275,405
Total assets	107,350		114,359		114,359		134,980		250,984		297,321	307,861
Total current liabilities, including current portion of long-term debt	106,639	(F)	106,556		106,556		99,861	(D)	29,819	(C)	29,488	50,768
Derivative financial instruments, net of current portion	—		466		—		—		538		684	1,337
Long-term debt, including shareholder loans net of current portion	—		—		—		—		97,437		122,559	133,650
Total liabilities	106,639		106,556		106,556		99,861		127,794		152,869	187,006
Total shareholders’ equity	711		7,803		7,803		35,119		123,190		144,452	120,855

(A)	Includes vessels held for sale in the amount of $45,272.
(B)	Includes a vessel held for sale in the amount of $13,606.
(C)	Includes the estimated loan prepayment amount of $8,760 relating to the vessel held for sale.
(D)	Includes the amounts of long-term debt and interest rate swaps amounting to $88,946 and $760, respectively, classified as current at December 31, 2011.
(E)	Includes vessels held for sale in the amount of $29,315.
(F)	Includes the amounts of long-term debt and interest rate swaps amounting to $88,946 and $257, respectively, classified as current at September 30, 2013.
(G)	Includes vessels held for sale in the amount of $32,792 for the year ended December 31, 2012 and for the nine months ended September 30, 2012.

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Other Financial Data:
Net cash provided by (used in) operating activities	$(1,323)	$(3,548)	$(2,025)	$4,470	$20,802	$21,391	$32,563
Net cash provided by (used in) investing activities	—	—	—	18,422	(2,819)	(11,302)	(182,539)
Net cash provided by (used in) financing activities	1,307	3,282	1,723	(26,255)	(20,630)	(7,126)	89,960

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	September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Performance Indicators:
Adjusted EBITDA(1)	$(16,779)	$(2,960)	$(6,055)	$5,833	$26,834	$30,337	$41,517
Fleet Data:
Average number of vessels(2)	7	7	7.02	8.21	9.65	9.35	7.36
Ownership days(3)	1,911	1,918	2,562	2,998	3,523	3,414	2,688
Available days(4)	884	1,885	2,529	2,960	3,430	3,373	2,605
Operating days(5)	745	1,754	2,337	2,865	3,329	3,294	2,441
Fleet utilization(6)	84.3%	93.1%	92.4%	97%	97%	98%	94%
Average Daily Results:
Average TCE rate(7)	$1,302	$5,373	$4,515	$9,408	$15,742	$16,105	$25,719
Vessel operating expenses(8)	4,454	4,121	4,242	4,858	5,282	5,218	6,084
Management fees(9)	667	795	726	634	561	549	616
General and administrative expenses(10)	1,452	1,553	1,494	1,538	1,117	1,073	1,390
Total vessel operating expenses(11)	5,121	4,916	4,968	5,491	5,843	5,767	6,700

(1)	Adjusted EBITDA represents net earnings before taxes, depreciation and amortization, amortization of deferred revenue, back log asset, (gain)/loss on derivative instruments, stock-based compensation expense, vessel impairment loss, impairment of advances for vessels under construction, interest and finance cost net, provision and write-offs of insurance claims and bad debts, and (gain)/loss on sale of vessel, gain on shares issued to the Manager and gain on settlement of payable and loss on settlement of liability through stock issuance. Under the laws of the Marshall Islands, we are not subject to tax on international shipping income. However, we are subject to registration and tonnage taxes, which have been included in vessel operating expenses. Accordingly, no adjustment for taxes has been made for purposes of calculating Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure and does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by U.S. GAAP, and our calculation of Adjusted EBITDA may not be comparable to that reported by other companies. The shipping industry is capital intensive and may involve significant financing costs. FreeSeas uses Adjusted EBITDA because it presents useful information to management regarding FreeSeas’ ability to service and/or incur indebtedness by excluding items that it does not believe are indicative of its core operating performance, and therefore is an alternative measure of its performance. FreeSeas also believes that Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Adjusted EBITDA has limitations as an analytical tool, however, and should not be considered in isolation or as a substitute for analysis of FreeSeas’ results as reported under U.S. GAAP. Some of these limitations are: (i) Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; and (ii) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such capital expenditures.

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Net income (loss)	$(29,947)	$(24,250)	$(30,888)	$(88,196)	$(21,821)	$6,859	$19,192
Depreciation and amortization	4,483	4,976	6,717	9,579	17,253	17,748	14,137
Amortization of deferred revenue	—	—	—	(136)	(1,034)	(81)	(368)
Back log asset	—	—	—	—	—	907	899
Stock-based compensation expense	506	1,337	1,159	122	559	494	107
Gain on shares issued to the Manager	(954)	—	—	—	—	—	—
Vessel impairment loss	3,477	12,480	12,480	69,998	26,631	—	—
Impairment of advances for vessels under construction	—	—	—	11,717	—	—	—
(Gain) / Loss on derivative instruments	37	117	85	178	465	111	1,456
Interest and finance cost, net of interest income	2,360	1,906	2,717	3,999	4,338	4,299	5,873
(Gain) on sale of vessel	—	—	—	(1,561)	(807)	—	—
Provision and write-offs of insurance claims and bad debts	451	340	1,675	133	1,250	—	221
Gain on settlement of payable	(1,106)	—	—	—	—	—	—
Loss on settlement of liability through stock issuance	3,914	—	—	—	—	—	—
Loss on debt extinguishment	—	134	—	—	—	—	—
Adjusted EBITDA	$(16,779)	$(2,960)	$(6,055)	$5,833	$26,834	$30,337	$41,517

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(2)	Average number of vessels is the number of vessels that constituted our fleet for the relevant period, as measured by the sum of the number of days each vessel was a part of our fleet during the period divided by the number of calendar days in the period.
(3)	Ownership days are the total number of days in a period during which the vessels in our fleet have been owned by us, including days of vessels in lay-up. Ownership days are an indicator of the size of our fleet over a period and affect both the amount of revenues and the amount of expenses that we record during a period.
(4)	Available days are the number of ownership days less the aggregate number of days that our vessels are off-hire due to major repairs, dry-dockings or special or intermediate surveys or days of vessels in lay-up. The shipping industry uses available days to measure the number of ownership days in a period during which vessels should be capable of generating revenues.
(5)	Operating days are the number of available days less the aggregate number of days that our vessels are off-hire due to any reason, including unforeseen circumstances. The shipping industry uses operating days to measure the aggregate number of days in a period during which vessels could actually generate revenues.
(6)	We calculate fleet utilization by dividing the number of our fleet’s operating days during a period by the number of available days during the period. The shipping industry uses fleet utilization to measure a company’s efficiency in properly operating its vessels and minimizing the amount of days that its vessels are off-hire for any unforeseen reasons.
(7)	Time charter equivalent, or TCE, is a non-GAAP measure of the average daily revenue performance of a vessel on a per voyage basis. Our method of calculating TCE is consistent with industry standards and is determined by dividing operating revenues (net of voyage expenses and commissions) by operating days for the relevant period. Voyage expenses primarily consist of port, canal and fuel costs that are unique to a particular voyage, which would otherwise be paid by the charterer under a time charter contract. TCE is a standard shipping industry performance measure used primarily to compare period-to-period changes in a shipping company’s performance despite changes in the mix of charter types (i.e. spot charters, time charters and bareboat charters) under which the vessels may be employed between the periods:

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Operating revenues	$4,001	$12,136	$14,260	$29,538	$57,650	$57,533	$66,689
Voyage expenses and commissions	(3,031)	(2,711)	(3,709)	(2,584)	(5,244)	(4,483)	(3,910)

Net operating revenues	$970	$9,425	$10,551	$26,954	$52,406	$53,050	$62,779
Operating days	745	1,754	2,337	2,865	3,329	3,329	2,441

Time charter equivalent daily rate	$1,302	$5,373	$4,515	$9,408	$15,742	$16,105	$25,719

(8)	Average daily vessel operating expenses, which includes crew costs, provisions, deck and engine stores, lubricating oil, insurance, maintenance and repairs, is calculated by dividing vessel operating expenses by ownership days for the relevant time periods:

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Vessel operating expenses	$8,511	$7,904	$10,868	$14,563	$18,607	$17,813	$16,354
Ownership days	1,911	1,918	2,562	2,998	3,523	3,414	2,688

Daily vessel operating expenses	$4,454	$4,121	$4,242	$4,858	$5,282	$5,218	$6,084

(9)	Daily management fees are calculated by dividing total management fees (excluding stock-based compensation expense and gain on shares issued to the Manager) paid on ships owned by ownership days for the relevant time period.
(10)	Average daily general and administrative expenses are calculated by dividing general and administrative expenses (excluding stock-based compensation expense and gain on shares issued to the Manager) by ownership days for the relevant period.
(11)	Total vessel operating expenses, or TVOE, is a measurement of our total expenses associated with operating our vessels. TVOE is the sum of vessel operating expense and management fees. Daily TVOE is calculated by dividing TVOE by fleet ownership days for the relevant time period.

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OTHER INFORMATION ABOUT THE COMPANY

Additional information regarding our business, assets, loan facilities, legal proceedings, our results of operations, liquidity and capital resources, quantitative and qualitative disclosures about market risk, our directors and executive officers, compensation of management and our directors, security ownership of certain beneficial owners and management, and certain relationships and related transactions, as well as our consolidated financial statements at December 31, 2012, 2011, and 2010 and for the years then ended and our unaudited consolidated financial statements for the nine months ended September 30, 2013 and 2012 are incorporated in this prospectus by reference to our Amended Annual Report on Form 20-F (Amendment No. 1) for the fiscal year ended December 31, 2012 filed on June 7, 2013 ,and our Current Report on Form 6-K filed on November 19, 2013. Please see “Incorporation of Certain Information by Reference,” below.

Except as set forth herein, there have been no material changes in our affairs that have occurred since December 31, 2012 that have not been described in our Form 20-F or in a Form 6-K filed under the Exchange Act.

DESCRIPTION OF SECURITIES

We have summarized below the material features of our capital stock. This summary is not a complete discussion of our organizational documents and other instruments that create the rights of our shareholders. We urge you to carefully read those documents and instruments. Please see “Where You Can Find Additional Information” for information on how to obtain copies of those documents and instruments.

Our authorized capital stock consists of 250,000,000 shares of common stock, par value, $.001 per share, and 5,000,000 shares of blank check preferred stock, par value, $.001 per share, none of which are outstanding. All of our shares of stock must be in registered form.

Common Stock

As of November 15, 2013, 94,324,530 shares of common stock were outstanding out of 250,000,000 shares authorized to be issued.

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to shares of preferred stock that may be issued in the future, holders of shares of common stock are entitled to receive dividends, if any, declared by our Board of Directors out of funds legally available for dividends. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock that FreeSeas may issue in the future.

Preferred Stock

As of the date of this prospectus, we are authorized to issue up to 5,000,000 shares of “blank check” preferred stock. Our Board of Directors can determine the rights, designations and preferences of the preferred stock, and authorize the issuance of shares of preferred stock without any further vote or action by our shareholders.

Series A Preferred

We have entered into a shareholders rights agreement with American Stock Transfer & Trust Company, LLC effective January 14, 2009 and declared a dividend of one purchase right, or a Right, to purchase one one-thousandth of a share of our Series A Participating Preferred Stock, par value $0.001 per share, for each outstanding share of our common stock. The dividend was paid on January 23, 2009 to our shareholders of record on that date. In addition, we authorized the issuance of one Right in respect of each share of common stock that shall become outstanding at any time between January 23, 2009 and the earliest of the “distribution date,” the “redemption date” or the “final expiration date,” as such terms are defined in the shareholders rights agreement, including shares of common stock that become outstanding upon the exercise or conversion of options, warrants or convertible securities as long as they are outstanding on the “distribution date.” Each Right entitles the registered holder, upon the occurrence of certain events, to purchase from us one one-thousandth of a share of Preferred Stock at an exercise price of $90.00, subject to adjustment. The Rights become exercisable under certain circumstances set forth in the shareholders rights agreement.

Series B Preferred and Series C Preferred

At the Initial Closing, we sold to Crede 15,000 shares of Series B Preferred Stock. The Series B Preferred Stock will be convertible into shares of Common Stock at the lower of (i) $0.40 and (ii) the closing bid price of our Common Stock on the first (1st) trading day immediately following the effective date of the Registration Statement.

Two trading days after the Registration Statement is declared effective by the SEC, and subject to the satisfaction of other customary closing conditions, we will sell to Crede 85,000 shares of our Series C Preferred Stock for $8.5 million. The Series C Preferred Stock to be issued will be convertible into our Common Stock at the same price at which the Series B Preferred Stock is convertible.

The convertibility of the Preferred Stock may be limited if, upon conversion, the holder thereof or any of its affiliates would beneficially own more than 9.9% of our Common Stock. The Preferred Stock contain customary weighted-average anti-dilution protection.

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The Preferred Stock will not accrue dividends, except to the extent dividends are paid on our Common Stock.  Our Common Stock will be junior in rank to the Preferred Stock upon the liquidation, dissolution and winding up of our company.  The Preferred Stock will generally have no voting rights except as required by law.

Other Securities

Employee Options

None.

Other Matters

Our Amended and Restated Articles of Incorporation and By-Laws

Our purpose, as stated in section 3.B. of our amended and restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act, or BCA. Our amended and restated articles of incorporation and by-laws do not impose any limitations on the ownership rights of our shareholders.

Under our by-laws, annual shareholders’ meetings will be held at a time and place selected by our Board of Directors. The meetings may be held in or outside of the Republic of the Marshall Islands. Special meetings may be called by the Board of Directors, by our Chairman or by our President. Our Board of Directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting.

Directors

Our directors are elected by a plurality of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote in the election. There is no provision for cumulative voting. The Board of Directors has the authority to fix the amounts that shall be payable to the members of our Board of Directors for attendance at any meeting or for services rendered to us. Our by-laws provide, generally, that the vote to authorize a transaction by a director who has a financial interest in such transaction, or is an officer or director of the opposite party to the transaction, will be counted if, the material facts of the relationship or interest have been disclosed, and the transaction is approved by the appropriate number of our disinterested directors or by our shareholders.

Anti-Takeover Provisions of Amended and Restated Articles of Incorporation and By-Laws

Several provisions of our amended and restated articles of incorporation and by-laws and our shareholder rights plan may have anti-takeover effects. These are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control, and enhance the ability of our Board of Directors to maximize shareholder value in connection with any unsolicited offer to acquire FreeSeas. These anti-takeover provisions, however, could also discourage, delay or prevent (1) the merger or acquisition of FreeSeas by means of a tender offer, a proxy contest or otherwise, that a shareholder may consider in its best interest and (2) the removal of incumbent directors and officers. These provisions are summarized below.

Blank Check Preferred Stock

Our Board of Directors has the authority, without any further vote or action by our shareholders, to issue up to 5,000,000 shares of blank check preferred stock. Our Board of Directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of FreeSeas or the removal of our management.

Classified Board of Directors

Our directors serve staggered, three-year terms. Approximately one-third of our directors are elected each year. The classification of the directors could discourage a third party from making a tender offer for our stock or attempting to obtain control of FreeSeas. It could also delay shareholders who do not agree with the policies of the Board of Directors from removing a majority of the Board of Directors for two years.

Supermajority Director Voting Requirement to Change Number of Directors

Our Board of Directors may only change the size of the board by a vote of not less than 66-2/3% of the directors then in office. This provision makes it more difficult to increase the number of directors in an attempt to gain a majority of directors through the addition of more directors.

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Election and Removal of Directors

Cumulative voting in the election of directors is not permitted. Our amended and restated by-laws require parties other than the Board of Directors to give advance written notice of nominations for the election of directors. Our amended and restated articles of incorporation provide that directors may be removed only for cause and only upon the affirmative vote of either the holders of at least 66-2/3% of our issued and outstanding voting stock or by our Board of Directors. They also require advance written notice of any proposals by shareholders to remove a director. These provisions may discourage, delay or prevent the removal of incumbent directors and/or officers.

Limited Actions by Shareholders

The BCA provides that any action required or permitted to be taken by our shareholders must be done at an annual meeting or special meeting of shareholders or by the unanimous written consent of the shareholders. Our by-laws provide that only our Board of Directors, the Chairman or the President may call special meetings of shareholders. The BCA provides that the business that can be transacted at a special meeting of shareholders must be related to the purpose or purposes stated in the notice of the meeting.

Other Supermajority Voting Requirements

Our shareholders can make, alter, amend or repeal our by-laws only upon the affirmative vote of 66-2/3% of the outstanding shares of capital stock entitled to vote generally in the election of directors. The provisions of our amended and restated articles of incorporation with respect to directors and our by-laws can only be amended by the affirmative vote of 66-2/3% of the outstanding shares of capital stock entitled to vote generally in the election of directors. Such supermajority voting requirements make these provisions more difficult to change and thus may discourage, delay or prevent the removal of incumbent directors and/or officers.

Shareholder Rights Plan

We have implemented a shareholder rights plan pursuant to which the holders of our common stock receive one right to purchase one one-thousandth of a share of our Series A Participating Preferred Stock at an exercise price of $90.00, subject to adjustment. The rights become exercisable upon the occurrence of certain change in control events. These anti-takeover provisions and our shareholder rights plan could substantially impede the ability of public shareholders to benefit from a change in control and, as a result, may adversely affect the market price of our common shares and your ability to realize any potential change of control premium.

Our Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Limitations on Liability and Indemnification of Directors and Officers

Our Amended and Restated By-Laws provide that any person who is or was one of our directors or officers, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by us upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the Business Corporations Act (Part I of the Associations Law) of the Republic of the Marshall Islands, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our amended and restated articles of incorporation and amended and restated by-laws and by the Business Corporations Act of the Republic of the Marshall Islands, or BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. For example, the BCA allows the adoption of various anti-takeover measures such as shareholder “rights” plans. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands and we cannot predict whether Marshall Islands courts would reach the same conclusions as U.S. courts. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction that has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the BCA and the Delaware General Corporation Law relating to shareholders’ rights.

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Marshall Islands	Delaware
Shareholders’ Meetings

·	Held at a time and place as designated in the by-laws	·	May be held at such time or place as designated in the certificate of incorporation or bylaws, or if not so designated, as determined by the board of directors

·	Special meeting of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the articles of incorporation or bylaws	·	Special meeting of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the articles of incorporation or bylaws

·	May be held within or outside the Marshall Islands	·	May be held within or outside Delaware

·	Notice:	·	Notice:

o	Whenever shareholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and, unless it is the annual meeting, indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose for which the meeting is called	o	Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any

o	A copy of the notice of any meeting shall be given personally or sent by mail not less than 15 nor more than 60 days before the meeting	o	Written notice shall be given not less than 10 nor more than 60 days before the date of the meeting

Shareholders’ Voting Rights

·	Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote	·	Any action required to be taken at a meeting of shareholders may be taken without a meeting if a consent for such action is in writing and is signed by shareholders having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted

·	Any person authorized to vote may authorize another person to act for him by proxy	·	Any person authorized to vote may authorize another person or persons to act for him by proxy

·	Unless otherwise provided in the articles of incorporation, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one third of the shares entitled to vote at a meeting	·	For stock corporations, certificate of incorporation or bylaws may specify the number of members necessary to constitute a quorum but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. In the absence of such specifications, a majority of shares entitled to vote at the meeting shall constitute a quorum

·	Once a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders	·	Once a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders

·	The articles of incorporation may provide for cumulative voting in the election of directors	·	The certificate of incorporation may provide for cumulative voting

·	Any two or more domestic corporations may merge into a single corporation if approved by the board and if authorized by a majority vote of the holders of outstanding shares at a stockholder meeting	·	Any two or more corporations existing under the laws of state may merge into a single corporation pursuant to a board resolution and upon the majority vote by stockholders of each constituent corporation at an annual or special meeting

·	Any sale, lease, exchange or other disposition of all or substantially all the assets of a corporation, if not made in the corporation’s usual or regular course of business, once approved by the board, shall be authorized by the affirmative vote of two-thirds of the shares of those entitled to vote at a shareholder meeting	·	Every corporation may at any meeting of the board sell, lease or exchange all or substantially all of its property and assets as its board deems expedient and for the best interests of the corporation when so authorized by a resolution adopted by the holders of a majority of the outstanding stock of a corporation entitled to vote

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·	Any domestic corporation owning at least 90% of the outstanding shares of each class of another domestic corporation may merge such other corporation into itself without the authorization of the shareholders of any corporation	·	Any corporation owning at least 90% of the outstanding shares of each class of another corporation may merge the other corporation into itself and assume all of its obligations without the vote or consent of stockholders; however, in case the parent corporation is not the surviving corporation, the proposed merger shall be approved by a majority of the outstanding stock of the parent corporation entitled to vote at a duly called stockholder meeting

·	Any mortgage, pledge of or creation of a security interest in all or any part of the corporate property may be authorized without the vote or consent of the shareholders, unless otherwise provided for in the articles of incorporation or approval of the shareholders is required pursuant to the BCA	·	Any mortgage or pledge of a corporation’s property and assets may be authorized without vote or consent of stockholders, except to the extent that the certificate of incorporation otherwise provides

Directors

·	The board must consist of at least one member	·	The board must consist of at least one member

·	The number of members can be changed by an amendment to the by-laws, by the shareholders, or by action of the board under the specific provisions of a bylaw	·	The number of board members shall be fixed by, or in a manner provided by, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by an amendment to the certificate of incorporation

·	If the board is authorized to change the number of directors, it can only do so by majority of the entire board and so long as no decrease in the number shall shorten the term of any incumbent director	·	If the number of directors is fixed by the certificate of incorporation, a change in the number shall be made only by an amendment of the certificate

·	Any or all of the directors may be removed for cause by vote of the shareholders	·	Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote unless the certificate of incorporation otherwise provides

·	If the articles of incorporation or the by-laws so provide, any or all of the directors may be removed without cause by vote of the shareholders	·	In the case of a classified board, stockholders may effect removal of any or all directors only for cause

Dissenter’s Rights of Appraisal

·	With limited exceptions, including for the shares of any class or series of stock listed on a securities exchange or admitted for trading on an interdealer quotation system, shareholders have a right to dissent from a merger or sale of all or substantially all assets not made in the usual course of business, and receive payment of the fair value of their shares	·	With limited exceptions, including a merger or consolidation of corporations whose stock is listed on a national securities exchange, in which listed stock is the offered consideration, appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation

·	A holder of any adversely affected shares who does not vote on or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:	·	N/A

o	Alters or abolishes any preferential right of any outstanding shares having preference; or

o	Creates, alters or abolishes any provision or right in respect to the redemption of any outstanding shares; or

o	Alters or abolishes any preemptive right of such holder to acquire shares or other securities; or

o	Excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class

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Shareholder’s Derivative Actions

·	An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time of the transaction of which he complains, or that has shares or his interest therein devolved upon him by operation of law	·	In any derivative suit instituted by a stockholder of a corporation, it shall be averred in the complaint that the plaintiff was a stockholder of the corporation at the time of the transaction of which he complains or such stockholder’s stock must have thereafter devolved upon such stockholder by operation of law

·	A complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board or the reasons for not making such effort	·	Other requirements regarding derivative suits have been created by judicial decision, including that a stockholder may not bring a derivative suit unless he or she first demands that the corporation sue on its own behalf and that demand is refused (unless it is shown that such demand would have been futile)

·	Such action shall not be discontinued, compromised or settled, without the approval of the High Court of the Republic of the Marshall Islands	·	N/A

·	Reasonable expenses including attorney’s fees may be awarded if the action is successful	·	Reasonable expenses including attorney’s fees may be awarded if the action is successful

·	A corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and shares have a value of less than $50,000	·	N/A

TAXATION

The following is a discussion of the material Marshall Islands and United States federal income tax consequences relevant to an investment decision by a U.S. Holder, as defined below, with respect to the common stock. This discussion does not purport to deal with the tax consequences of owning common stock to all categories of investors, some of which, such as dealers in securities, investors whose functional currency is not the United States dollar, and investors that own, actually or under applicable constructive ownership rules, 10% or more of the voting power of our stock, may be subject to special rules. This discussion deals only with holders who purchase common stock in connection with this offering and hold the common stock as a capital asset. Moreover, this discussion is based on the laws, regulations and other authorities in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under United States federal, state, local or foreign law of the ownership of common stock.

Marshall Islands Tax Consequences

We are incorporated in the Marshall Islands. Under current Marshall Islands law, we are not subject to tax on income or capital gains, and no Marshall Islands withholding tax will be imposed upon payments of dividends by us to our stockholders provided such stockholders are not residents of the Marshall Islands. Holders of our common stock who are not residents of, domiciled in, or carrying on any commercial activity in the Marshall Islands will not be subject to Marshall Islands tax on the sale or other disposition of our common stock.

United States Federal Income Tax Consequences

The following are the material United States federal income tax consequences to us of our activities and to U.S. Holders and Non-U.S. Holders, each as defined below, of the ownership and disposition of our common stock. The following discussion of United States federal income tax matters is based on the United States Internal Revenue Code of 1986, as amended, or the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the United States Department of the Treasury, all of which are subject to change, possibly with retroactive effect. This discussion below is based, in part, upon Treasury Regulations promulgated under Section 883 of the Code, and in part, on the description of our business as described in “About Our Company” above and assumes that we conduct our business as described in that section.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS OF OUR COMMON STOCK ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE ISSUERS OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

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Taxation of Operating Income: In General

Unless exempt from United States federal income taxation under the rules discussed below, a foreign corporation is subject to United States federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from the participation in a shipping pool, partnership, strategic alliance, joint operating agreement, code sharing arrangements or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses, which we refer to as “shipping income,” to the extent that the shipping income is derived from sources within the United States. For these purposes, 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States, exclusive of certain U.S. territories and possessions, constitutes income from sources within the United States, which we refer to as “U.S.-Source Gross Transportation Income” or “USSGTI.”

Shipping income attributable to transportation that both begins and ends in the United States is considered to be 100% from sources within the United States. U.S. law prohibits us from engaging in transportation that produces income considered to be 100% from sources within the United States.

Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any United States federal income tax.

In the absence of exemption from tax under Section 883, our USSGTI would be subject to a 4% tax imposed without allowance for deductions as described below.

Exemption of Operating Income from United States Federal Income Taxation

Under Section 883 of the Code, we will be exempt from United States federal income taxation on our U.S.-source shipping income if:

·	we are organized in a foreign country (our “country of organization”) that grants an “equivalent exemption” to corporations organized in the United States;

·	we satisfy one of the following ownership tests (discussed in more detail below): (1) more than 50% of the value of our stock is owned, directly or indirectly, by “qualified shareholders,” which includes persons (i) who are “residents” of our country of organization or of another foreign country that grants an “equivalent exemption” to corporations organized in the United States, and (ii) who comply with certain documentation requirements, which we refer to as the “Qualified Shareholder Ownership Test,” or (2) our stock is primarily and regularly traded on one or more established securities markets in our country of organization, in another country that grants an “equivalent exemption” to United States corporations, or in the United States, which we refer to as the “Publicly-Traded Test;” and we are not considered “closely held,” which we refer to as the “Closely-Held Test;” and

·	we meet certain substantiation, reporting and other requirements.

The Republic of the Marshall Islands, the jurisdiction where we and our shipowning subsidiaries are incorporated, grants “equivalent exemptions” to United States corporations. Therefore, we should meet the first requirement for the Section 883 exemption. Additionally, we intend to comply with the substantiation, reporting and other requirements that are applicable under Section 883 of the Code. As a result, qualification for the Section 883 exemption will turn primarily on our ability to satisfy the second requirement enumerated above.

Since the 2007 tax year, we have claimed the benefits of the Section 883 tax exemption for our ship-owning subsidiaries on the basis of the Publicly-Traded Test. For 2013 and subsequent tax years, we anticipate that we will need to satisfy the Publicly-Traded Test in order to qualify for benefits under Section 883. While we expect to satisfy the Publicly-Traded Test for such years, there can be no assurance in this regard. Our ability to satisfy the Publicly-Traded Test is discussed below.

The regulations provide, in pertinent part, that the stock of a foreign corporation will be considered to be “primarily traded” on an established securities market in a country if the number of shares of each class of stock that are traded during the taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. Our common stock, our sole class of our issued and outstanding stock, is “primarily traded” on the NASDAQ Capital Market.

Under the regulations, our stock will be considered to be “regularly traded” if one or more classes of our stock representing 50% or more of our outstanding shares, by total combined voting power of all classes of stock entitled to vote and by total combined value of all classes of stock, are listed on one or more established securities markets, which we refer to as the “listing threshold.” Our common stock, our sole class of issued and outstanding stock, is listed on the NASDAQ Capital Market, and accordingly, we will satisfy this listing requirement.

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The regulations further require that with respect to each class of stock relied upon to meet the listing requirement: (i) such class of the stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or 1/6 of the days in a short taxable year; and (ii) the aggregate number of shares of such class of stock traded on such market is at least 10% of the average number of shares of such class of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year. We believe we will satisfy the trading frequency and trading volume tests. Even if this were not the case, the regulations provide that the trading frequency and trading volume tests will be deemed satisfied by a class of stock if, as we expect to be the case with our common stock, such class of stock is traded on an established market in the United States, and such class of stock is regularly quoted by dealers making a market in such stock. While we anticipate that we will satisfy the trading frequency and trading volume tests, satisfaction of these requirements is outside of our control and hence, no assurances can be provided that we will satisfy the Publicly-Traded Test each year.

In addition, even if the “primarily traded” and “regularly traded” portions of the Publicly-Traded Test described above are satisfied, the Closely-Held Test provides, in pertinent part, that a class of stock will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of the vote and value of the outstanding shares of such class of stock are owned, actually or constructively under specified stock attribution rules, on more than half the days during the taxable year by persons who each own directly or indirectly 5% or more of the vote and value of such class of stock, who we refer to as “5% Shareholders.” For purposes of being able to determine our 5% Shareholders under the Closely-Held Test, the regulations permit us to rely on Schedule 13G and Schedule 13D filings with the Securities and Exchange Commission. The regulations further provide that an investment company that is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Shareholder for purposes of the Closely-Held Test.

In the event the Closely-Held Test is triggered, the regulations provide that the Closely-Held Test will nevertheless not apply if we can establish that among the closely-held group of 5% Shareholders, sufficient shares are owned by our 5% Shareholders that are considered to be “qualified shareholders,” to preclude non-qualified 5% Shareholders in the closely-held group from owning 50% or more of the value of such class of stock for more than half of the days during the tax year, which we refer to as the exception to the Closely-Held Test. Establishing such qualification and ownership by our direct and indirect 5% Shareholders will depend on their meeting the requirements of one of the qualified shareholder tests set out under the regulations applicable to 5% Shareholders and compliance with certain ownership certification procedures by each intermediary or other person in the chain of ownership between us and such qualified 5% Shareholders. Further, the regulations require, and we must certify, that no person in the chain of qualified ownership of shares relied on by us to qualify for exemption holds those shares in bearer form.

The ability to avoid application of the Closely-Held Test will be outside our control, and, as a result, there can be no assurance regarding whether we will satisfy the Publicly Traded Test for any year. For this and other reasons, there can be no assurance that we or any of our subsidiaries will qualify for the benefits of Section 883 of the Code for any year.

Taxation in Absence of Exemption

To the extent the benefits of Section 883 are unavailable, our USSGTI, to the extent not considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions, otherwise referred to as the “4% Tax.” Since under the sourcing rules described above, no more than 50% of our shipping income would be treated as being derived from U.S. sources, the maximum effective rate of U.S. federal income tax on our shipping income would never exceed 2% under the 4% gross basis tax regime.

To the extent the benefits of the Section 883 exemption are unavailable, and our USSGTI is considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, any such “effectively connected” U.S.-source shipping income, net of applicable deductions, would be subject to the U.S. federal corporate income tax currently imposed at rates of up to 35%. In addition, we may be subject to the 30% “branch profits” taxes on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of its U.S. trade or business.

Our U.S.-source shipping income would be considered “effectively connected” with the conduct of a U.S. trade or business only if:

·	We have, or are considered to have, a fixed place of business in the United States involved in the earning of shipping income; and

·	substantially all of our U.S.-source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

We do not intend to have, or permit circumstances that would result in having any vessel operating to the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our U.S.-source shipping income will be “effectively connected” with the conduct of a U.S. trade or business.

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United States Taxation of Gain on Sale of Vessels

If we qualify for the Section 883 exemption, then gain from the sale of any vessel may be exempt from tax under Section 883. Even if such gain is not exempt from tax under Section 883, we will not be subject to United States federal income taxation with respect to gain realized on a sale of a vessel, assuming that we are not, and have never been, engaged in a U.S. trade or business. Under certain circumstances, if we are so engaged, gain on the sale of vessels could be subject to U.S. federal income tax.

United States Federal Income Taxation of U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of common stock that is a United States citizen or resident, United States corporation or other United States entity taxable as a corporation, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common stock, you are encouraged to consult your tax advisor.

Distributions. Subject to the discussion of passive foreign investment companies (or “PFICs”) below, any distributions made by us with respect to our common stock will generally be taxable as dividend income to the extent of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in his or her common stock on a dollar-for-dollar basis and thereafter as capital gain. Because we are not a United States corporation, U.S. Holders that are corporations will not be entitled to claim a dividends received deduction with respect to any distributions they receive from us. Dividends paid with respect to our common stock will generally be treated as passive category income or, in the case of certain types of U.S. Holders, general category income for purposes of computing allowable foreign tax credits for United States foreign tax credit purposes.

For taxable years beginning before January 1, 2013, dividends paid on our common stock to a U.S. Holder who is an individual, trust or estate, which we refer to as a “U.S. Individual Holder,” will generally be treated as “qualified dividend income” that is taxable to such a U.S. Individual Holder at preferential tax rates provided that (1) we are not a passive foreign investment company for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are, have been or will be), (2) our common stock is readily tradable on an established securities market in the United States (such as the NASDAQ Capital Market), and (3) the U.S. Individual Holder has owned the common stock for more than 60 days in the 121-day period beginning 60 days before the date on which the common stock becomes ex-dividend. There is no assurance that any dividends paid on our common stock will be eligible for these preferential rates in the hands of a U.S. Individual Holder. Any distributions treated as dividends paid by us that are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder.

Special rules may apply to any “extraordinary dividend” generally, a dividend in an amount which is equal to or exceeds ten percent of a stockholder’s adjusted basis (or fair market value in certain circumstances) in a share of our stock paid by us. If we pay an “extraordinary dividend” on our stock that is treated as “qualified dividend income,” then any loss derived by a U.S. Individual Holder from the sale or exchange of such stock will be treated as long-term capital loss to the extent of such dividend.

Sale, Exchange or Other Disposition of Common Stock. Assuming we do not constitute a passive foreign investment company for any taxable year, a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of our common stock in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such stock. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Such capital gain or loss will generally be treated as U.S.-source income or loss, as applicable, for U.S. foreign tax credit purposes. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

Passive Foreign Investment Company Status and Significant Tax Consequences. Special United States federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation classified as a passive foreign investment company for United States federal income tax purposes. In general, we will be treated as a passive foreign investment company with respect to a U.S. Holder if, for any taxable year in which such holder held our common stock, either:

·	at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

·	at least 50% of the average value of the assets held by the corporation during such taxable year produce, or are held for the production of, passive income.

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For purposes of determining whether we are a passive foreign investment company, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a U.S. trade or business. We may own, directly or indirectly, interests in other entities that are passive foreign investment companies, or subsidiary PFICs. If we are a passive foreign investment company, each U.S. Holder will be treated as owning its pro rata share by value of the stock of any such subsidiary PFICs.

Based on our current operations and future projections, we do not believe that we are, nor do we expect to become, a passive foreign investment company with respect to any taxable year. Although we are not relying upon an opinion of counsel on this issue, our belief is based principally on the position that, for purposes of determining whether we are a passive foreign investment company, the gross income we derive or are deemed to derive from the time chartering and voyage chartering activities of our wholly owned subsidiaries should constitute services income, rather than rental income. Correspondingly, such income should not constitute passive income, and the assets that we or our wholly-owned subsidiaries own and operate in connection with the production of such income, in particular, the vessels, should not constitute passive assets for purposes of determining whether we are a passive foreign investment company. Internal Revenue Service pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes support this position. However, a recent case reviewing the deductibility of commissions by a foreign sales corporation decided that time charter income constituted rental income under the law. While the IRS asserted in such case that the time charter income should be considered services income, in the absence of any legal authority specifically relating to the statutory provisions governing PFICs and time charter income, the IRS or a court could disagree with our position. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our common stock, and the U.S. Holder did not make a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) common stock, as described below, such holder generally will be subject to special rules with respect to:

·	any gain recognized by the U.S. Holder on the sale or other disposition of its common stock; and

·	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the common stock during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the common stock).

Under these rules,

·	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the common stock;

·	the amount allocated to the U.S. Holder’s current taxable year and any taxable years in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxable as ordinary income;

·	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

·	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder will avoid the PFIC tax consequences described above in respect to our common stock by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held our common stock while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder owns (or is deemed to own) our common stock, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of ours that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC, and the U.S. Holder owns (or is deemed to hold) our common stock, the PFIC rules discussed below will continue to apply to such shares unless the holder makes a purging election, as described below, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

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If a U.S. Holder has made a QEF election with respect to our common stock, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder owns (or is deemed to own) such shares or a purge of the PFIC taint pursuant to a purging election, as described below), any gain recognized on the sale of our common stock generally will be taxable as capital gain, and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult with their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as “marketable stock”, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder owns (or is deemed to hold) common stock in us and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its common stock. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its common stock at the end of its taxable year over the adjusted basis in its common stock. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its common stock over the fair market value of its common stock at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its common stock will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the common stock will be treated as ordinary income. The mark-to-market election is available only if our common stock is treated as marketable stock. If our common stock is listed on the NASDAQ Capital Market and is regularly traded on such market in accordance with applicable Treasury Regulations, our common stock will be treated as “marketable stock” for this purpose. U.S. Holders are advised to consult with their tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our common stock under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower- tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are advised to consult with their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders are advised to consult with their tax advisors concerning the application of the PFIC rules (and the QEF and mark-to-market elections) to our common stock under their particular circumstances.

United States Federal Income Taxation of “Non-U.S. Holders”

A beneficial owner of common stock that is not a U.S. Holder is referred to herein as a “Non-U.S. Holder.”

Dividends on Common Stock. Non-U.S. Holders generally will not be subject to United States federal income tax or withholding tax on dividends received from us with respect to our common stock, unless that income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. If the Non-U.S. Holder is entitled to the benefits of a United States income tax treaty with respect to those dividends, that income is taxable only if it is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States.

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Sale, Exchange or Other Disposition of Common Stock. Non-U.S. Holders generally will not be subject to United States federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of our common stock, unless:

·	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. If the Non-U.S. Holder is entitled to the benefits of an income tax treaty with respect to that gain, that gain is taxable only if it is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States; or

·	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and other conditions are met.

If the Non-U.S. Holder is engaged in a United States trade or business for United States federal income tax purposes, the income from the common stock, including dividends and the gain from the sale, exchange or other disposition of the stock that is effectively connected with the conduct of that trade or business will generally be subject to regular United States federal income tax in the same manner as discussed in the previous section relating to the taxation of U.S. Holders. In addition, if you are a corporate Non-U.S. Holder, your earnings and profits that are attributable to the effectively connected income, which are subject to certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

In general, dividend payments, or other taxable distributions, made within the United States to you will be subject to information reporting requirements. Such payments will also be subject to backup withholding tax if you are a non-corporate U.S. Holder and you:

·	fail to provide an accurate taxpayer identification number;

·	are notified by the Internal Revenue Service that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

·	in certain circumstances, fail to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY, as applicable.

If you sell your stock to or through a United States office or broker, the payment of the proceeds is subject to both United States backup withholding and information reporting unless you certify that you are a non-U.S. person, under penalties of perjury, or you otherwise establish an exemption. If you sell your stock through a non-United States office of a non-United States broker and the sales proceeds are paid to you outside the United States, then information reporting and backup withholding generally will not apply to that payment. However, United States information reporting requirements, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made to you outside the United States, if you sell your stock through a non-United States office of a broker that is a United States person or has some other contacts with the United States.

Backup withholding tax is not an additional tax. Rather, you generally may obtain a refund of any amounts withheld under backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

We encourage each stockholder to consult with his, her or its own tax advisor as to particular tax consequences to it of holding and disposing of our shares, including the applicability of any state, local or foreign tax laws and any proposed changes in applicable law.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the preferred stock and exercise or exchange of the warrants or shares of common stock previously issued to the selling stockholder. For additional information regarding the issuance of the preferred stock and the warrants, see “Private Placement of Preferred Stock and Warrants” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the preferred stock and the warrants issued pursuant to the Securities Purchase Agreement and common stock issued and issuable pursuant to the Exchange Agreement, the selling stockholders has not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on its ownership of shares of common stock, preferred stock and warrants, as of the close of business on November 19, 2013, assuming conversion of the preferred stock and exercise or exchange of the warrants held by the selling stockholders on that date but taking account of any limitations on conversion and exercise or exchange set forth therein.

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The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take into account any limitations on (i) conversion of the preferred stock set forth therein or (ii) exercise or exchange of the warrants set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the preferred stock and the warrants, this prospectus generally covers the resale of the sum of (i) 150% of the number of shares issuable pursuant to the Series B preferred stock at the conversion price thereunder, (ii) 150% of the number of shares issuable pursuant to the Series C preferred stock at a conversion price of $0.40 and (iii) the initial number of shares issued and issuable pursuant to the warrants (or the number of shares so issued and issuable as of the filing of the registration statement to which this prospectus relates, if more). Because the conversion price of the preferred stock and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the preferred stock and the warrants, the selling stockholders may not convert the preferred stock or exercise or exchange the warrants to the extent (but only to the extent) the selling stockholders or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 9.9%. The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholders	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering

Crede CG III, Ltd. (1)	10,364,182	(2)	75,000,000	0	(3)

(1)  The sole stockholder of Crede CG III, Ltd. is Crede Capital Group, LLC. Acuitas Financial Group, LLC holds all of the membership interests of Crede Capital Group, LLC and Terren Peizer holds all of the membership interests of Acuitas Financial Group, LLC. Voting and dispositive power with respect to the shares held by Crede CG III, Ltd. is exercised by Terren Peizer, the sole and Managing Member of Acuitas Financial Group, LLC, Crede Capital Group, LLC and Managing Director of Crede CG III, Ltd., who acts as investment advisor to these entities. Terren Peizer, Acuitas Financial Group, LLC and Crede Capital Group, LLC disclaim beneficial ownership with respect to the shares held by Crede CG III, Ltd.

(2) As of the close of business on November 19, 2013, includes 10,364,182 shares of Common Stock issuable upon exercise of the Series A Warrants. Excludes: (I) 14,635,818 shares of Common Stock issuable upon exercise of the Series A Warrants because the Series A Warrant contains a blocker provision under which the holder thereof does not have the right to exercise or exchange the Series A Warrant to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof or any of its affiliates of more than 9.9% of the Common Stock, (II) 12,500,000 shares of Common Stock issuable upon exercise of the Series B Warrants because the Series B Warrant contains a blocker provision under which the holder thereof does not have the right to exercise or exchange the Series B Warrant to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof or any of its affiliates of more than 9.9% of the Common Stock, and (III) 3,750,000 shares of Common Stock issuable upon conversion of the Series B preferred stock because the Series B preferred stock contains a blocker provision under which the holder thereof does not have the right to convert the Series B preferred stock to the extent (but only to the extent) that such conversion would result in beneficial ownership by the holder thereof or any of its affiliates of more than 9.9% of the Common Stock. Without these so-called “blocker provisions” described above, Crede may be deemed to have beneficial ownership of 41,250,000 shares of Common Stock.

(3) Assumes that (i) all of the shares of common stock to be registered on the registration statement of which this prospectus is a part, including all shares of common stock underlying Preferred Stock and Warrants held by the selling stockholders, are sold in the offering and (ii) that no other shares of common stock are acquired or sold by the selling stockholder prior to the completion of the offering.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the preferred stock and exercise or exchange of the warrants to permit the resale of these shares of common stock by the holders of the preferred stock and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

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The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

·	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

·	in the over-the-counter market;

·	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

·	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

·	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

·	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

·	an exchange distribution in accordance with the rules of the applicable exchange;

·	privately negotiated transactions;

·	short sales made after the date the Registration Statement is declared effective by the SEC;

·	broker-dealers may agree with a selling securityholder to sell a specified number of such shares at a stipulated price per share;

·	a combination of any such methods of sale; and

·	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the preferred stock, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

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There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $27,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses that we expect to incur in connection with this distribution, all of which will be paid by us. With the exception of the SEC registration fee, all amounts are estimates and are not expressed in thousands of dollars.

SEC Registration Fee	$2,994.61
Legal Fees and Expenses	$20,000.00
Accounting Fees and Expenses	$3,000.00
Miscellaneous	$1,005.39
Total	$27,000.00

LEGAL MATTERS

The validity of the shares of our common stock offered in this prospectus is being passed upon for us by Reeder & Simpson, P.C., special Marshall Islands counsel for FreeSeas. Sichenzia Ross Friedman Ference LLP is acting as counsel to FreeSeas connection with United States securities laws.

EXPERTS

The consolidated financial statements of FreeSeas Inc. at December 31, 2012, 2011 and 2010, and for the years then ended, incorporated herein by reference have been audited by RBSM LLP, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about FreeSeas’ ability to continue as a going concern as described in Note 3 to the consolidated financial statements) incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form F-1 with the SEC in connection with this offering. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Each statement made in this prospectus concerning a document filed as an exhibit to the registration statement is qualified by reference to that exhibit for a complete statement of its provisions.

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We also file annual and others reports and other information with the SEC. You may read and copy any report or document we file, and the registration statement, including the exhibits, may be inspected at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC- 0330 for further information about the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

Quotations for the price of our common stock currently appear on the NASDAQ Capital Market.

As a “foreign private issuer,” we are exempt from the rules under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), prescribing the furnishing and content of proxy statements to shareholders. Although we have opted out of the NASDAQ rules requiring NASDAQ-listed companies to provide proxy statements to shareholders, we currently expect to continue to furnish proxy statements to our shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Except as set forth below, the SEC file number for the documents incorporated by reference in this prospectus is 001-51672.

We have filed the following documents with the SEC and it is incorporated herein by reference as of its date of filing:

·	Our Amended Annual Report on Form 20-F (Amendment No. 1) for the fiscal year ended December 31, 2012, as filed with the SEC on June 7, 2013;

·	Our Current Report on Form 6-K for the month of January, 2013, as filed with the SEC on January 15, 2013;

·	Our Current Report on Form 6-K for the month of January, 2013, as filed with the SEC on January 24, 2013;

·	Our Current Report on Form 6-K for the month of January, 2013, as filed with the SEC on January 30, 2013;

·	Our Current Report on Form 6-K for the month of February, 2013, as filed with the SEC on February 1, 2013;

·	Our Current Report on Form 6-K for the month of February, 2013, as filed with the SEC on February 13, 2013;

·	Our Current Report on Form 6-K for the month of February, 2013, as filed with the SEC on February 14, 2013;

·	Our Current Report on Form 6-K for the month of February, 2013, as filed with the SEC on February 19, 2013;

·	Our Current Report on Form 6-K for the month of February, 2013, as filed with the SEC on February 25, 2013;

·	Our Current Report on Form 6-K for the month of February, 2013, as filed with the SEC on February 26, 2013;

·	Our Current Report on Form 6-K for the month of February, 2013, as filed with the SEC on February 27, 2013;

·	Our Current Report on Form 6-K for the month of February, 2013, as filed with the SEC on February 28, 2013;

·	Our Current Report on Form 6-K for the month of March, 2013, as filed with the SEC on March 4, 2013;

·	Our Current Report on Form 6-K for the month of March, 2013, as filed with the SEC on March 6, 2013;

·	Our Current Report on Form 6-K for the month of March, 2013, as filed with the SEC on March 20, 2013;

·	Our Current Report on Form 6-K for the month of March, 2013, as filed with the SEC on March 21, 2013;

·	Our Current Report on Form 6-K for the month of March, 2013, as filed with the SEC on March 26, 2013;

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·	Our Current Report on Form 6-K for the month of April, 2013, as filed with the SEC on April 5, 2013;

·	Our Current Report on Form 6-K for the month of April, 2013, as filed with the SEC on April 17, 2013;

·	Our Current Report on Form 6-K for the month of April, 2013, as filed with the SEC on April 25, 2013;

·	Our Current Report on Form 6-K for the month of May, 2013, as filed with the SEC on May 2, 2013;

·	Our Current Report on Form 6-K for the month of May, 2013, as filed with the SEC on May 8, 2013;

·	Our Current Report on Form 6-K for the month of May, 2013, as filed with the SEC on May 14, 2013;

·	Our Current Report on Form 6-K for the month of May, 2013, as filed with the SEC on May 17, 2013;

·	Our Current Report on Form 6-K for the month of May, 2013, as filed with the SEC on May 22, 2013;

·	Our Current Report on Form 6-K for the month of May, 2013, as filed with the SEC on May 24, 2013;

·	Our Current Report on Form 6-K for the month of May, 2013, as filed with the SEC on May 30, 2013;

·	Our Current Report on Form 6-K for the month of June, 2013, as filed with the SEC on June 18, 2013;

·	Our Current Report on Form 6-K for the month of June, 2013, as filed with the SEC on June 26, 2013;

·	Our Current Report on Form 6-K for the month of July, 2013, as filed with the SEC on July 2, 2013;

·	Our Current Report on Form 6-K for the month of July, 2013, as filed with the SEC on July 10, 2013;

·	Our Current Report on Form 6-K for the month of July, 2013, as filed with the SEC on July 11, 2013;

·	Our Current Report on Form 6-K for the month of July, 2013, as filed with the SEC on July 15, 2013;

·	Our Current Report on Form 6-K for the month of July, 2013, as filed with the SEC on July 17, 2013;

·	Our Current Report on Form 6-K for the month of July, 2013, as filed with the SEC on July 22, 2013;

·	Our Current Report on Form 6-K for the month of July, 2013, as filed with the SEC on July 23, 2013;

·	Our Current Report on Form 6-K for the month of July, 2013, as filed with the SEC on July 24, 2013;

·	Our Current Report on Form 6-K for the month of July, 2013, as filed with the SEC on July 26, 2013;

·	Our Current Report on Form 6-K for the month of July, 2013, as filed with the SEC on July 29, 2013;

·	Our Current Report on Form 6-K for the month of July, 2013, as filed with the SEC on July 31, 2013;

·	Our Current Report on Form 6-K for the month of August, 2013, as filed with the SEC on August 2, 2013;

·	Our Current Report on Form 6-K for the month of August, 2013, as filed with the SEC on August 5, 2013;

·	Our Current Report on Form 6-K for the month of August, 2013, as filed with the SEC on August 5, 2013;

·	Our Current Report on Form 6-K for the month of August, 2013, as filed with the SEC on August 6, 2013;

·	Our Current Report on Form 6-K for the month of August, 2013, as filed with the SEC on August 8, 2013;

·	Our Current Report on Form 6-K for the month of August, 2013, as filed with the SEC on August 13, 2013;

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·	Our Current Report on Form 6-K for the month of August, 2013, as filed with the SEC on August 14, 2013;

·	Our Current Report on Form 6-K for the month of August, 2013, as filed with the SEC on August 16, 2013;

·	Our Current Report on Form 6-K for the month of August, 2013, as filed with the SEC on August 19, 2013;

·	Our Current Report on Form 6-K for the month of August, 2013, as filed with the SEC on August 20, 2013;

·	Our Current Report on Form 6-K for the month of August, 2013, as filed with the SEC on August 22, 2013;

·	Our Current Report on Form 6-K for the month of August, 2013, as filed with the SEC on August 27, 2013;

·	Our Current Report on Form 6-K for the month of August, 2013, as filed with the SEC on August 29, 2013;

·	Our Current Report on Form 6-K for the month of September, 2013, as filed with the SEC on September 5, 2013;

·	Our Current Report on Form 6-K for the month of September, 2013, as filed with the SEC on September 6, 2013;

·	Our Current Report on Form 6-K for the month of September, 2013, as filed with the SEC on September 9, 2013;

·	Our Current Report on Form 6-K for the month of September, 2013, as filed with the SEC on September 10, 2013;

·	Our Current Report on Form 6-K for the month of September, 2013, as filed with the SEC on September 26, 2013;

·	Our Current Report on Form 6-K for the month of October, 2013, as filed with the SEC on October 1, 2013;

·	Our Current Report on Form 6-K for the month of October, 2013, as filed with the SEC on October 10, 2013;

·	Our Current Report on Form 6-K for the month of October, 2013, as filed with the SEC on October 16, 2013;

·	Our Current Report on Form 6-K for the month of October, 2013, as filed with the SEC on October 18, 2013;

·	Our Current Report on Form 6-K for the month of October, 2013, as filed with the SEC on October 22, 2013;

·	Our Current Report on Form 6-K for the month of October, 2013, as filed with the SEC on October 23, 2013;

·	Our Current Report on Form 6-K for the month of October, 2013, as filed with the SEC on October 30 2013;

·	Our Current Report on Form 6-K for the month of October, 2013, as filed with the SEC on October 30, 2013;

·	Our Current Report on Form 6-K for the month of November, 2013, as filed with the SEC on November 4, 2013;

·	Our Current Report on Form 6-K for the month of November, 2013, as filed with the SEC on November 5, 2013;

·	Our Current Report on Form 6-K for the month of November, 2013, as filed with the SEC on November 7, 2013;

·	Our Current Report on Form 6-K for the month of November, 2013, as filed with the SEC on November 19, 2013; and

·	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 15, 2005.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by accessing our website at www.freeseas.gr under the “Investor Relations” tab, or by writing or telephoning us using the following contact information:

53

Dimitris Papadopoulos, Chief Financial Officer

10, Eleftheriou Venizelou Street (Panepistimiou Ave.)

106 71, Athens, Greece

Telephone: +30-210-4528770

Email: dp@freeseas.gr

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

The Amended and Restated By-Laws of the Registrant provide that any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the Registrant upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the Business Corporations Act (Part I of the Associations Law) of the Republic of the Marshall Islands, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 60 of the Business Corporations Act (Part I of the Associations Law) of the Republic of the Marshall Islands provides as follows:

Indemnification of directors and officers.

(1) Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2) Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3) When director or officer is successful. To the extent that director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5) Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6) Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7) Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

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Item 7. Recent Sales of Unregistered Securities.

During the past three years, FreeSeas has sold the following shares of common stock without registration under the Securities Act, pursuant to exemptions from registration set forth in Sections 3(a)(10) or 4(2) of the Securities Act:

At its April 2012 meeting, our Board of Directors approved the issuance of 166,070 shares of common stock to the Manager in payment of the $926 in unpaid fees due to the Manager for the first quarter of 2012 under the management and services agreements with us. The number of shares to be issued to the Manager was based on the closing prices of our common stock on the first day of each month during the quarter, which are the dates the management and services fees were due and payable. Upon issuance of these restricted shares, Mr. Varouxakis, who is our Chairman, Chief Executive Officer and President and the owner of the Manager, will beneficially own 26% of our outstanding common stock. The Board also approved the issuance of an aggregate of 19,965 shares of FreeSeas’ common stock to the non-executive members of its Board of Directors in payment of $31 per person in unpaid Board fees for the last three quarters of 2011. The aggregate number of shares to be issued to the directors was based on the closing prices of its common stock on the last day of each of the last three quarters of 2011, which are the dates that the Board fees were due and payable. All of the foregoing shares will be restricted shares under applicable U.S. securities laws.

On May 11, 2012, FreeSeas and YA Global entered into a Standby Equity Distribution Agreement, as amended on June 28, 2012, or SEDA. Pursuant to the SEDA, we have the right, for a 24-month period, to sell shares of our common stock to YA Global for a total purchase price of up to $3,218,485. For each share of common stock purchased under the SEDA, YA Global will pay 96% of the lowest daily volume weighted average price during the five consecutive trading days after we deliver an advance notice to YA Global. We have issued 10,000 shares of our common stock to Yorkville as payment of a commitment fee and have agreed to pay $15,000 to Yorkville as a structuring fee. As of March 1, 2013, we had sold an aggregate of 173,973 shares of our common stock to YA Global.

In connection with the SEDA, YA Global also agreed to purchase from the Company one or more note in the aggregate amount of $500,000 in accordance with the terms of a Note Purchase Agreement dated May 11, 2012 (the "Note Purchase Agreement"). On August 21, 2012, the Company raised an aggregate of $250,000 pursuant to the Note Purchase Agreement.

At its October 3, 2012 meeting, Company’s Board of Directors approved the issuance of 219,650 shares of FreeSeas' common stock to the Manager in payment of the $807 in unpaid fees due to the Manager for the third quarter of 2012 under the management and services agreements with FreeSeas. The number of shares to be issued to the Manager was based on the closing prices of FreeSeas' common stock on the first day of each month during the quarter, which are the dates the management and services fees were due and payable. The Board also approved the issuance of an aggregate of 32,679 shares of FreeSeas' common stock to the non-executive members of its Board of Directors in payment of $30 per person in unpaid Board fees for the first, second and third quarter of 2012. The aggregate number of shares to be issued to the directors was based on the closing prices of FreeSeas' common stock on the last day of each of the three quarters of 2012, which are the dates that the Board fees were due and payable. All of these shares were issued in October 2012 and are restricted shares under applicable U.S. securities laws.

On October 11, 2012, FreeSeas and Dutchess entered into an Investment Agreement. Pursuant to the Investment Agreement, we have the right, for a 36-month period, to sell 235,297 shares of our common stock to Dutchess. For each share of common stock purchased under the Investment Agreement, Dutchess will pay 98% of the lowest daily volume weighted average price during the five consecutive trading days commencing on the day we deliver the put notice to Dutchess. As of March 1, 2013, the Company has sold 235,297 shares of its common stock to Dutchess, under its Investment Agreement for aggregate sales proceeds of $197.

On January 15, 2013, we issued 137,500 shares of our common stock (the “Settlement Shares”) to Hanover Holdings I, LLC (“Hanover”) in connection with a stipulation of settlement (the “Settlement Agreement”) of an outstanding litigation claim. The Settlement Agreement provides that the Settlement Shares will be subject to adjustment on the 36th trading day following the date on which the Settlement Shares were initially issued to reflect the intention of the parties that the total number of shares of Common Stock to be issued to Hanover pursuant to the Settlement Agreement be based upon a specified discount to the trading volume weighted average price (the “VWAP”) of the Common Stock for a specified period of time. Specifically, the total number of shares of Common Stock to be issued to Hanover pursuant to the Settlement Agreement shall be equal to the quotient obtained by dividing (i) $305,485.59 by (ii) 70% of the VWAP of the Common Stock over the 35-trading day period following the date of issuance of the Settlement Shares (the “True-Up Period”), rounded up to the nearest whole share (the “VWAP Shares”). The Settlement Agreement further provides that if, at any time and from time to time during the True-Up Period, Hanover reasonably believes that the total number of Settlement Shares previously issued to Hanover shall be less than the total number of VWAP Shares to be issued to Hanover or its designee in connection with the Settlement Agreement, Hanover may, in its sole discretion, deliver one or more written notices to the Company, at any time and from time to time during the True-Up Period, requesting that a specified number of additional shares of Common Stock promptly be issued and delivered to Hanover or its designee (subject to the limitations described below), and the Company will upon such request reserve and issue the number of additional shares of Common Stock requested to be so issued and delivered in the notice (all of which additional shares shall be considered “Settlement Shares” for purposes of the Settlement Agreement).

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On January 18, 2013, we delivered an additional 40,000 shares to Hanover and on January 29, 2013, we delivered an additional 8,285 shares to Hanover. At the end of the True-Up Period, (i) if the number of VWAP Shares exceeds the number of Settlement Shares issued, then the Company will issue to Hanover or its designee additional shares of Common Stock equal to the difference between the number of VWAP Shares and the number of Settlement Shares, and (ii) if the number of VWAP Shares is less than the number of Settlement Shares, then Hanover or its designee will return to the Company for cancellation that number of shares of Common Stock equal to the difference between the number of VWAP Shares and the number of Settlement Shares.

On January 31, 2013, an amendment to the Settlement Agreement reduced the True-Up Period from 35 trading days following the date the Initial Settlement Shares were issued to four trading days following the date the Initial Settlement Shares were issued. As a result, the True-Up Period expired on January 22, 2013. Accordingly, the total number of shares of Common Stock issuable to Hanover pursuant to the Settlement Agreement, as amended, was 185,785, which number is equal to the quotient obtained by dividing (i) $305,485.59 by (ii) 70% of the VWAP of the Common Stock over the four-trading day period following the date of issuance of the Initial Settlement Shares, rounded up to the nearest whole share. All of such 185,785 shares of Common Stock had been issued to Hanover prior to the amendment of the Settlement Agreement. Accordingly, no further shares of Common Stock are issuable to Hanover pursuant to the Settlement Agreement, as amended, and Hanover is not required to return any shares of Common Stock to the Company for cancellation pursuant thereto.

On January 24, 2013, FreeSeas and Granite entered into an Investment Agreement. Pursuant to the Investment Agreement, we have the right, for a 36-month period, to sell up to 395,791 shares of our common stock to Granite. For each share of common stock purchased under the Investment Agreement, Granite will pay 98% of the lowest daily volume weighted average price during the five consecutive trading days commencing on the day we deliver the put notice to Granite. As of April 2, 2013, the Company had sold all 395,791 shares of its common stock to Granite under its Investment Agreement for aggregate sales proceeds of $458.

On February 13, 2013, we issued 185,000 shares of our common stock (the “Second Settlement Shares”) to Hanover in connection with a second stipulation of settlement (the “Second Settlement Agreement”) of an outstanding litigation claim. The Second Settlement Agreement provides that the Second Settlement Shares will be subject to adjustment on the 36th trading day following the date on which the Second Settlement Shares were initially issued to reflect the intention of the parties that the total number of shares of Common Stock to be issued to Hanover pursuant to the Second Settlement Agreement be based upon a specified discount to the VWAP of the Common Stock for a specified period of time. Specifically, the total number of shares of Common Stock to be issued to Hanover pursuant to the Second Settlement Agreement shall be equal to the quotient obtained by dividing (i) $740,651.57 by (ii) 75% of the VWAP of the Common Stock over the 35-trading day period following the date of issuance of the Second Settlement Shares (the “Second True-Up Period”), rounded up to the nearest whole share (the “Second VWAP Shares”). The Second Settlement Agreement further provides that if, at any time and from time to time during the Second True-Up Period, Hanover reasonably believes that the total number of Second Settlement Shares previously issued to Hanover shall be less than the total number of Second VWAP Shares to be issued to Hanover or its designee in connection with the Second Settlement Agreement, Hanover may, in its sole discretion, deliver one or more written notices to the Company, at any time and from time to time during the Second True-Up Period, requesting that a specified number of additional shares of Common Stock promptly be issued and delivered to Hanover or its designee, and the Company will upon such request reserve and issue the number of additional shares of Common Stock requested to be so issued and delivered in the notice (all of which additional shares shall be considered “Second Settlement Shares” for purposes of the Second Settlement Agreement). On February 19, 2013, the Company issued and delivered to Hanover 90,000 additional Second Settlement Shares, on February 25, 2013, the Company issued and delivered to Hanover another 90,000 additional Second Settlement Shares, on February 26, 2013 the Company issued and delivered to Hanover another 90,000 additional Second Settlement Shares, on February 27, 2013, the Company issued and delivered to Hanover another 100,000 additional Second Settlement Shares, on February 28, 2013, the Company issued and delivered to Hanover another 100,000 additional Second Settlement Shares and on March 4, 2013, the Company issued and delivered to Hanover another 100,000 additional Second Settlement Shares. At the end of the Second True-Up Period, the Company issued and delivered 31,755 additional Second Settlement Shares to Hanover on March 6, 2013.

On February 28, 2013, pursuant to the approval of the Company’s Board of Directors at its January 18, 2013 meeting, the Company issued 641,639 shares of its common stock to the Manager in payment of $809 in unpaid fees due to the Manager for November and December 2012 and January 2013 and 41,909 shares of its common stock to its non-executive directors in payment of $48 in unpaid Board fees for the fourth quarter of 2012.

On March 14, 2013, we issued 70,192 shares of common stock to YA Global in settlement of the outstanding interest and principal totaled $63 under the promissory note, pursuant to the Note Purchase Agreement dated May 11, 2012 between the Company and YA Global.

On March 20, 2013, we issued 350,000 shares of our common stock (the “Third Settlement Shares”) to Hanover in connection with a third stipulation of settlement (the Third Settlement Agreement of an outstanding litigation claim. The Third Settlement Agreement provides that the Third Settlement Shares will be subject to adjustment on the 36th trading day following the date on which the Third Settlement Shares were initially issued to reflect the intention of the parties that the total number of shares of Common Stock to be issued to Hanover pursuant to the Third Settlement Agreement be based upon a specified discount to the VWAP of the Common Stock for a specified period of time. Specifically, the total number of shares of Common Stock to be issued to Hanover pursuant to the Third Settlement Agreement shall be equal to the quotient obtained by dividing (i) $1,264,656.12 by (ii) 70% of the VWAP of the Common Stock over the 35-trading day period following the date of issuance of the Third Settlement Shares (the “Third True-Up Period”), rounded up to the nearest whole share (the “Third VWAP Shares”). The Third Settlement Agreement further provides that if, at any time and from time to time during the Third True-Up Period, Hanover reasonably believes that the total number of Third Settlement Shares previously issued to Hanover shall be less than the total number of Third VWAP Shares to be issued to Hanover or its designee in connection with the Third Settlement Agreement, Hanover may, in its sole discretion, deliver one or more written notices to the Company, at any time and from time to time during the Third True-Up Period, requesting that a specified number of additional shares of Common Stock promptly be issued and delivered to Hanover or its designee, and the Company will upon such request reserve and issue the number of additional shares of Common Stock requested to be so issued and delivered in the notice (all of which additional shares shall be considered “Third Settlement Shares” for purposes of the Third Settlement Agreement). On March 21, 2013, the Company issued and delivered to Hanover 390,000 additional Settlement Shares, on March 22, 2013, the Company issued and delivered to Hanover another 420,000 additional Settlement Shares and on March 26, 2013 the Company issued and delivered to Hanover another 300,000 additional Settlement Shares. At the end of the Third True-Up Period, the Company issued and delivered 12,894 additional Settlement Shares to Hanover on March 26, 2013.

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On April 17, 2013, we issued 560,000 shares of our common stock (the “Fourth Settlement Shares”) to Hanover in connection with a fourth stipulation of settlement (the “Fourth Settlement Agreement”) of an outstanding litigation claim. The Fourth Settlement Agreement provides that the Fourth Settlement Shares will be subject to adjustment on the 36th trading day following the date on which the Fourth Settlement Shares were initially issued to reflect the intention of the parties that the total number of shares of Common Stock to be issued to Hanover pursuant to the Fourth Settlement Agreement be based upon a specified discount to the trading VWAP of the Common Stock for a specified period of time. Specifically, the total number of shares of Common Stock to be issued to Hanover pursuant to the Fourth Settlement Agreement shall be equal to the quotient obtained by dividing (i) $1,792,416.92 by (ii) 75% of the VWAP of the Common Stock over the 35-trading day period following the date of issuance of the Fourth Settlement Shares (the “Fourth True-Up Period”), rounded up to the nearest whole share (the “Fourth VWAP Shares”). The Fourth Settlement Agreement further provides that if, at any time and from time to time during the Fourth True-Up Period, Hanover reasonably believes that the total number of Fourth Settlement Shares previously issued to Hanover shall be less than the total number of Fourth VWAP Shares to be issued to Hanover or its designee in connection with the Fourth Settlement Agreement, Hanover may, in its sole discretion, deliver one or more written notices to the Company, at any time and from time to time during the Fourth True-Up Period, requesting that a specified number of additional shares of Common Stock promptly be issued and delivered to Hanover or its designee (subject to the limitations described below), and the Company will upon such request reserve and issue the number of additional shares of Common Stock requested to be so issued and delivered in the notice (all of which additional shares shall be considered “Fourth Settlement Shares” for purposes of the Fourth Settlement Agreement). On April 22, 2013, the Company issued and delivered to Hanover 300,000 additional Settlement Shares, on April 29, 2013, the Company issued and delivered to Hanover another 325,000 additional Settlement Shares, on May 6, 2013, the Company issued and delivered to Hanover another 335,000 additional Settlement Shares, on May 10, 2013, the Company issued and delivered to Hanover another 350,000 additional Settlement Shares, on May 16, 2013, the Company issued and delivered to Hanover another 750,000 additional Settlement Shares and on May 22, 2013, the Company issued and delivered to Hanover another 200,000 additional Settlement Shares. . At the end of the Fourth True-Up Period, the Company issued and delivered 594 additional Settlement Shares to Hanover on May 24, 2013.

On May 28, 2013, we issued 136,925 shares of common stock issued to Navar for settlement of $94 of outstanding debt.

On June 26, 2013, we issued 890,000 shares of our common stock (the “Fifth Settlement Shares”) to Hanover in connection with a fifth stipulation of settlement (the “Fifth Settlement Agreement”) of an outstanding litigation claim. The Fifth Settlement Agreement provides that the Fifth Settlement Shares will be subject to adjustment on the 36th trading day following the date on which the Fifth Settlement Shares were initially issued to reflect the intention of the parties that the total number of shares of Common Stock to be issued to Hanover pursuant to the Fifth Settlement Agreement be based upon a specified discount to the trading VWAP of the Common Stock for a specified period of time. Specifically, the total number of shares of Common Stock to be issued to Hanover pursuant to the Fifth Settlement Agreement shall be equal to the quotient obtained by dividing (i) $5,331,011.90 by (ii) 75% of the VWAP of the Common Stock over the 120 consecutive trading day period following the date of issuance of the Fifth Settlement Shares (the “Fifth True-Up Period”), rounded up to the nearest whole share (the “Fifth VWAP Shares”). The Fifth Settlement Agreement further provides that if, at any time and from time to time during the Fifth True-Up Period, Hanover reasonably believes that the total number of Fifth Settlement Shares previously issued to Hanover shall be less than the total number of Fifth VWAP Shares to be issued to Hanover or its designee in connection with the Fifth Settlement Agreement, Hanover may, in its sole discretion, deliver one or more written notices to the Company, at any time and from time to time during the Fifth True-Up Period, requesting that a specified number of additional shares of Common Stock promptly be issued and delivered to Hanover or its designee (subject to the limitations described below), and the Company will upon such request reserve and issue the number of additional shares of Common Stock requested to be so issued and delivered in the notice (all of which additional shares shall be considered “Fifth Settlement Shares” for purposes of the Fifth Settlement Agreement). Between July 2, 2013 and September 9, 2013, the Company issued and delivered to Hanover an aggregate of 27,508,000 additional Settlement Shares. At the end of the Fifth True-Up Period, the Company issued and delivered 2,134,714 additional Settlement Shares to Hanover on September 10, 2013.

On August 2, 2013, the Company issued 1,164,736 shares of common stock to Asher upon conversion of the $153.5 convertible promissory note dated January 31, 2013.

On August 16, 2013, the Company issued to 500,000 shares of common stock to its legal counsel in exchange for the extinguishment of $105 of outstanding debt related to services provided to the Company.

On September 20, 2013, pursuant to the approval of the Company’s Compensation Committee, the Company issued an aggregate of 5,985,168 shares of its common stock to officers, directors and employees as a bonus for their commitment and hard work during adverse market conditions.

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On September 25, 2013, the Company, in partial consideration for Hanover’s cancellation of certain covenants, issued to Hanover 2,000,000 shares of common stock.

On September 26, 2013, Crede and the Company entered into an Exchange Agreement (the “Exchange Agreement”), in order to settle the complaint filed against the Company by Crede seeking to recover an aggregate of $10,500, representing all amounts due under the Settlement Agreement, as amended. The total number of shares of Common Stock to be issued to Crede pursuant to the Exchange Agreement will equal the quotient of (i) $11,850 divided by (ii) 78% of the volume weighted average price of the Company’s Common Stock, over the 75-consecutive trading day period immediately following the first trading day after the Court approved the Order (or such shorter trading-day period as may be determined by Crede in its sole discretion by delivery of written notice to the Company) (the “Calculation Period”), rounded up to the nearest whole share (the “Crede Settlement Shares”). 5,059,717 of the Crede Settlement Shares were issued and delivered to Crede on October 10, 2013 and an aggregate of 30,758,540 Crede Settlement Shares were issued and delivered to Crede between October 11, 2013 and November 7, 2013. The Exchange Agreement further provides that if, at any time and from time to time during the Calculation Period (as defined below), the total number of Crede Settlement Shares (as defined below) previously issued to Crede is less than the total number of Crede Settlement Shares to be issued to Crede or its designee in connection with the Exchange Agreement, Crede may, in its sole discretion, deliver one or more written notices to the Company requesting that a specified number of additional shares of Common Stock promptly be issued and delivered to Crede or its designee (subject to the limitations described below), and the Company will upon such request issue the number of additional shares of Common Stock requested to be so issued and delivered in the notice (all of which additional shares shall be considered “Crede Settlement Shares” for purposes of the Exchange Agreement. At the end of the Calculation Period, (i) if the total number of Crede Settlement Shares required to be issued exceeds the number of Crede Settlement Shares previously issued to Crede, then the Company will issue to Crede or its designee additional shares of Common Stock equal to the difference between the total number of Crede Settlement Shares required to be issued and the number of Crede Settlement Shares previously issued to Crede, and (ii) if the total number of Crede Settlement Shares required to be issued is less than the number of Crede Settlement Shares previously issued to Crede, then Crede or its designee will return to the Company for cancellation that number of shares of Common Stock equal to the difference between the number of total number of Crede Settlement Shares required to be issued and the number of Crede Settlement Shares previously issued to Crede. Crede may sell the shares of Common Stock issued to it or its designee in connection with the Exchange Agreement at any time without restriction, even during the Calculation Period.

On October 10, 2013, the Company issued 268,089 shares of common stock to Asher upon conversion of the $103.5 convertible promissory note dated April 8, 2013.

On October 14, 2013, the Company issued 4,958,286 shares of its common stock to the Manager in payment of $2,168 in unpaid fees due to the Manager for the months of February – September 2013 under the management and services agreements with the Company. The number of shares issued to the Manager was based on the closing prices of the Company's common stock on the first day of each month, which is the date the management and services fees were due and payable. In addition, the Company also issued an aggregate of 171,637 shares of the Company’s common stock to its non-executive members of its Board of Directors in payment of $120 in unpaid Board fees for the first, second and third quarters of 2013.

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Item 8. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Exhibit Description	Where Filed

3.01	Amended and Restated Articles of Incorporation of FreeSeas Inc. (formerly known as Adventure Holdings S.A.)	Exhibit 3.1 to Registrant’s Registration Statement on Form F-1 (File No. 333-124825) filed on May 11, 2005 and incorporated herein by reference

3.02	Amended and Restated By-Laws of FreeSeas Inc. (formerly known as Adventure Holdings S.A.)	Exhibit 3.2 to Registrant’s Registration Statement on Form F-1 (File No. 333-124825) filed on May 11, 2005 and incorporated herein by reference

3.03	First Amendment to the Amended and Restated Bylaws of FreeSeas Inc.	Exhibit 3.3 to Amendment No. 1 to Registrant’s Registration Statement on Form F-1 (File No. 333-145203) filed on October 15, 2007 and incorporated herein by reference

3.04	First Amendment to the Amended and Restated Articles of Incorporation of FreeSeas Inc.	Exhibit 99.3 to Registrant’s 6-K filed on October 22, 2009 and incorporated herein by reference

3.05	Amendment to the Amended and Restated Articles of Incorporation of FreeSeas Inc.	Exhibit 1.5 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2010 and incorporated herein by reference

3.06	Certificate of Amendment to the Amended and Restated Articles of Incorporation, as filed with the Registrar of Corporations of the Marshall Islands on February 12, 2013	Exhibit 3.01 to Registrant’s Form 6-K, as filed on February 14, 2013 and incorporated herein by reference.

4.01	Specimen Common Stock Certificate	Exhibit 4.1 to Amendment No. 1 to Registrant’s Registration Statement on Form F-1 (File No. 333-124825) filed on July 22, 2005 and incorporated herein by reference

4.02	Shareholder Rights Agreement entered into effective as of January 14, 2009 by and between FreeSeas Inc. and American Stock Transfer & Trust Company, LLC	Exhibit 2.9 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2008 and incorporated herein by reference

5.01	Opinion of Marshall Islands counsel to the Registrant, as to the validity of the securities to be issued	Filed herewith.

10.01	Amended and Restated 2005 Stock Incentive Plan	Annex A to Registrant’s Form 6-K filed on December 1, 2006 and incorporated herein by reference

10.02	Facility Agreement dated December 24, 2007 between FreeSeas Inc. and Credit Suisse	Exhibit 4.39 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2007 and incorporated herein by reference

10.03	First Preferred Mortgage on the M/V Free Hero in favor of Credit Suisse	Exhibit 4.40 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2007 and incorporated herein by reference

10.04	Addendum No. 1 dated July 18, 2011 to First Preferred Mortgage on the M/V Free Hero in favor of Credit Suisse AG	Exhibit 4.4 to Amendment No. 1 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011, as filed on May 16, 2012

10.05	First Preferred Mortgage on the M/V Free Goddess in favor of Credit Suisse	Exhibit 4.41 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2007 and incorporated herein by reference

10.06	Addendum No. 1 dated July 18, 2011 to First Preferred Mortgage on the M/V Free Goddess in favor of Credit Suisse AG	Exhibit 4.6 to Amendment No. 1 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011, as filed on May 16, 2012

10.07	First Preferred Mortgage on the M/V Free Jupiter in favor of Credit Suisse	Exhibit 4.42 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2007 and incorporated herein by reference

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10.08	Addendum No. 1 dated July 18, 2011 to First Preferred Mortgage on the M/V Free Jupiter in favor of Credit Suisse AG	Exhibit 4.8 to Amendment No. 1 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011, as filed on May 16, 2012

10.09	Supplemental Agreement dated June 26, 2008 to the Facility Agreement dated December 24, 2007 between FreeSeas Inc. and Credit Suisse	Exhibit 4.56 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2008 and incorporated herein by reference

10.10	Supplemental Agreement dated March 23, 2009 to the Facility Agreement dated December 24, 2007 between FreeSeas Inc. and Credit Suisse	Exhibit 4.57 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2008 and incorporated herein by reference

10.11	Amended and Restated Services Agreement dated October 1, 2008 between FreeSeas Inc. and Free Bulkers S.A.	Exhibit 4.61 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2008 and incorporated herein by reference

10.12	Supplemental Agreement dated June 8, 2011 between FreeSeas, Inc. and Free Bulkers S.A.	Exhibit 4.12 to Amendment No. 1 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011, as filed on May 16, 2012

10.13	Amendment and Restatement Agreement dated September 1, 2009 among Adventure Two S.A., Adventure Three S.A., Adventure Seven S.A., Adventure Eleven S.A., FreeSeas Inc. and New HBU II N.V.	Exhibit 99.5 to Registrant’s 6-K filed on October 22, 2009 and incorporated herein by reference

10.14	Facility Agreement dated September 1, 2009 among Adventure Two S.A., Adventure Three S.A., Adventure Seven S.A., Adventure Eleven S.A., FreeSeas Inc. and New HBU II N.V.	Exhibit 99.6 to Registrant’s 6-K filed on October 22, 2009 and incorporated herein by reference

10.15	Deed of Release of Whole dated September 15, 2009 by New HBU II N.V. in favour of Adventure Two S.A., Adventure Three S.A., Adventure Seven S.A. and Adventure Eleven S.A.	Exhibit 99.7 to Registrant’s 6-K filed on October 22, 2009 and incorporated herein by reference

10.16	Deed of Assignment dated September 15, 2009 between Adventure Three S.A. and New HBU II N.V.	Exhibit 99.9 to Registrant’s 6-K filed on October 22, 2009 and incorporated herein by reference

10.17	Deed of Assignment dated September 15, 2009 between Adventure Seven S.A. and New HBU II N.V.	Exhibit 99.10 to Registrant’s 6-K filed on October 22, 2009 and incorporated herein by reference

10.18	Deed of Assignment dated September 15, 2009 between Adventure Eleven S.A. and New HBU II N.V.	Exhibit 99.11 to Registrant’s 6-K filed on October 22, 2009 and incorporated herein by reference

10.19	Addendum No. 1 dated September 17, 2009 to the Amended and Restated Services Agreement dated October 1, 2008 by and between FreeSeas Inc. and Free Bulkers S.A.	Exhibit 99.12 to Registrant’s 6-K filed on October 22, 2009 and incorporated herein by reference

10.20	Form of Standard Ship Management Agreement by and between Free Bulkers S.A. and each of Adventure Five S.A. through Adventure Twelve S.A.	Exhibit 99.13 to Registrant’s 6-K filed on October 22, 2009 and incorporated herein by reference

10.21	Form of Addendum No. 2 to BIMCO Management Agreement by and between Free Bulkers S.A. and each of Adventure Two S.A. and Adventure Three S.A. and Form of Addendum No. 1 to BIMCO Management Agreement by and between Free Bulkers S.A. and each of Adventure Five S.A. through Adventure Twelve S.A.	Exhibit 99.14 to Registrant’s 6-K filed on October 22, 2009 and incorporated herein by reference

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10.22	Loan Agreement dated December 15, 2009 among Adventure Nine S.A., Adventure Twelve S.A. and First Business Bank	Exhibit 4.60 to Registrant’s Form 20-F filed on June 16, 2010 and incorporated herein by reference

10.23	First Priority Mortgage on the M/V Free Impala in favor of First Business Bank	Exhibit 4.61 to Registrant’s Form 20-F filed on June 16, 2010 and incorporated herein by reference

10.24	First Preferred Mortgage on the M/V Free Neptune in favor of First Business Bank	Exhibit 4.62 to Registrant’s Form 20-F filed on June 16, 2010 and incorporated herein by reference

10.25	Deed of Covenants dated December 16, 2009 between Adventure Nine S.A. and First Business Bank	Exhibit 4.63 to Registrant’s Form 20-F filed on June 16, 2010 and incorporated herein by reference

10.26	Amendment and Restatement Agreement dated December 1, 2009 among Adventure Two S.A., Adventure Three S.A., Adventure Seven S.A., Adventure Eleven S.A., FreeSeas Inc. and New HBU II N.V	Exhibit 4.64 to Registrant’s Form 20-F filed on June 16, 2010 and incorporated herein by reference

10.27	Restated Facility Agreement dated December 1, 2009 among Adventure Two S.A., Adventure Three S.A., Adventure Seven S.A., Adventure Eleven S.A., FreeSeas Inc. and New HBU II N.V.	Exhibit 4.65 to Registrant’s Form 20-F filed on June 16, 2010 and incorporated herein by reference

10.28	Third Supplemental Agreement dated November 27, 2009 to the Facility Agreement dated December 24, 2007 between FreeSeas Inc. and Credit Suisse	Exhibit 4.66 to Registrant’s Form 20-F filed on June 16, 2010 and incorporated herein by reference

10.29	Fourth Supplemental Agreement dated July 15, 2011 to the Facility Agreement dated December 24, 2007 between FreeSeas Inc. and Credit Suisse	Exhibit 99.3 to Registrant’s 6-K filed December 12, 2011 and incorporated herein by reference

10.30	Fifth Supplemental Agreement dated November 7, 2011 to the Facility Agreement dated December 24, 2007 between FreeSeas Inc. and Credit Suisse	Exhibit 99.4 to Registrant’s 6-K filed December 12, 2011 and incorporated herein by reference

10.31	Credit Suisse Letter dated August 4, 2011 regarding Facility Agreement dated December 24, 2007 between FreeSeas Inc. and Credit Suisse	Exhibit 4.35 to Amendment No. 1 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011, as filed on May 16, 2012 and incorporated herein by reference

10.32	Credit Suisse Letter dated September 6, 2011 regarding Facility Agreement dated December 24, 2007 between FreeSeas Inc. and Credit Suisse	Exhibit 4.36 to Amendment No. 1 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011, as filed on May 16, 2012 and incorporated herein by reference

10.33	First Preferred Liberian Ship Mortgage on the M/V Free Goddess in favor of Credit Suisse AG	Exhibit 4.67 to Registrant’s Form 20-F filed on June 16, 2010 and incorporated herein by reference

10.34	First Preferred Liberian Ship Mortgage on the M/V Free Hero in favor of Credit Suisse AG	Exhibit 4.68 to Registrant’s Form 20-F filed on June 16, 2010 and incorporated herein by reference

10.35	First Preferred Liberian Ship Mortgage on the M/V Free Jupiter in favor of Credit Suisse AG	Exhibit 4.69 to Registrant’s Form 20-F filed on June 16, 2010 and incorporated herein by reference

10.36	Addendum No. 2 dated July 18, 2011 to First Preferred Mortgage on the M/V Free Lady in favor of Credit Suisse AG	Exhibit 4.32 to Amendment No. 1 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011, as filed on May 16, 2012 and incorporated herein by reference

10.37	First Supplemental Agreement dated January 27, 2012 among FBB – First Business Bank S.A., Adventure Nine S.A., Adventure Twelve S.A., FreeSeas Inc. and Free Bulkers S.A.	Exhibit 4.30 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011, as filed on May 7, 2012 and incorporated herein by reference

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10.38	Letter Agreement dated February 2, 2012 with Credit Suisse	Exhibit 4.31 to Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011, as filed on May 7, 2012 and incorporated herein by reference

10.39	Standby Equity Distribution Agreement dated May 11, 2012 between FreeSeas Inc. and YA Global Master SPV Ltd.	Exhibit 99.2 to Registrant’s Form 6-K, as filed on May 15, 2012 and incorporated herein by reference

10.40	Note Purchase Agreement dated May 11, 2012 between FreeSeas Inc. and YA Global Master SPV Ltd.	Exhibit 99.3 to Registrant’s Form 6-K, as filed on May 15, 2012 and incorporated herein by reference

10.41	Amendment dated June 28, 2012 to Standby Equity Distribution Agreement	Exhibit 99.1 to Registrant’s Form 6-K, as filed on June 29, 2012 and incorporated herein by reference

10.42	Sixth Supplemental Agreement dated May 31, 2012 among FreeSeas Inc., Adventure Five S.A., Adventure Six S.A., Adventure Eight S.A., Adventure Ten S.A., Free Bulkers S.A., and Credit Suisse AG	Exhibit 99.1 to Registrant’s Form 6-K, as filed on June 12, 2012 and incorporated herein by reference

10.43	Facility Agreement (as amended and restated) between FreeSeas Inc. and Credit Suisse AG	Exhibit 99.2 to Registrant’s Form 6-K, as filed on June 12, 2012 and incorporated herein by reference

10.44	Addendum No. 3 to First Preferred Mortgage dated May 31, 2012 between Adventure Five S.A. and Credit Suisse AG	Exhibit 99.3 to Registrant’s Form 6-K, as filed on June 12, 2012 and incorporated herein by reference

10.45	Addendum No. 3 to First Preferred Mortgage dated May 31, 2012 between Adventure Six S.A. and Credit Suisse AG	Exhibit 99.4 to Registrant’s Form 6-K, as filed on June 12, 2012 and incorporated herein by reference

10.46	Addendum No. 3 to First Preferred Mortgage dated May 31, 2012 between Adventure Eight S.A. and Credit Suisse AG	Exhibit 99.5 to Registrant’s Form 6-K, as filed on June 12, 2012 and incorporated herein by reference

10.47	Deed of Release dated May 31, 2012 by Credit Suisse AG in favor of Adventure Ten S.A.	Exhibit 99.6 to Registrant’s Form 6-K, as filed on June 12, 2012 and incorporated herein by reference

10.48	Amendment and Restatement Agreement dated September 7, 2012 by and among FreeSeas Inc., certain of the Company’s subsidiaries and Deutsche Bank Nederland N.V.	Exhibit 99.6 to Registrant’s Form 6-K, as filed on September 19, 2012 and incorporated herein by reference

10.49	Investment Agreement dated October 11, 2012 by and between the Company and Dutchess Opportunity Fund, II, LP	Exhibit 99.1 to Registrant's Form 6-K, as filed on October 12, 2012 and incorporated herein by reference.

10.50	Registration Rights Agreement dated October 11, 2012 by and between the Company and Dutchess Opportunity Fund, II, LP	Exhibit 99.2 to Registrant's Form 6-K, as filed on October 12, 2012 and incorporated herein by reference.

10.51	Stipulation of Settlement between the Company and Hanover Holdings I, LLC	Exhibit 99.1 to Registrant's Form 6-K, as filed on January 15, 2013 and incorporated herein by reference.

10.52	Order Approving Fairness, Terms and Conditions of Exchange and Issuance Pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, dated January 14, 2013	Exhibit 99.2 to Registrant's Form 6-K, as filed on January 15, 2013 and incorporated herein by reference.

10.53	Investment Agreement dated January 24, 2013 by and between the Company and Granite State Capital, LLC	Exhibit 99.1 to Registrant's Form 6-K, as filed on January 24, 2013 and incorporated herein by reference.

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10.54	Registration Rights Agreement dated January 24, 2013 by and between the Company and Granite State Capital, LLC	Exhibit 99.2 to Registrant's Form 6-K, as filed on January 24, 2013 and incorporated herein by reference.

10.55	Amendment to Stipulation of Settlement between the Company and Hanover Holdings I, LLC	Exhibit 99.1 to Registrant's Form 6-K, as filed on February 1, 2013 and incorporated herein by reference.

10.56	Order Approving Fairness, Terms and Conditions of Exchange and Issuance Pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, dated January 31, 2013	Exhibit 99.2 to Registrant's Form 6-K, as filed on February 1, 2013 and incorporated herein by reference.

10.57	Stipulation of Settlement between the Company and Hanover Holdings I, LLC	Exhibit 99.1 to Registrant's Form 6-K, as filed on February 13, 2013 and incorporated herein by reference.

10.58	Order Approving Fairness, Terms and Conditions of Exchange and Issuance Pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, dated February 13, 2013	Exhibit 99.2 to Registrant's Form 6-K, as filed on February 13, 2013 and incorporated herein by reference.

10.59	Stipulation of Settlement between the Company and Hanover Holdings I, LLC	Exhibit 99.1 to Registrant's Form 6-K, as filed on March 20, 2013 and incorporated herein by reference.

10.60	Order Approving Fairness, Terms and Conditions of Exchange and Issuance Pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, dated March 19, 2013	Exhibit 99.2 to Registrant's Form 6-K, as filed on March 20, 2013 and incorporated herein by reference.

10.61	Revised Order Approving Fairness, Terms and Conditions of Exchange and Issuance Pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, dated March 20, 2013	Exhibit 99.3 to Registrant's Form 6-K, as filed on March 20, 2013 and incorporated herein by reference.

10.62	Stipulation of Settlement between the Company and Hanover Holdings I, LLC	Exhibit 99.1 to Registrant's Form 6-K, as filed on April 17, 2013 and incorporated herein by reference.

10.63	Order Approving Fairness, Terms and Conditions of Exchange and Issuance Pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, dated April 17, 2013	Exhibit 99.2 to Registrant's Form 6-K, as filed on April 17, 2013 and incorporated herein by reference.

10.64	Investment Agreement dated May 29, 2013 by and between the Company and Dutchess Opportunity Fund, II, LP	Exhibit 99.1 to Registrant's Form 6-K, as filed on May 30, 2013 and incorporated herein by reference.

10.65	Registration Rights Agreement dated May 29, 2013 by and between the Company and Dutchess Opportunity Fund, II, LP	Exhibit 99.2 to Registrant's Form 6-K, as filed on May 30, 2013 and incorporated herein by reference.

10.66	Stipulation of Settlement between the Company and Hanover Holdings I, LLC	Exhibit 99.1 to Registrant's Form 6-K, as filed on June 26, 2013 and incorporated herein by reference.

10.67	Order Approving Fairness, Terms and Conditions of Exchange and Issuance Pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, dated June 25, 2013	Exhibit 99.2 to Registrant's Form 6-K, as filed on June 26, 2013 and incorporated herein by reference.

10.68	Form of Debt Purchase and Settlement Agreement, dated as of July 5, 2013 by and among FreeSeas Inc., Adventure Two S.A., Adventure Three S.A., Adventure Seven S.A., Adventure Eleven S.A., Deutsche Bank Nederland N.V. and Hanover Holdings I., LLC	Exhibit 99.1 to Registrant's Form 6-K, as filed on July 10, 2013 and incorporated herein by reference.

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10.69	Assignment and Amendment Agreement, dated as of September 25, 2013, by and among FreeSeas Inc., Adventure Two S.A., Adventure Three S.A., Adventure Seven S.A., Adventure Eleven S.A., Deutsche Bank Nederland N.V., Crede CG III, Ltd. and Hanover Holdings I, LLC	Exhibit 99.1 to Registrant's Form 6-K, as filed on September 26, 2013 and incorporated herein by reference.

10.70	Exchange Agreement, dated September 26, 2013, by and between the Company and Crede	Exhibit 99.1 to Registrant's Form 6-K, as filed on October 1, 2013 and incorporated herein by reference.

10.71	Order Approving Fairness, Terms and Conditions of Exchange and Issuance Pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, dated October 9, 2013	Exhibit 99.2 to Registrant's Form 6-K, as filed on October 10, 2013 and incorporated herein by reference.

10.72	Securities Purchase Agreement, dated November 3, 2013, by and between the Company and Crede	Exhibit 99.1 to Registrant's Form 6-K, as filed on November 4, 2013 and incorporated herein by reference.

10.73	Form of Certificate of Designation, Rights and Preferences of the Series B Convertible Preferred Stock	Exhibit 99.2 to Registrant's Form 6-K, as filed on November 4, 2013 and incorporated herein by reference.

10.74	Form of Certificate of Designation, Rights and Preferences of the Series C Convertible Preferred Stock	Exhibit 99.3 to Registrant's Form 6-K, as filed on November 4, 2013 and incorporated herein by reference.

10.75	Form of Series A Warrant	Exhibit 99.4 to Registrant's Form 6-K, as filed on November 4, 2013 and incorporated herein by reference.

10.76	Form of Series B Warrant	Exhibit 99.5 to Registrant's Form 6-K, as filed on November 4, 2013 and incorporated herein by reference.

10.77	Form of Registration Rights Agreement, by and between the Company and Crede	Exhibit 99.6 to Registrant's Form 6-K, as filed on November 4, 2013 and incorporated herein by reference.

21.01	Subsidiaries of the Registrant	Exhibit 21.1 to Registrant’s Registration Statement on Form F-1 (File No. 333-182471) filed on June 29, 2012 and incorporated herein by reference

23.01	Consent of RBSM LLP	Filed herewith

23.02	Consent of Marshall Islands Counsel	Included in Exhibit 5.01 filed herewith

24.1	Power of Attorney	Included on signature page of this Registration Statement

Item 9. Undertakings.

(a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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(b) The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Piraeus, Country of Greece on November 20, 2013.

FREESEAS INC.

By:	/s/ Ion G. Varouxakis
Ion G. Varouxakis,
Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ion G. Varouxakis and Dimitris Papadopoulos, as attorneys-in-fact with full power of substitution, provided they act jointly, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the U.S. Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the U.S. Securities Act of 1933 of common shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement, and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Ion G. Varouxakis	Chairman of the Board of Directors, Chief Executive Officer and President (Principal executive officer)	November 20, 2013
Ion G. Varouxakis

/s/ Dimitris Papadopoulos	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	November 20, 2013
Dimitris Papadopoulos

/s/ Focko H. Nauta	Director	November 20, 2013
Focko H. Nauta

/s/ Dimitrios Panagiotopoulos	Director	November 20, 2013
Dimitrios Panagiotopoulos

/s/ Keith Bloomfield	Director	November 20, 2013
Keith Bloomfield

/s/ Xenophon Galinas	Director	November 20, 2013
Xenophon Galinas

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Sichenzia Ross Friedman Ference LLP, the duly authorized representative in the United States of FreeSeas Inc., has signed this registration statement in New York, New York on November 20, 2013.

SICHENZIA ROSS FRIEDMAN FERENCE LLP

By:	/s/ Marc J. Ross
Name: Marc J. Ross, Esq.
Title: Partner

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